   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 10, 1998


                                       REGISTRATION STATEMENT NO. 333-56029
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C 20549
                            ------------------------


                               AMENDMENT NO. 3 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                    MITSUI VENDOR LEASING ASSET TRUST 1998-1
                             (Issuer of Securities)

                     MITSUI VENDOR LEASING FUNDING CORP. II
                   (DEPOSITOR OF THE ABOVE-REFERENCED TRUST)
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                    6799                                  APPLIED FOR
    (State or Other Jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     Incorporation or Organization)             Classification Code Number)                  Identification Number)

                            ------------------------

                     MITSUI VENDOR LEASING FUNDING CORP. II
                        6363 GREENWICH DRIVE, SUITE 100
                          SAN DIEGO, CALIFORNIA 92122
                                 (619) 558-5004
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                         ------------------------------

                             JOHN L. PLUNKETT, ESQ.
                     MITSUI VENDOR LEASING FUNDING CORP. II
                        6363 GREENWICH DRIVE, SUITE 100
                          SAN DIEGO, CALIFORNIA 92122
                                 (619) 558-5004
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                         ------------------------------

                                   COPIES TO:

         SIEGFRIED P. KNOPF, ESQ.                   JAMES J. CROKE, JR., ESQ.
             BROWN & WOOD LLP                     CADWALADER, WICKERSHAM & TAFT
          ONE WORLD TRADE CENTER                         100 MAIDEN LANE
         NEW YORK, NEW YORK 10048                    NEW YORK, NEW YORK 10038

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                    PROPOSED MAXIMUM       PROPOSED MAXIMUM
                 TITLE OF EACH CLASS OF                          AMOUNT TO              OFFERING               AGGREGATE
               SECURITIES TO BE REGISTERED                     BE REGISTERED        PRICE PER UNIT(1)      OFFERING PRICE(1)
Receivable-Backed Notes..................................      $160,000,000               100%               $160,000,000

                                                                 AMOUNT OF
                 TITLE OF EACH CLASS OF                        REGISTRATION
               SECURITIES TO BE REGISTERED                      FEE(2) (3)
Receivable-Backed Notes..................................         $44,497


(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.
(2) A total Registration Fee of $303.03 has been previously paid by the Registrant.
(3) Pursuant to Rule 457(o) under the Securities Act of 1993, the registration fee has been calculated on the basis of the proposed maximum offering price for the Notes.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

           Preliminary Prospectus dated November 10, 1998; Subject to Completion

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED WITHOUT THE DELIVERY OF A FINAL PROSPECTUS. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                    MITSUI VENDOR LEASING ASSET TRUST 1998-1
                                     ISSUER


       $50,487,428 (APPROXIMATE) % CLASS A-1 RECEIVABLE-BACKED NOTES $23,301,890 (APPROXIMATE) % CLASS A-2 RECEIVABLE-BACKED NOTES $36,247,384 (APPROXIMATE) % CLASS A-3 RECEIVABLE-BACKED NOTES $45,913,353 (APPROXIMATE) % CLASS A-4 RECEIVABLE-BACKED NOTES


                     MITSUI VENDOR LEASING FUNDING CORP. II
                                TRUST DEPOSITOR
                      MITSUI VENDOR LEASING (U.S.A.) INC.
                              SELLER AND SERVICER
                             ---------------------


    Mitsui Vendor Leasing Asset Trust 1998-1 (the "TRUST" or the "ISSUER") is a limited purpose business trust formed under the laws of the State of Delaware pursuant to a Trust Agreement, dated as of October 1, 1998, between Mitsui Vendor Leasing Funding Corp. II ("MVLFC II"), as trust depositor (in such capacity, the "TRUST DEPOSITOR") and Wilmington Trust Company, as owner trustee (the "OWNER TRUSTEE"). MVLFC II is a wholly owned subsidiary of Mitsui Vendor Leasing (U.S.A.) Inc. ("MITSUI VENDOR LEASING"). The Trust will issue the four Classes of Notes listed above (collectively, the "OFFERED NOTES") pursuant to an indenture, dated as of October 1, 1998 (the "INDENTURE"), between the Trust and Bankers Trust Company, as indenture trustee (in such capacity, the "INDENTURE TRUSTEE"). Pursuant to the Indenture, the Trust will also issue two other
classes of Notes, the   % Class B Receivable-Backed Notes, and the   % Class C
Receivable-Backed Notes, which are not offered hereby and which will be subordinated to the Offered Notes to the extent described herein. The Notes will represent asset-backed debt obligations of the Trust and will be secured pursuant to the Indenture, as more fully described herein, by (i) a pool of manufacturing, business and healthcare equipment leases and conditional sale agreements, (the "CONTRACTS"), (ii) all of the Seller's interest in the related equipment, and (iii) rights in the Sale and Servicing Agreement and Transfer and Sale Agreement. See "Description of the Notes" herein.


                                                  (COVER CONTINUED ON NEXT PAGE)
                         ------------------------------


    THERE ARE MATERIAL RISKS ASSOCIATED WITH AN INVESTMENT IN THE OFFERED NOTES. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGE 20 OF THIS PROSPECTUS.



    THE OFFERED NOTES REPRESENT OBLIGATIONS OF THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF MITSUI VENDOR LEASING (U.S.A.) INC., MITSUI VENDOR LEASING FUNDING CORP. II OR ANY OF THEIR AFFILIATES, OTHER THAN THE TRUST.

                            ------------------------
   THESE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
            PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.


                                                                                           UNDERWRITING
                                                                                          DISCOUNTS AND     PROCEEDS TO ISSUER
                                                                     PRICE TO PUBLIC      COMMISSIONS(1)           (2)
Per Class A-1 Note................................................          %                   %                   %
Per Class A-2 Note................................................          %                   %                   %
Per Class A-3 Note................................................          %                   %                   %
Per Class A-4 Note................................................          %                   %                   %
Total.............................................................          $                   $                   $



(1) MVLFC II and Mitsui Vendor Leasing have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933. See "Plan of Distribution."


(2) Before deducting expenses of this offering estimated to be $685,997.



    The Offered Notes are offered by First Union Capital Markets, a division of Wheat First Securities, Inc. (the "UNDERWRITER"), subject to prior sale, when, as and if issued to and accepted by it and subject to its right to reject any order in whole or in part or to withdraw, cancel or modify any order without notice. It is expected that delivery of the Offered Notes will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company, or through Cedel Bank, S.A. or the Euroclear System,
on or about            , 1998.


                            ------------------------
                          FIRST UNION CAPITAL MARKETS
                               ------------------

               The date of this Prospectus is            , 1998.

(COVER PAGE CONTINUED)


    The Contracts and related interests will be conveyed by Mitsui Vendor Leasing (in such capacity, the "SELLER") to the Trust Depositor pursuant to a transfer and sale agreement, dated as of October 1, 1998 (the "TRANSFER AND SALE AGREEMENT"), by and between the Seller and the Trust Depositor. The Trust Depositor will concurrently convey such assets to the Trust pursuant to a sale and servicing agreement, dated as of October 1, 1998 (the "SALE AND SERVICING AGREEMENT"), among the Trust, the Trust Depositor, Mitsui Vendor Leasing, as servicer (in its capacity as servicer, the "SERVICER") and Bankers Trust Company, as back-up servicer (in such capacity, the "BACK-UP SERVICER") and as Indenture Trustee.



    Interest on the Notes will be payable monthly in arrears on the twenty-fifth (25th day) day of the month (or, if such day is not a Business Day, the next succeeding Business Day) beginning on November 25, 1998 (each, a "PAYMENT DATE") with respect to the period from and including the immediately preceding Payment Date (or, with respect to the initial Payment Date, the date of issuance of the Notes) to and excluding such Payment Date. Principal payments with respect to the Notes will be payable on each Payment Date to the extent described herein. The stated maturity date with respect to the Class A-1 Notes is the November 1999 Payment Date, with respect to the Class A-2 Notes is the November 2000 Payment Date, with respect to the Class A-3 Notes is the November 2001 Payment Date and, with respect to the Class A-4 Notes and each other Class of Notes is the February 2006 Payment Date. The actual payment in full, however, of the Notes could and is expected to occur earlier than such stated maturity dates. See "Summary of Terms--Terms of the Notes--B. Principal" herein. In addition, the Trust Depositor will have the option to repurchase all remaining Contracts and related assets, and thus effect early redemption of the Notes, on any Payment Date on or after which the aggregate of Discounted Contract Balances (determined as described herein) of all Contracts included in the Contract Pool has declined to 15% or less of such aggregate amount as of the initial Cutoff Date. See "Summary of Terms--Terms of the Notes-- C. Optional Redemption" herein.



    Only the Offered Notes are being offered pursuant to this Prospectus. Sales of the Offered Notes may not be consummated unless the purchaser has received this Prospectus.



    The Trust Depositor does not intend to apply for listing of the Offered Notes on any securities exchange or for the inclusion of the Offered Notes on any automated quotation system.



    There currently is no secondary market for the Offered Notes and there is no assurance that one will develop, or if one does develop, that it will continue or provide sufficient liquidity.



    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED NOTES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


                             REPORTS TO NOTEHOLDERS


    During such time as the Offered Notes remain in book-entry form, periodic and annual unaudited reports, containing information concerning the Trust, the Contracts and the Notes, will be prepared by the Servicer and sent on behalf of the Issuer to Cede & Co. ("CEDE"), as nominee of The Depository Trust Company ("DTC"), and the Euroclear System ("EUROCLEAR") or Cedel Bank, S.A. ("CEDEL") as registered holders of the Offered Notes. Such reports will be made available by DTC, Euroclear or CEDEL and its participants to holders of interests in the Offered Notes in accordance with the rules, regulations and procedures creating and affecting DTC, Euroclear and CEDEL, respectively. See "Description of the Notes--Book-Entry Registration" and "--Reports" herein. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles or that have been examined and reported upon by, with an opinion expressed by, an independent or certified public accountant.

                             AVAILABLE INFORMATION


    The Trust Depositor, as originator of the Trust, has filed with the Securities and Exchange Commission (the "COMMISSION") a Registration Statement (together with all amendments and exhibits thereto, the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to the Offered Notes offered pursuant to this Prospectus and described herein. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the public reference facilities may be obtained by calling the Commission at 1-800-SEC-0330. The Commission also maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, regarding the Trust Depositor and the Trust may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the rules and regulations of the Commission thereunder. Copies of such reports can be obtained as described above. However, in accordance with the Exchange Act and the rules and regulations of the Commission thereunder, the Servicer expects that the Trust's obligation to file such reports will be terminated following the end of 1998.


    Upon receipt of a request by an investor, or his or her representative, within the period during which there is an obligation to deliver a Prospectus, the Underwriter will promptly deliver, or cause to be delivered, without charge and in addition to any such delivery requirements, a paper copy of this Prospectus and a Prospectus encoded in an electronic format.

                                SUMMARY OF TERMS


    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated under the heading "Index of Terms" commencing on page 85.



    There are material risks associated with an investment in the Offered Notes. See "Risk Factors" on page 20 for a discussion of certain factors that investors should consider before making an investment in the Offered Notes.



Issuer..........................  Mitsui Vendor Leasing Asset Trust 1998-1, (the "ISSUER" or
                                  the "TRUST"), a Delaware business trust. The Trust was
                                  formed on November 4, 1998 by the Trust Depositor and the
                                  Owner Trustee pursuant to the Trust Agreement, dated as of
                                  October 1, 1998, which will be amended and restated on or
                                  about the Closing Date (the "TRUST AGREEMENT"), among the
                                  Trust Depositor, the Servicer and the Owner Trustee. The
                                  principal executive offices of the Trust are in
                                  Wilmington, Delaware, in care of the Owner Trustee, at the address of the Owner Trustee specified below.

Trust Depositor.................  Mitsui Vendor Leasing Funding Corp. II, a Delaware
                                  corporation (the "TRUST DEPOSITOR"), and a wholly-owned,
                                  limited purpose subsidiary of Mitsui Vendor Leasing
                                  (U.S.A.) Inc. The Trust Depositor's principal executive
                                  offices are located at 6363 Greenwich Drive, Suite 100,
                                  San Diego, California 92122 and its telephone number is
                                  (619) 558-5004. See "The Trust" herein.

Seller/Servicer.................  Mitsui Vendor Leasing (U.S.A.) Inc., a Delaware
                                  corporation ("MITSUI VENDOR LEASING," or, in its separate
                                  capacities as a Seller under the Transfer and Sale
                                  Agreement, or as Servicer under the Sale and Servicing
                                  Agreement described herein, the "SELLER" and the
                                  "SERVICER," respectively). Mitsui Vendor Leasing's offices are located at 6363 Greenwich Drive, Suite 100, San Diego,
                                  California 92122 and its telephone number is (619)
                                  558-5004. See "Mitsui Vendor Leasing (U.S.A.) Inc."
                                  herein.

Indenture Trustee...............  Bankers Trust Company, a New York banking corporation, as indenture trustee under the Indenture described herein (in such capacity, the "INDENTURE TRUSTEE"). The Indenture
                                  Trustee's corporate trust office is located at Four Albany
                                  Street, New York, New York 10006. See "The Indenture--The
                                  Indenture Trustee" herein.

Owner Trustee...................  Wilmington Trust Company, a Delaware banking corporation, as owner trustee under the Trust Agreement (the "OWNER
                                  TRUSTEE"). The Owner Trustee's offices are located at
                                  Rodney Square North, 1100 North Market Street, Wilmington,
                                  Delaware 19890, Attention: Corporate Trust Administration.

Back-up Servicer................  Bankers Trust Company, a New York banking corporation as back-up servicer under the Sale and Servicing Agreement
                                  described herein (in such capacity, the "BACK-UP
                                  SERVICER"). Pursuant to the Sale and Servicing Agreement,
                                  the Back-up Servicer will become the successor Servicer
                                  upon any resignation or termination of the

                                  Servicer. See "The Transfer and Sale Agreement and Sale
                                  and Servicing Agreement Generally--Back-up Servicer"
                                  herein.

Cutoff Date.....................  With respect to the Contracts transferred to the Trust on the Closing Date, the opening of business on October 1,
                                  1998, and with respect to any Additional Contract or
                                  Substitute Contract transferred to the Trust thereafter,
                                  the opening of business on the first day of the calendar
                                  month in which such transfer occurs (each of such dates,
                                  the "CUTOFF DATE," an "ADDITIONAL CONTRACT CUTOFF DATE" or
                                  a "SUBSTITUTE CONTRACT CUTOFF DATE," respectively). The
                                  term "CUTOFF DATE," when used herein in the context of
                                  general references to the Contracts, should be deemed to
                                  include a reference to the Additional Contract Cutoff Date and Substitute Contract Cutoff Date of any Additional
                                  Contract or Substitute Contract included in the Contracts, unless otherwise specified or unless the context otherwise clearly requires.

Closing Date....................  On or about            , 1998 (the "CLOSING DATE").

Collection Periods, Calculation
  Dates, Payment Dates and
  Record Dates..................  The period from and including the first day of each calendar month to and including the last day of the
                                  calendar month (such last day, the "CALCULATION DATE" and
                                  each such period, a "COLLECTION PERIOD").

                                  A "PAYMENT DATE" is the twenty-fifth (25th) day (or if any such date is not a "BUSINESS DAY," I.E., a day other than
                                  a Saturday, a Sunday or a day on which banking
                                  institutions in San Diego, California or New York, New
                                  York are authorized or obligated by any law or regulation
                                  to be closed or a day that Mitsui Vendor Leasing is not
                                  open for business, then on the next succeeding Business
                                  Day) of each calendar month commencing November 25, 1998.
                                  The "COLLECTION PERIOD" relating to any particular Payment
                                  Date shall be the calendar month preceding the month in
                                  which such Payment Date occurs.

                                  With respect to any Payment Date and the Notes, the
                                  "RECORD DATE" is the day immediately preceding each
                                  Payment Date (or, with respect to any Definitive Note, the last day of the calendar month preceding the month in
                                  which such Payment Date occurs).

The Offered Notes...............  $50,487,428 (approximate) aggregate principal amount (the
                                  "CLASS A-1 INITIAL NOTE PRINCIPAL BALANCE") of    % Class
                                  A-1 Receivable-Backed Notes (the "CLASS A-1 NOTES"),
                                  $23,301,890 (approximate) aggregate principal amount (the
                                  "CLASS A-2 INITIAL NOTE PRINCIPAL BALANCE") of    % Class
                                  A-2 Receivable-Backed Notes (the "CLASS A-2 NOTES"),
                                  $36,247,384 (approximate) aggregate principal amount (the
                                  "CLASS A-3 INITIAL NOTE PRINCIPAL BALANCE") of   % Class
                                  A-3 Receivable-Backed Notes (the "CLASS A-3 NOTES"), and
                                  $45,913,353 (approximate) aggregate principal amount (the
                                  "CLASS A-4 INITIAL NOTE PRINCIPAL BALANCE") of    % Class
                                  A-4 Receivable-Backed Notes (the "CLASS A-4 NOTES," and
                                  together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "CLASS

                                  A NOTES" or the "OFFERED NOTES"). The Class A-1 Initial
                                  Note Principal Balance, Class A-2 Initial Note Principal
                                  Balance, Class A-3 Initial Note Principal Balance and the
                                  Class A-4 Initial Note Principal Balance are collectively
                                  referred to as the "CLASS A INITIAL NOTE PRINCIPAL
                                  BALANCE."

                                  The Class A Initial Note Principal Balance will be equal
                                  to 90.35% of the sum of the Discounted Contract Balances
                                  of all Contracts included in the Contract Pool (such sum,
                                  the "ADCB") as of the initial Cutoff Date (with the Class
                                  A-1 Initial Note Principal Balance, the Class A-2 Initial
                                  Note Principal Balance, the Class A-3 Initial Note
                                  Principal Balance and the Class A-4 Initial Note Principal
                                  Balance equal to 29.25%, 13.50%, 21.00% and 26.60%,
                                  respectively, of the initial ADCB of the Contract Pool).

Notes Other than the Offered
  Notes.........................  $6,472,747 (approximate) aggregate principal amount (the
                                  "CLASS B INITIAL NOTE PRINCIPAL BALANCE") of    % Class B
                                  Receivable-Backed Notes (the "CLASS B NOTES"), and
                                  $5,609,714 (approximate) aggregate principal amount (the
                                  "CLASS C INITIAL NOTE PRINCIPAL BALANCE") of    % Class C
                                  Receivable-Backed Notes (the "CLASS C NOTES" and together
                                  with the Class A Notes and the Class B Notes, the
                                  "NOTES").

                                  The Class B Initial Note Principal Balance will be equal
                                  to 3.75% of the initial ADCB of the Contract Pool, and the
                                  Class C Initial Note Principal Balance will be equal to
                                  3.25% of the initial ADCB of the Contract Pool.

                                  The Class B and Class C Notes are not offered hereby. Any
                                  information herein regarding the Class B and Class C Notes is presented solely to provide a better understanding of
                                  the Offered Notes.

The Notes Generally.............  The Notes will be issued by the Trust pursuant to an indenture dated as of October 1, 1998 (the "INDENTURE"),
                                  between the Issuer and the Indenture Trustee. The Notes
                                  will be secured by the Contracts and the other Trust
                                  Assets pledged by the Issuer to the Indenture Trustee
                                  under the Indenture. The Notes will be available for
                                  purchase in book-entry form only in minimum denominations
                                  of $1,000 and integral multiples thereof (except for one
                                  Note of each Class which, for rounding purposes, may be
                                  less than an integral multiple thereof). The holders of
                                  beneficial interests in the Notes held in book-entry form
                                  ("NOTE OWNERS") will not be entitled to receive Definitive
                                  Notes except in the limited circumstances described
                                  herein. See "Description of the Notes--General" and
                                  "--Definitive Notes" and "--Book-Entry Registration"
                                  herein.

                                  The Class B Notes and the Class C Notes will be
                                  subordinated to the Class A Notes to the extent described
                                  herein. See "Description of the Notes--Allocations"
                                  herein.

Trust Assets....................  The assets pledged to the Indenture Trustee to secure the
                                  Notes will consist the following (the "TRUST ASSETS"): (i)
                                  all right, title and

                                  interest of the Seller conveyed pursuant to the Transfer
                                  and Sale Agreement in and to (A) the Contracts (including
                                  all Additional Contracts and Substitute Contracts, if
                                  any), (B) all monies due or to become due in payment of
                                  such Contracts after the related Cutoff Date, including
                                  any prepayments, and any Recoveries received with respect
                                  thereto, but excluding any Scheduled Payments due prior to the related Cutoff Date and any Excluded Amounts, (C) the
                                  related Equipment (which may be limited to a security
                                  interest therein) including all proceeds from any sale or
                                  other disposition of such Equipment, (D) the related
                                  Contract files (including the executed copy of the
                                  Contract, any title document with respect to the
                                  Equipment, and any related documents delivered to the
                                  Seller or held by the Servicer with respect to the
                                  Contracts) (the "CONTRACT FILES"), (E) any proceeds with
                                  respect to each such Contract under any related Vendor
                                  Assignment, Vendor Program Agreement and any other
                                  guarantee or similar credit enhancement with respect
                                  thereto and (F) any Insurance Proceeds with respect to
                                  each Contract, (ii) such amounts as from time to time may
                                  be held in the Collection Account and the Reserve Fund,
                                  together with all net investment earnings on funds
                                  therein, (iii) the rights of the Trust Depositor under the
                                  Transfer and Sale Agreement, (iv) the rights of the Trust
                                  under the Sale and Servicing Agreement and (v) proceeds of any of the foregoing. See "The Transfer and Sale Agreement and Sale and Servicing Agreement Generally--Conveyance of
                                  Contracts" herein. For a description of Excluded Amounts,
                                  see "The Contracts Generally".

A. Contracts....................  The Contracts to be included in the pool of Contracts pledged by the Issuer to the Indenture Trustee pursuant to the Indenture (the "CONTRACT POOL") consist of leases
                                  (each, a "LEASE") or conditional sale agreements (each, a
                                  "CSA") relating to the lease or sale of Equipment.

                                  The Contracts have the characteristics specified in the
                                  Transfer and Sale Agreement and described herein, and will be conveyed by the Seller to the Trust Depositor on the
                                  Closing Date pursuant to the Transfer and Sale Agreement
                                  and concurrently conveyed to the Trust by the Trust
                                  Depositor pursuant to the Sale and Servicing Agreement.
                                  The Seller will make certain representations and
                                  warranties concerning the Contracts, including that all of the Contracts are commercial, rather than consumer, leases or financing arrangements, and that no adverse selection
                                  process was employed in the selection of Contracts for
                                  conveyance pursuant to the Transfer and Sale Agreement.
                                  See "The Transfer and Sale Agreement and Sale and
                                  Servicing Agreement Generally-- Representations and
                                  Warranties" and "The Contract Pool" herein.

                                  As of the initial Cutoff Date, the Contract Pool had the
                                  following characteristics (unless otherwise noted,
                                  percentages are calculated by reference to Discounted
                                  Contract Balances of the related Contracts as a percentage of the ADCB of the Contract Pool):

                                  (i) there were 3,005 Contracts in the Contract Pool;
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                                  (ii) the ADCB of the Contract Pool was $172,606,591;

                                  (iii) the final scheduled payment date of the Contract
                                  with the latest maturity or expiration was in July, 2005;

                                  (iv) the average Discounted Contract Balance was approximately $57,440;

                                  (v) all of the Contracts had (A) original terms to
                                  maturity of not less than 11 months and not more than 90
                                  months, with a weighted average original term to maturity
                                  of approximately 59.5 months and (B) a remaining term to
                                  maturity of not less than 5 months and not more than 82
                                  months, with a weighted average remaining term to maturity of approximately 43.3 months; and

                                  (vi) the underlying end-users of the Equipment (the "END-
                                  USERS") in respect of approximately 32.38% of the
                                  Contracts were located in the State of California;
                                  approximately 6.38% were located in the State of Texas;
                                  and in no other state represented more 5.00% of the
                                  Contracts. See "Risk Factors--Certain Risks Associated
                                  with Geographic Concentrations of Contracts" and "The
                                  Transfer and Sale Agreement and Sale and Servicing
                                  Agreement Generally--Concentration Amounts" herein.

                                  None of the Contracts was originated outside the United
                                  States or was sold to an End-User located, or permits the
                                  related Equipment to be located, outside the United
                                  States. For further information regarding the Contracts,
                                  see "The Contract Pool" and "The Contracts Generally," as
                                  well as "The Transfer and Sale Agreement and Sale and
                                  Servicing Agreement Generally--Representations and
                                  Warranties" and "--Concentration Amounts" herein.

                                  The statistical information concerning the Contracts set
                                  forth in this Prospectus is based upon information as of
                                  the opening of business on the Cutoff Date and, to the
                                  extent it involves calculations of Discounted Contract
                                  Balances or the ADCB, upon an assumed discount rate for
                                  the Contracts that is equal to 7.505% (the "STATISTICAL
                                  DISCOUNT RATE"). The actual Discount Rate for the
                                  Contracts will be calculated as determined under "ADCB"
                                  below. Although the Discounted Contract Balances and the
                                  ADCB calculated at the Discount Rate will vary somewhat
                                  from the Discounted Contract Balances and ADCB calculated
                                  at the Statistical Discount Rate, such variance will not
                                  be material.

                                  Between the initial Cutoff Date and the Closing Date some
                                  amortization of the Contract Pool is expected to occur. In addition, certain Contracts included in the Contract Pool
                                  as of the initial Cutoff Date may be determined not to
                                  meet the eligibility requirements for the final Contract
                                  Pool, and may not be included in the final Contract Pool.
                                  To the extent a Contract is determined not to meet the
                                  eligibility requirements for the Contract Pool, the Seller will pursue one of two options: (i) repurchase the
                                  ineligible Contract or (ii) substitute for the ineligible
                                  Contract a new Contract having similar characteristics and meeting the
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                                  requirements described herein (a "SUBSTITUTE CONTRACT").
                                  The combined effect of amortization of the Contract Pool,
                                  and any such repurchases or substitutions, together with
                                  the calculation in this Prospectus of Discounted Contract
                                  Balances and the ADCB using the Statistical Discount Rate
                                  will be to cause the statistical distribution of the
                                  characteristics as of the Closing Date for the Contract
                                  Pool to vary somewhat from the statistical distribution of such characteristics as of the initial Cutoff Date as
                                  presented in this Prospectus. However, the variance of the statistical distribution of the characteristics for the
                                  Contract Pool presented herein will in no case be greater
                                  than 5% (plus or minus) of the ADCB of the statistical
                                  distribution of the characteristics for the actual
                                  Contract Pool.

                                  In addition, in connection with any Contract for which a
                                  full contractual payment has not been received from the
                                  End-User for more than 120 days or which the Servicer
                                  determines, in accordance with its customary and usual
                                  practices, is not collectible (each, a "DEFAULTED
                                  CONTRACT"), the Seller will have the option under the Sale and Servicing Agreement to substitute for such Defaulted
                                  Contract one or more Substitute Contracts. See "Mitsui
                                  Vendor Leasing (U.S.A.) Inc.--Write-Off Policy" herein.

                                  Also, the Servicer may, at its option, make a modification to or adjustment of the terms of a Contract that would not otherwise be permissible under the Sale and Servicing
                                  Agreement (unless the Contract was to be prepaid in full)
                                  (each, an "ADJUSTED CONTRACT"), if the Servicer
                                  contemporaneously substitutes one or more Substitute
                                  Contracts for such Adjusted Contract. See "The Transfer
                                  and Sale Agreement and Sale and Servicing Agreement
                                  Generally--Collection and Other Servicing Procedures" for
                                  a description of Contract modifications or adjustments
                                  that are permissible servicing activities under the Sale
                                  and Servicing Agreement.

                                  The ADCB of the Defaulted Contracts and Adjusted Contracts
                                  for which the Seller or Servicer may cause the
                                  substitution of Substitute Contracts, together with the
                                  maximum Prepayment Shortfall Amount which (as described
                                  below) the Seller may remit during the term of the Notes,
                                  is limited to an aggregate amount not in excess of 10% of
                                  the ADCB of the Contract Pool as of the initial Cutoff
                                  Date.

                                  CSAs are generally prepayable by their terms, and the
                                  Servicer will be authorized to accept prepayments on
                                  Leases in certain circumstances. In addition, the Servicer may at its option, under the terms of the Sale and
                                  Servicing Agreement, permit or agree to the early
                                  termination or full prepayment of any Contract that is not otherwise prepayable at the option of the End-User, in
                                  certain circumstances, and on the terms and subject to the conditions more fully specified in the Sale and Servicing
                                  Agreement (any such Contract for which there is an early
                                  termination or full prepayment, a "PREPAID CONTRACT").
                                  Such circumstances may include, without
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                                  limitation, a full or partial buyout of the Equipment
                                  which is the subject of the Contract, or an Equipment
                                  upgrade. The amount of the prepayment in full must not be
                                  less than the Discounted Contract Balance of such Contract plus any accrued interest thereon at the Discount Rate to
                                  the last day of the related Collection Period. Certain
                                  CSAs included in the Contract Pool as of the initial
                                  Cut-off Date permit prepayment at the option of the
                                  End-User in an amount that is less than the amount set
                                  forth in the preceding sentence (the amount of such
                                  difference, a "PREPAYMENT SHORTFALL AMOUNT"). The Seller
                                  and the Trust Depositor will be jointly liable to pay any
                                  Prepayment Shortfall Amounts into the Collection Account,
                                  but the Seller's liability therefor will be subject to the
                                  10% limitation described in the preceding paragraph.
                                  Prepayment Shortfall Amounts will be caused to the extent
                                  prepayments occur with respect to those CSAs that use a
                                  rate in excess of the Discount Rate to calculate the
                                  amount required for the End-User to prepay that Contract.
                                  The Seller will represent and warrant that no CSA will
                                  utilize a rate for such purpose that exceeds 8%.

                                  With respect to any Prepaid Contract the Servicer may at
                                  its option either (x) include such prepayment in full in
                                  the Available Amount for the related Payment Date or (y)
                                  reinvest the prepayment proceeds of such Prepaid Contract
                                  in one or more new Contracts having similar
                                  characteristics to such Prepaid Contract (each, an
                                  "ADDITIONAL CONTRACT").

                                  Additional Contracts and Substitute Contracts (i) will be
                                  conveyed to the Trust Depositor pursuant to the Transfer
                                  and Sale Agreement, by the Trust Depositor to the Issuer
                                  pursuant to the Sale and Servicing Agreement, and in turn
                                  pledged by the Issuer to the Indenture Trustee pursuant to the Indenture and (ii) must meet the Contract Pool
                                  concentration limitations and the other substitution or
                                  addition requirements described herein. See "The Transfer
                                  and Sale and Sale and Servicing Agreement Generally--
                                  Representations and Warranties" herein. In addition,
                                  either the final scheduled payment on such Substitute
                                  Contract or Additional Contract will be on or prior to the end of the Collection Period prior to the August 2005
                                  Payment Date or, to the extent the final payment on such
                                  Contract is due after the end of that Collection Period,
                                  only Scheduled Payments due on or prior to such date may
                                  be included in the Discounted Contract Balance of such
                                  Contract for the purpose of making any calculation under
                                  the Indenture or the Sale and Servicing Agreement.

B. Equipment....................  All of the Seller's right, title and interest (which may be limited to a security interest) in the Equipment
                                  subject to each Lease and the security interest of the
                                  Seller in the Equipment subject to each CSA included in
                                  the Contract Pool will be transferred to the Trust
                                  Depositor pursuant to the Transfer and Sale Agreement and
                                  to the Issuer pursuant to the Sale and Servicing
                                  Agreement, and will be pledged by the Issuer to the
                                  Indenture Trustee pursuant to the
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                                  Indenture. Equipment will include a variety of machine
                                  tools (such as machining centers, lathes, milling machines and cutting machinery), medical equipment (such as
                                  diagnostic and therapeutic examination equipment for
                                  radiology, nuclear medicine and ultrasound and laboratory
                                  analysis equipment), photo-finishing equipment, plastic
                                  injection molding equipment and computer equipment (such
                                  as inventory control and tracking computer equipment,
                                  computer work stations, personal computers, data storage
                                  devices and other computer related peripheral equipment).
                                  See "The Contracts Generally--Equipment" and "The Contract
                                  Pool" herein. In the event the End-User defaults in its
                                  obligation to make payments under any Contract, the
                                  Servicer will follow its customary and usual collection
                                  procedures, which may include the repossession and sale of any related Equipment on behalf of the Trust. Any
                                  Recoveries from such sale shall constitute Available
                                  Amounts. See "The Contracts Generally--Equipment," and
                                  "Description of the Notes--Defaulted Contracts" herein.

C. Collection Account...........  A trust account will be established by the Servicer in the name of and maintained by the Indenture Trustee (the
                                  "COLLECTION ACCOUNT") into which all amounts that will be
                                  collected in respect of the Contracts will be deposited in accordance with the Sale and Servicing Agreement and the
                                  Indenture. See "Description of the Notes--Collection
                                  Account" herein.

D. Vendor Agreements............  The Seller acquired the Contracts by assignments (each, a
                                  "VENDOR ASSIGNMENT") from equipment manufacturers, dealers and distributors (each, a "VENDOR") who originated the
                                  Contracts in connection with the acquisition or use by an
                                  End-User of a Vendor's Equipment.

                                  A substantial portion of the Vendor Assignments
                                  (representing approximately 98.75% of the ADCB of the
                                  Contract Pool as of the initial Cutoff Date) were made
                                  pursuant to finance program agreements (each, a "VENDOR
                                  PROGRAM AGREEMENT") with the Vendors pursuant to which the
                                  Seller finances transactions relating to the acquisition
                                  or use by an End-User of the Vendor's Equipment. The
                                  Vendor Assignments, the Vendor Program Agreements or a
                                  combination thereof generally provide for various forms of support from Vendors with respect to the Contracts. Such
                                  support generally includes representations and warranties
                                  by Vendors with respect to the Contracts (and repurchase
                                  obligations in case of a breach of such representations
                                  and warranties) and remarketing support by the Vendor with respect to the Equipment in the event of an End-User
                                  default. The Vendor Assignments and Vendor Program
                                  Agreements generally do not provide direct recourse
                                  against the Vendor for End-User defaults. See "The
                                  Contracts Generally--Vendor Program Agreements," and "Risk
                                  Factors--Certain Legal Risks--Risk of Ineffective Sale in
                                  Vendor Bankruptcy" herein.

                                  The Seller's rights under the Vendor Assignments and the
                                  Vendor Program Agreements (to the extent related to the
                                  Contracts) will
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                                  be assigned to the Issuer on the Closing Date and in turn
                                  will be pledged by the Issuer to the Indenture Trustee
                                  under the Indenture.

E. Reserve Fund.................  A trust account will be established by the Trust Depositor in the name of, and maintained by, the Indenture Trustee
                                  (the "RESERVE FUND"). On the Closing Date the Trust
                                  Depositor will deposit (or cause to be deposited) in the
                                  Reserve Fund an amount equal to 1.35% of the ADCB of the
                                  Contract Pool as of the initial Cutoff Date (approximately
                                  $2,330,189) (the "INITIAL RESERVE FUND DEPOSIT"). Pursuant
                                  to the Sale and Servicing Agreement, the amount on deposit at any time in the Reserve Fund (the "RESERVE FUND
                                  AMOUNT") will be required to equal the lesser of (a) the
                                  Initial Reserve Fund Deposit and (b) the aggregate
                                  outstanding principal amount of the Notes. Such amount
                                  required to be held in the Reserve Fund is referred to
                                  herein as the "REQUIRED RESERVE FUND AMOUNT." Other than
                                  with respect to the Initial Reserve Fund Deposit made by
                                  the Trust Depositor on the Closing Date, deposits in the
                                  Reserve Fund shall be made solely from Available Amounts,
                                  to the extent available after the payment of certain fees
                                  and expenses, interest and principal on the Notes and
                                  certain other amounts, as described under the heading
                                  "Description of the Notes----Allocations" herein.

                                  Amounts held from time to time in the Reserve Fund will
                                  continue to be held for the benefit of the Noteholders
                                  through the date on which the Notes are paid in full. On
                                  each Payment Date, the Reserve Fund Amount will be applied as described under "Description of the Notes--Allocations"
                                  and "--Reserve Fund" herein to the extent that Available
                                  Amounts with respect to any Payment Date are less than the amount necessary to pay interest on the Notes or principal on the Notes at the related stated maturity date; provided that upon the occurrence of an Event of Default or a
                                  Restricting Event, any amounts remaining in the Reserve
                                  Fund shall be applied on the next Payment Date to pay
                                  principal on the Notes. On any Payment Date if, after
                                  giving effect to all allocations and distributions on such
                                  Payment Date, the Reserve Fund Amount exceeds the Required
                                  Reserve Fund Amount, such excess will be distributed to
                                  the Trust Depositor. Upon any such distributions to the
                                  Trust Depositor, the Noteholders will have no further
                                  rights in, or claims to, such amounts.

                                  The Trust Depositor may, from time to time after the date
                                  of this Prospectus, request each Rating Agency that rated
                                  the Notes to approve a decrease in the Required Reserve
                                  Fund Amount. If each Rating Agency delivers a letter to
                                  the Issuer, the Trust Depositor and the Indenture Trustee
                                  to the effect that such decrease in the Required Reserve
                                  Fund Amount will not result in a qualification, withdrawal or downgrade of its then current rating of any Class of
                                  Notes, then the Required Reserve Fund Amount will be so
                                  decreased.
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Terms of the Notes..............  The principal terms of the Notes will be as described below:

A. Interest.....................  Interest on the outstanding principal amount of the Notes will accrue on the basis of a year of 360 days consisting
                                  of twelve 30 day months from and including the most recent
                                  Payment Date on which interest has been paid (or, in the
                                  case of the initial Payment Date, from and including the
                                  Closing Date) to but excluding the following Payment Date
                                  (each period for which interest accrues on the Notes, an
                                  "ACCRUAL PERIOD"), except that interest on the Class A-1
                                  Notes will be calculated on the basis of the actual number of days in each Accrual Period divided by 360. Interest on the Notes will be payable on each Payment Date to the
                                  holders of record of the Class A Notes (the "CLASS A
                                  NOTEHOLDERS"), the holders of record of the Class B Notes
                                  (the "CLASS B NOTEHOLDERS") and the holders of record of
                                  the Class C Notes (the "CLASS C NOTEHOLDERS"; together
                                  with the Class A Noteholders and the Class B Noteholders,
                                  the "NOTEHOLDERS") as of the related Record Date. See
                                  "Description of the Notes--General" and "--Interest"
                                  herein.

                                  Interest on the Notes will be payable on each Payment Date from Available Amounts for such Payment Date, to the
                                  extent Available Amounts remain after payment of the
                                  Trustees' Fee, any unpaid Servicer Advances, and the
                                  Servicing Fee. If on any Payment Date, after the Trustees'
                                  Fees, any unpaid Servicer Advances and the Servicing Fee
                                  have been paid, Available Amounts are insufficient to pay
                                  all interest due on the Notes, the remaining Available
                                  Amounts will be allocated first to pay all interest due on the Class A Notes (and will be allocated among each Class
                                  of the Class A Notes PRO RATA based on the ratio of the
                                  interest payable on the Class A-1, Class A-2, Class A-3
                                  Notes and Class A-4 Notes, as applicable, to the interest
                                  payable on the Class A Notes as a whole), second to pay
                                  all interest due on the Class B Notes, and third to pay
                                  all interest due on the Class C Notes.

                                  Available Amounts represent primarily collections of
                                  payments due under the Contracts, certain amounts received upon the prepayment or repurchase of Contracts or
                                  liquidation of the Contracts and disposition of the
                                  related Equipment upon defaults thereunder, and proceeds
                                  of Servicer Advances, if any, amounts allocated from the
                                  Reserve Fund, if any, as well as earnings on amounts held
                                  in the Collection Account and the Reserve Fund. See
                                  "Description of the Notes--Allocations" herein.

B. Principal....................  Principal of the Class A Notes will be payable on each
                                  Payment Date in an amount equal to the Class A Principal
                                  Payment Amount for such Payment Date, to the extent
                                  Available Amounts remain after payment of the Trustees'
                                  Fee, any unpaid Servicer Advances, the Servicing Fee and
                                  interest payments due on the Notes. The Class A Principal
                                  Payment Amount will be allocated sequentially among the
                                  Class A-1, Class A-2, Class A-3 and Class A-4 Notes so
                                  that the entire Class A Principal Payment Amount will be
                                  allocated, first, to the Class A-1 Notes until the Class
                                  A-1 Notes are paid in
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                                  full, second, to the Class A-2 Notes until the Class A-2
                                  Notes are paid in full, third, to the Class A-3 Notes
                                  until the Class A-3 Notes are paid in full and fourth, to
                                  the Class A-4 Notes until the Class A-4 Notes are paid in
                                  full; provided that, should any Event of Default or
                                  Restricting Event have occurred and be continuing, the
                                  Class A Principal Payment Amount will continue to be
                                  allocated first to the Class A-1 Notes until the Class A-1
                                  Notes are paid in full but will otherwise be allocated
                                  among the Class A-2, Class A-3 and Class A-4 Notes on a
                                  PRO RATA basis. See "Description of the
                                  Notes--Allocations" herein.

                                  Principal of the Class B Notes will be payable on each
                                  Payment Date in an amount equal to the Class B Principal
                                  Payment Amount for such Payment Date, to the extent
                                  Available Amounts are available therefor, after payment of the Trustees' Fee, any unpaid Servicer Advances, the
                                  Servicing Fee, interest payments due on the Notes, and the payment of the Class A Principal Payment Amount. See
                                  "Description of the Notes--Allocations" herein.

                                  Principal of the Class C Notes will be payable on each
                                  Payment Date in an amount equal to the Class C Principal
                                  Payment Amount for such Payment Date, to the extent
                                  Available Amounts are available therefor, after payment of the Trustees' Fee, any unpaid Servicer Advances, the
                                  Servicing Fee, interest payments due on the Notes, and the payment of the Class A Principal Payment Amount and the
                                  Class B Principal Payment Amount. See "Description of the
                                  Notes--Allocations" herein.

                                  The Class A Principal Payment Amount, the Class B
                                  Principal Payment Amount and the Class C Principal Payment
                                  Amount for any Payment Date represent the Applicable
                                  Percentage for each such Class for such Payment Date times the Aggregate Principal Paydown Amount for such Payment
                                  Date. As a result of the levels of the Applicable
                                  Percentage described below, all amounts to be distributed
                                  as principal of the Notes will be distributed on the Class
                                  A-1 Notes until the Class A-1 Notes are paid in full. In
                                  addition principal payment amounts on the Notes of each
                                  Class are payable on any Payment Date only to the extent
                                  that Available Amounts for such Payment Date remain after
                                  payment of the Trustees' Fee, any unpaid Servicer
                                  Advances, the Servicing Fee, interest payments on the
                                  Notes and, in the case of the Class B Notes, the Class A
                                  Principal Payment Amount and, in the case of the Class C
                                  Notes, the Class A Principal Payment Amount and the Class
                                  B Principal Payment Amount. As a result, any deficiency in the payment of such principal payment amounts on any
                                  Payment Date that is due to the limited Available Amounts
                                  remaining after payment of all amounts payable therefrom
                                  having a higher priority will not constitute an Event of
                                  Default under the Indenture. To the extent the Notes of
                                  any Class remain outstanding on the stated maturity of
                                  such Class, failure to pay the Notes of such Class in full on such date will constitute an Event of Default. See
                                  "Description of the Notes--Events of Default."
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                                  The "AGGREGATE PRINCIPAL PAYDOWN AMOUNT" means, for any
                                  Payment Date, an amount (not less than zero) equal to (a)
                                  the ADCB of the Contract Pool as of the beginning of
                                  business on the first day of the immediately preceding
                                  Collection Period, minus (b) the ADCB of the Contract Pool as of the close of business on the last day of the
                                  immediately preceding Collection Period. Such decline in
                                  the ADCB of the Contract Pool for such immediately
                                  preceding Collection Period may be through payment,
                                  prepayment, default and writeoff, determination of
                                  ineligibility, substitution or addition of the Contracts
                                  or as may otherwise be described herein.

                                  The "APPLICABLE PERCENTAGE" means, (i) for the Class A
                                  Notes, 100% until the Class A-1 Notes are paid in full,
                                  and thereafter approximately 87.2006%, (ii) for the Class
                                  B Notes, 0% until the Class A-1 Notes are paid in full,
                                  and thereafter approximately 5.3519%, and (iii) for the
                                  Class C Notes, 0% until the Class A-1 Notes are paid in
                                  full, and thereafter approximately 4.6383%. As of the
                                  Closing Date, the aggregate initial principal amount of
                                  the Notes will be equal to approximately 97.35% of the
                                  initial ADCB of the Contract Pool.

                                  After the occurrence and during the continuance of an
                                  Event of Default or Restricting Event, principal on the
                                  Notes will be allocated among the Class A, Class B and
                                  Class C Notes sequentially (I.E., no principal will be
                                  paid on the Class B Notes or the Class C Notes until the
                                  Class A Notes have been paid in full, and no principal
                                  will be paid on the Class C Notes until the Class B Notes
                                  have been paid in full); provided that principal allocated in such manner to the Class A Notes will be distributed
                                  first to the Class A-1 Notes until the Class A-1 Notes
                                  have been paid in full and among the Class A-2, Class A-3
                                  and Class A-4 Notes PRO RATA. See "Description of the
                                  Notes--Allocations" herein.

Stated Maturity Date............  The stated maturity of the Class A-1 Notes is the November
                                  1999 Payment Date; the stated maturity of the Class A-2
                                  Notes is the November 2000 Payment Date; the stated
                                  maturity of the Class A-3 Notes is the November 2001
                                  Payment Date; and the stated maturity of the Class A-4
                                  Notes and each other Class of Notes is the February 2006
                                  Payment Date. However, if all payments on the Contracts
                                  are made as scheduled, final payment with respect to the
                                  Notes (other than the Class A-1 Notes) would occur earlier than stated maturity.

C. Optional Redemption..........  The Trust Depositor will have the option to repurchase all remaining Contracts and related assets, and thus effect
                                  the early redemption of the Notes on any Payment Date on
                                  or after which the ADCB of the Contract Pool is less than
                                  or equal to 15% of the ADCB of the Contract Pool as of the initial Cutoff Date. The price at which the Trust
                                  Depositor will be required to purchase the Contracts in
                                  order to exercise such option will be equal to the greater of (i) the ADCB of the Contract Pool and (ii) the amount
                                  that when applied pursuant to the Indenture together with
                                  all other
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                                  amounts available thereunder will be sufficient to redeem
                                  the Notes at a price equal to the unpaid principal amount
                                  of the Notes plus accrued and unpaid interest thereon
                                  through the related Payment Date.

ADCB............................  The "ADCB" means, at any time, the sum of the Discounted
                                  Contract Balances of all Contracts included in the
                                  Contract Pool at such time.

                                  "DISCOUNTED CONTRACT BALANCE" means with respect to any
                                  Contract, (a) as of the related Cutoff Date, the present
                                  value of all of the remaining Scheduled Payments becoming
                                  due under such Contract after the applicable Cutoff Date
                                  discounted at the Discount Rate and (b) as of any other
                                  date of determination, the sum of (i) the present value of all of the remaining Scheduled Payments becoming due under such Contract on or after such date of determination
                                  discounted at the Discount Rate and (ii) the aggregate
                                  amount of all Scheduled Payments due and payable under
                                  such Contract after the applicable Cutoff Date and prior
                                  to such date of determination that have not then been
                                  received by the Servicer; provided that the Discounted
                                  Contract Balance of any Defaulted Contract will be equal
                                  to zero. The Discounted Contract Balance for each Contract shall be calculated assuming:

                                  (a) all payments due in any Collection Period are due on
                                  the last day of the Collection Period;

                                  (b) payments are discounted on a monthly basis using a 30
                                  day month and a 360 day year; and

                                  (c) all security deposits and drawings under letters of
                                  credit, if any, issued in support of a Contract are
                                      applied to reduce Scheduled Payments in inverse order
                                      of the due date thereof.

                                  "DISCOUNT RATE" is equal to    %. The Discount Rate is a
                                  per annum rate calculated to equal the sum of (i) the
                                  weighted average of the Class A-1 Interest Rate, Class A-2
                                  Interest Rate, Class A-3 Interest Rate, the Class A-4
                                  Interest Rate, Class B Interest Rate and Class C Interest
                                  Rate, each weighted by (x) the Class A Initial Note
                                  Principal Balance, Class B Initial Note Principal Balance
                                  or Class C Initial Note Principal Balance, as applicable,
                                  and (y) an assumed weighted average life of each Class of
                                  Notes, as applicable, (calculated assuming, among other
                                  things, no losses, delinquencies or prepayments on the
                                  Contracts and the exercise by the Trust Depositor of its
                                  option to cause a redemption of the Notes when the ADCB of the Contract Pool is equal to 15% of the ADCB of the
                                  Contract Pool as of the initial Cutoff Date), (ii) the
                                  Servicing Fee Percentage and (iii) the Indenture Trustee
                                  and Back-up Servicer Fee Percentage.

                                  "SCHEDULED PAYMENTS" means, with respect to any Contract,
                                  the rent or financing payment (whether principal or
                                  principal and interest)

                                  scheduled to be made by the related End-User under the
                                  terms of such Contract after the related Cutoff Date
                                  (provided that Scheduled Payments do not include any
                                  Excluded Amounts). Substantially all of the Contracts
                                  provide for Scheduled Payments to be made monthly.

Subordination...................  The Class B Notes and Class C Notes will be subordinate in right of payment to the Class A Notes, in each case to the extent described herein. See "Description of the
                                  Notes--Allocations."

Servicing; Servicing Fee;
  Servicer Advances.............  The Servicer will be responsible for servicing, managing and administering the Contracts and related interests, and enforcing and receiving collections on the Contracts. The
                                  Servicer will be required to exercise the degree of skill
                                  and care in performing these functions that it customarily exercises with respect to similar property owned or
                                  serviced by the Servicer in its individual capacity.

                                  The Servicer will be entitled on each Payment Date to
                                  receive (a) a monthly fee (the "SERVICING FEE") equal to
                                  the product of (i) one-twelfth of 1.00% (the "SERVICING
                                  FEE PERCENTAGE") and (ii) the ADCB of the Contract Pool as
                                  of the last day of the second preceding Collection Period, payable out of Available Amounts. In addition as
                                  compensation for acting as Servicer, the Servicer will be
                                  entitled to all late charges, documentation fees,
                                  administrative charges and extension fees paid by the
                                  End-Users (such fees and charges are included in
                                  definition of Excluded Amounts and thus will not be
                                  required to be deposited by the Servicer in the Collection
                                  Account).

                                  Under certain limited circumstances, the Servicer may
                                  resign or be removed, in which event the Back-up Servicer
                                  will be appointed as successor Servicer. See "The Transfer and Sale Agreement and Sale and Servicing Agreement
                                  Generally--Resignation and Certain Other Matters Regarding
                                  the Servicer" and "--Servicer Termination Event" herein.

                                  The Servicer will be required to cause amounts collected
                                  on the Contracts to be deposited to the Collection Account maintained by the Indenture Trustee no later than two
                                  Business Days following the Servicer's determination that
                                  such amounts relate to the Contracts or the Equipment. The
                                  Servicer will also make advances (each, a "SERVICER
                                  ADVANCE") for delinquent Scheduled Payments, but only to
                                  the extent it determines in its sole discretion that such
                                  advances will be recoverable in future periods from
                                  subsequent payments and Recoveries with respect to the
                                  related Contract. Such Servicer Advances are reimbursable
                                  from Available Amounts as described herein. See "The
                                  Transfer and Sale Agreement and Sale and Servicing
                                  Agreement Generally--Collection and Other Servicing
                                  Procedures" herein.

Repurchase or Substitution for
  Certain Breaches of
  Representations and
  Warranties....................  Pursuant to the Transfer and Sale Agreement and the Sale
                                  and Servicing Agreement, the Seller will be obligated to
                                  accept the reconveyance of a Contract and the interest in
                                  the related Equipment and to deposit the corresponding
                                  Repurchase Amount, if the interest of the Issuer or the
                                  Noteholders in the related Contract is materially
                                  adversely affected by a breach of a representation or
                                  warranty made by the Seller with respect to such Contract
                                  and if such breach has not been cured by the second
                                  Business Day prior to the third Determination Date
                                  following the date the Seller becomes aware or receives
                                  notice of such breach. In the alternative, and at the
                                  Seller's option, the affected Contract may be replaced
                                  with a Substitute Contract of similar characteristics
                                  under the standards applicable generally to Substitute
                                  Contracts as described herein.

Maturity and Prepayment
  Conditions....................  CSAs are generally prepayable by their terms, and the
                                  Servicer will be authorized to accept prepayments on
                                  Leases in certain circumstances. Each prepayment on a
                                  Contract, if such Contract is not replaced by the Issuer's reinvestment in a comparable Additional Contract as
                                  described herein, will shorten the weighted average
                                  remaining term of the Contracts and the weighted average
                                  life of the Notes. Such prepayments of principal will be
                                  included in the Available Amounts and will be payable in
                                  whole or in part to Noteholders on the Payment Date
                                  following the Collection Period in which such prepayment
                                  was received, as set forth herein. The rate of prepayments on the Contracts will also be affected under certain
                                  circumstances relating to breaches of representations,
                                  warranties or covenants with respect to the Contracts,
                                  since the Seller will be obligated to repurchase
                                  materially adversely affected Contracts unless it provides a Substitute Contract for the Contract related to the
                                  breached representation or warranty. Additionally, the
                                  rate of payments on the Contracts will also be affected by the timing of Recoveries on Defaulted Contracts unless the
                                  Servicer provides a Substitute Contract for the Defaulted
                                  Contract, which substitution is in the sole and absolute
                                  discretion of the Servicer. A higher than anticipated rate of prepayments will reduce the ADCB of the Contracts more
                                  quickly than expected and thereby reduce anticipated
                                  aggregate interest payments on the Notes. Any reinvestment risks resulting from a faster or slower incidence of
                                  prepayment of Contracts will be borne entirely by the
                                  Noteholders. Such reinvestment risks include the risk that interest rates may be lower at the time such holders
                                  received payments from the Issuer than interest rates
                                  would otherwise have been had such prepayments not been
                                  made or had such prepayments been made at a different
                                  time.

Risk Factors....................  See "Risk Factors" for a discussion of certain material risks that should be considered in connection with an
                                  investment in the Offered Notes offered hereby, including
                                  certain legal risks.

Federal Income Tax
  Consequences..................  In the opinion of Brown & Wood LLP, federal tax counsel to the Issuer, for federal income tax purposes, the Offered
                                  Notes will be characterized as debt, and the Issuer will
                                  not be characterized as an association (or a publicly
                                  traded partnership) taxable as a corporation. Each
                                  Noteholder, by the acceptance of a Note, will agree to
                                  treat the Notes as indebtedness. See "Federal Income Tax
                                  Consequences" herein.

ERISA Considerations............  Subject to the considerations discussed under "ERISA
                                  Considerations" herein, the Offered Notes will be eligible for purchase by employee benefit plans. Any benefit plan
                                  fiduciary considering purchase of the Offered Notes
                                  should, however, consult with its counsel regarding the
                                  consequences of such purchase under ERISA and the Code.
                                  See "ERISA Considerations" herein.

Rating..........................  It is a condition to the issuance of the Offered Notes that the Class A-1 Notes be rated at least "P-1" and
                                  "D-1+" and that the Class A-2, Class A-3 and the Class A-4
                                  Notes be rated at least "Aaa" and "AAA" by Moody's
                                  Investors Service, Inc. and Duff & Phelps Credit Rating
                                  Co. (collectively, the "RATING AGENCIES"), respectively. A rating is not a recommendation to purchase, hold or sell
                                  Offered Notes inasmuch as such rating does not comment as
                                  to market price or suitability for a particular investor.
                                  Ratings address the likelihood of timely payment of
                                  interest and the ultimate payment of principal on the
                                  Offered Notes pursuant to their terms. Ratings will not
                                  address the likelihood of an early return of invested
                                  principal. There can be no assurance that any rating will
                                  remain for a given period of time or that a rating will
                                  not be lowered or withdrawn entirely if, in the judgment
                                  of any Rating Agency, circumstances in the future so
                                  warrant. See "Rating of the Notes" herein.

                                  RISK FACTORS


    Prospective investors should carefully consider the following risk factors before investing in the Offered Notes.


ABSENCE OF PUBLIC MARKET; LIMITED LIQUIDITY


    There is currently no public market for the Offered Notes and there is no assurance that one will develop. The Underwriter expects, but is not obligated, to make a market in the Offered Notes. There is no assurance that any such market will be created or, if so created, will continue. If no public market develops, the Noteholders may not be able to liquidate their investment in the Offered Notes prior to maturity.


PREPAYMENTS ON THE CONTRACTS AFFECT THE YIELD OF THE NOTES


    Because the rate of payment of principal on the Notes will depend, among other things, on the rate of payment on the Contracts, the rate of payment of principal on the Notes cannot be assured. Payments on the Contracts will include Scheduled Payments as well as partial and full prepayments (including any Scheduled Payment (or portion thereof) which the Servicer has received in advance of its scheduled due date and which will be applied on such due date), and any and all cash proceeds or rents realized from the sale, lease, re-lease or re-financing of Equipment under any Prepaid Contract, payments upon the liquidation of Defaulted Contracts (net of liquidation expenses), and payments upon repurchases by the Seller as a result of the breach of certain representations and warranties in the Transfer and Sale Agreement. The Servicer may permit the End-User under a Contract that is not prepayable by its terms to make an optional prepayment so long as such prepayment is in an amount which is not less than the Discounted Contract Balance of such Contract on the Determination Date immediately prior to the date of prepayment plus any accrued interest thereon at the Discount Rate to the last day of the related Collection Period.



    The rate of early terminations of Contracts due to prepayments (including prepayments caused by defaults on Contracts) is influenced by various factors, including technological change, changes in customer requirements, the level of interest rates, the level of casualty losses, and the overall economic environment. Many prepayments occur at the option or request of customers, whose motivations may not be known to the Servicer. No assurance can be given that prepayments on the Contracts will conform to any historical experience, and no prediction can be made as to the actual rate of prepayments which will be experienced on the Contracts. In addition, since prevailing interest rates are subject to fluctuation, there can be no assurance that Noteholders will be able to reinvest the distributions on the Offered Notes at yields equaling or exceeding the yields on the Offered Notes. It is possible that yields on any such reinvestments will be lower, and may be significantly lower, than the yields on the Offered Notes. Noteholders will bear all reinvestment risk resulting from the rate of prepayments on the Contracts.


NO ASSURANCES GIVEN AS TO CHANGES IN THE RATINGS OF THE NOTES


    A rating is not a recommendation to purchase, hold or sell Notes inasmuch as such rating does not comment as to market price or suitability for a particular investor. Ratings of Offered Notes will address the likelihood of timely payment of interest and the ultimate payment of principal on the Offered Notes pursuant to their terms. The ratings of Offered Notes will not address the likelihood of an early return of invested principal. In addition, any such rating will not address the possibility of the occurrence of an Event of Default or Restricting Event. There can be no assurance that a rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances (I.E., such as the performance of the Contracts or the Servicer) in the future so warrant. In the event that the rating initially assigned to any Offered Note is subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support therefor. For more detailed information regarding the ratings assigned to any Class of the Notes, see "Rating of the Notes" herein.

SUBORDINATION OF THE CLASS B NOTES AND THE CLASS C NOTES TO THE OFFERED NOTES


    To the extent described herein under the heading "Description of the Notes--Allocations": (i) payments of interest and principal on the Class B Notes will be subordinated in priority of payment to interest and principal, respectively, on the Class A Notes and (ii) payments of interest and principal on the Class C Notes will be subordinated in priority of payment to interest and principal, respectively, on the Class A Notes and the Class B Notes.


    Delinquencies and defaults on the Contracts could eliminate the protection offered the Class A Noteholders by the Reserve Fund and the subordination of the Class B Notes and the Class C Notes, and such Class A Noteholders could also incur losses on their investment as a result.


CERTAIN RISKS ASSOCIATED WITH GEOGRAPHIC CONCENTRATIONS OF CONTRACTS


    The Contracts constituting the initial Contract Pool reflect concentrations of End-Users thereon located in the States of California and Texas equal to 32.38% and 6.38%, respectively, of the ADCB of the Contract Pool as of the initial Cutoff Date. No other state accounts for more than 5.00% of the ADCB of the Contract Pool. To the extent adverse events or economic conditions particularly affect any of these states or the related geographic regions, the delinquency and default experience of the Contract Pool could be adversely impacted with corresponding negative implications for the timing and amount of collections on the Contracts and possible delays or insufficiencies in payments due to holders of the Offered Notes.


RATE AT WHICH EQUIPMENT BECOMES OBSOLETE AFFECTS PREPAYMENT RATE OF THE
  CONTRACTS AND THE NOTES; REINVESTMENT RISK


    Technological change could affect holders of the Offered Notes. For example, to the extent that technological change results in changing demands for Equipment, prepayments on the Contracts may increase. Such prepayments may result in distributions to holders of the Offered Notes of amounts which would otherwise have been distributed over the remaining term of the Contracts and such distributions may require the holders of the Offered Notes to reinvest such prepayments in a less attractive interest rate environment. See "Risk Factors--Prepayments on the Contracts Affect the Yield of the Notes."


DECLINES IN MARKET VALUE OF EQUIPMENT; SHORTFALLS WITH RESPECT TO AVAILABLE
  AMOUNTS TO PAY THE NOTES


    In the event a Contract becomes a Defaulted Contract, the only source of payment for amounts expected to be paid on such Contract will be the income and proceeds from the disposition of any related Equipment and a deficiency judgment, if any, against the End-User under the Defaulted Contract. Since the market value of the Equipment may decline faster than the Discounted Contract Balance and may be subject to sudden, significant declines in value due to technological advances, the Servicer might not recover the entire amount due on the Contract and might not receive any Recoveries on the Equipment. To the extent such deficiencies are realized, such deficiencies may create a shortfall with respect to payments on the Offered Notes.


CERTAIN LEGAL RISKS

    LEGAL RISKS ASSOCIATED WITH SERVICER'S RETENTION OF CONTRACT FILES. To facilitate servicing and reduce administrative costs, the Contract Files will be retained in the possession of the Servicer and not be deposited with the Indenture Trustee or any other agent or custodian for the benefit of the Noteholders. UCC financing statements will be filed reflecting the sale and assignment of the Contracts and related interests described herein by the Seller to the Trust Depositor pursuant to the Transfer and Sale Agreement, and by the Trust Depositor to the Trust pursuant to the Sale and Servicing Agreement, and the pledge of Trust Assets by the Issuer to the Indenture Trustee pursuant to the Indenture. The Servicer's accounting records and computer files will be marked to reflect such conveyances and pledge. Because the Contract Files will remain in the Servicer's possession, however, if the Servicer, the Indenture Trustee or a third party, while in possession of the Contracts, sells or pledges and delivers such Contracts to another party in violation of the Sale and Servicing Agreement and the Indenture, there is a risk that such party could acquire an interest in the Contracts that would have priority over that of the Noteholders. In such event, the remedy available to the Trust against the Servicer or the Indenture Trustee (as applicable) would be limited to a claim for breach of contract for violation of its obligations under those Operative Documents or to indemnification to the extent of loss and expense caused by gross negligence, willful misconduct or bad faith on its part. Any claim for breach or indemnification would be subject to all available legal defenses, the delay inherent in legal proceedings, and the ability of the breaching party to pay any resulting damages of which there can be no assurance. Thus, even in the event of recourse to the breaching party, distributions to Noteholders could be adversely affected. See "Certain Legal Aspects of the Contracts--Transfer of Contracts" herein.

    LEGAL RISKS ASSOCIATED WITH TRANSFERS OF INTERESTS IN EQUIPMENT. In connection with the conveyance of the Contracts to the Trust, the Seller's right, title and interest in the related Equipment will be assigned by the Seller to the Trust Depositor pursuant to the Transfer and Sale Agreement, and by the Trust Depositor to the Trust pursuant to the Sale and Servicing Agreement, and pledged by the Trust to the Indenture Trustee pursuant to the Indenture. It has been the general policy of the Seller to file or cause to be filed UCC financing statements with respect to Equipment relating to the Contracts. Due, however, to the administrative burden and expense associated with amending many filings in numerous states where Equipment is located, no assignments of the UCC financing statements evidencing the security interest of the Seller in the Equipment will be filed to reflect the Trust Depositor's, the Trust's or the Indenture Trustee's interests therein. While failure to file such assignments does not affect the Trust's interest in the Contracts (including the security interest in the related Equipment granted pursuant to such Contract) or perfection of the Indenture Trustee's interest in such Contracts, it does expose the Trust (and thus Noteholders) to the risk that the Servicer could inadvertently release its security interest in the Equipment of record, and it could complicate or impede the Trust's (and the Indenture Trustee's) enforcement, as assignee, of the Seller's right, title and interest in the Equipment. While these risks should not affect the perfection or priority of the interest of the Indenture Trustee in the Contracts or rights to payment thereunder, they may adversely affect the right of the Indenture Trustee to receive proceeds of a disposition of the Equipment related to Defaulted Contracts. Additionally, statutory liens for repairs or unpaid taxes and other liens arising by operation of law may have priority even over prior perfected security interests in the Equipment assigned to the Indenture Trustee. See "Certain Legal Aspects of the Contracts--Transfers of Interests in Equipment" herein.

    RISK OF INEFFECTIVE SALE IN VENDOR BANKRUPTCY. The Seller initially acquired the Contracts from Vendors. If the acquisition of a Contract by the Seller is treated as a sale of such Contract from the applicable Vendor to the Seller, such Contract generally would not be part of such Vendor's bankruptcy estate and would not be available to such Vendor's creditors. If a Vendor became a debtor in a bankruptcy case then, if an unpaid creditor of such Vendor or a representative of such creditor, such as a trustee in bankruptcy, or such Vendor acting as a debtor-in-possession, were to take the position that the sale of such Contracts to the Seller was ineffective to remove such Contracts from such Vendor's estate (for instance, that such sale should be recharacterized as a pledge of Contracts to secure borrowings of such Vendor), then delays in payments under the Contracts to the Issuer could occur and, should the court rule in favor of such creditor, representative or Vendor, reductions in the amount of such payments could result. Further, if the transfer of Contracts to the Seller is recharacterized as a pledge, a tax or government lien on the property of the pledging Vendor arising before the Contracts came into existence may have priority over the Seller's (and hence the Trust Depositor's, the Issuer's and the Indenture Trustee's) interest in the Contracts. In addition, to the extent a Vendor has agreed under the related Vendor Assignment or Vendor Program Agreement to perform certain obligations in connection with its sale of Contracts to the Seller, application of federal and state bankruptcy and insolvency laws in the event of the bankruptcy of such Vendor could affect the interests of the Noteholders in the related Contracts if such laws result in any obligations being written off as uncollectible or result in delay in payments due in respect of such obligations. See "Certain Legal Aspects of the Contracts--Certain Matters Relating to Bankruptcy."

    RISK OF INEFFECTIVE SALE IN BANKRUPTCY OF MITSUI VENDOR LEASING. In the Transfer and Sale Agreement, the Seller will warrant that the conveyance of the Contracts to the Trust Depositor thereunder is a valid sale, contribution and transfer of such Contracts to the Trust Depositor. Also pursuant to the Transfer and Sale Agreement, the Seller and the Trust Depositor will covenant that they will each treat the transactions described herein as a sale and contribution of the Contracts to the Trust Depositor, and the Seller will agree to take all actions that are required under applicable law to perfect the Issuer's ownership interest in the Contracts. See "Certain Legal Aspects of the Contracts--Transfer of Contracts."


    If, however, the transfer of the Contracts to the Trust Depositor were treated as a pledge of the Contracts to secure a borrowing by the Seller, the distribution of proceeds of the Contracts to the Issuer (and hence the Noteholders) might be subject to the automatic stay provisions of the United States Bankruptcy Code (Title 11 U.S.C. Section 101 et seq.) (the "BANKRUPTCY CODE") in the event of a bankruptcy proceeding with respect to the Seller, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Seller, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy court if the Seller were to file for reorganization under Chapter 11 of the Bankruptcy Code.

    RISK OF REJECTION OF "TRUE LEASES." A bankruptcy trustee or debtor in possession under the Bankruptcy Code has the right to elect to assume or reject any executory contract or unexpired lease which is considered to be a "true lease" (and not a financing) under applicable law. Any rejection of such a contract or lease would constitute a breach of such contract or lease, as applicable, as of the day preceding the commencement of the applicable bankruptcy case, entitling the nonbreaching party to a pre-petition claim for damages.


    Certain Contracts may be "true leases" under applicable law and thus subject to rejection by the lessor under the Bankruptcy Code. Any such Contract which is a "true lease" under applicable law and which is originated by a Vendor and transferred to the Seller in a transaction whereby such Vendor continues to be the "lessor" thereunder (such as a transfer by a Vendor to the Seller of a security interest in such Contract or a transfer by a Vendor to the Seller of an interest in the right to payments only under any such Contract), will be subject to rejection by such Vendor, as debtor-in-possession, or by such Vendor's bankruptcy trustee. Upon any such rejection, Scheduled Payments under such rejected Contract may terminate and the Offered Notes may be subject to losses if the remaining unaffected Contracts, and security interests in the Equipment related thereto, are insufficient to cover the losses.



    RISKS ASSOCIATED WITH INSOLVENCY OF THE TRUST DEPOSITOR OR THE
TRUST. Certain restrictions have been imposed on the Trust Depositor and the Trust and certain other parties to the transactions described herein which are intended to reduce the risk of an insolvency proceeding involving the Trust Depositor or the Trust. These restrictions include incorporating the Trust Depositor as a separate, special purpose corporation pursuant to a certificate of incorporation containing certain restrictions on the nature and scope of its business. Additionally, the Trust Depositor may commence a voluntary case or proceeding under any bankruptcy or insolvency law, or cause the Trust to commence a voluntary case or proceeding under any bankruptcy or insolvency law, only upon the affirmative vote of all its directors, including its independent directors. The Trust Depositor's certificate of incorporation requires that the Trust Depositor have at all times at least two independent directors. However, no assurance can be given that insolvency proceedings involving either the Trust Depositor or the Trust will not occur. In the event the Trust Depositor becomes subject to insolvency proceedings involving the Trust, the Trust's interest in the Trust Assets and the Trust's obligation to make payments on the Notes might also become subject to such insolvency proceedings. In the event of insolvency proceedings involving the Trust, the Trust's interest in the Trust Assets and the Trust's obligation to make payments on the Notes would become subject to such insolvency proceedings. No assurance can be given that insolvency proceedings involving the Seller would not lead to insolvency proceedings of either, or both, of the Trust Depositor or the Trust. In either such event, or if an attempt were made to litigate any of the foregoing issues, delays of distributions on the Offered Notes, possible reductions in the amount of payment of principal of and interest on the Offered Notes and limitations (including a stay) on the exercise of remedies under the Indenture and the Sale and

Servicing Agreement could occur, although the Noteholders would continue to have the benefit of the Indenture Trustee's security interest in the Trust Assets under the Indenture.


    CERTAIN STATES MAY LIMIT THE ENFORCEABILITY OF CERTAIN LEASE
PROVISIONS. Certain states have adopted a version of Article 2A of the UCC ("ARTICLE 2A"), which purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the right to cancel the lease contract, for certain lessor breaches or defaults, and may add to or modify the terms of "consumer leases" and leases in which the lessee is a "merchant lessee." However, in the Transfer and Sale Agreement, the Seller will represent that (i) no Contract is a "consumer lease" as defined in Section 2A-103(1)(e) of the UCC; and (ii) to the best of the Seller's knowledge, each End-User has accepted the Equipment leased to it and, after reasonable opportunity to inspect and test, has not notified the Seller of any defects therein.


RISKS ASSOCIATED WITH LIMITED ASSETS OF THE ISSUER--NO RECOURSE TO MITSUI VENDOR
  LEASING OR ITS AFFILIATES


    Neither the Seller nor any of its affiliates is generally obligated to make any payments in respect of the Offered Notes or the Contracts. However, in connection with the conveyance of Contracts by the Seller to the Trust Depositor, and the concurrent conveyance of such Contracts by the Trust Depositor to the Trust, the Seller will make representations and warranties with respect to the characteristics of such Contracts and, in certain circumstances, the Seller may be required to repurchase Contracts from the Trust with respect to which such representations and warranties have been breached. See "The Transfer and Sale Agreement and the Sale and Servicing Agreement Generally--Representations and Warranties" herein. Because the Trust will be a limited purpose trust with no assets other than the Trust Assets, the holders of the Offered Notes must rely solely upon the Contracts, the Equipment and related security described herein as well as amounts in the Reserve Fund, to the extent available, for payment of principal and interest on the Offered Notes. If payments made or realized from the Contracts and the disposition proceeds of the Equipment are insufficient to make payments on the Offered Notes (and after all amounts in the Reserve Fund are used), no other assets will be available for the payment of the deficiency.


BOOK-ENTRY REGISTRATION--NOTEHOLDERS LIMITED TO EXERCISING THEIR RIGHTS THROUGH
  DTC, EUROCLEAR OR CEDEL


    The Offered Notes initially will be represented by one or more Notes registered in the name of Cede & Co. and will not be registered in the names of the beneficial owners or their nominees. As a result of this, unless and until Definitive Notes are issued, beneficial owners will not be recognized by the Issuer or the Indenture Trustee as Noteholders, as that term is used in the Indenture. Hence, until such time, beneficial owners will only be able to exercise the rights of Noteholders indirectly, through DTC, Euroclear or CEDEL and their respective participating organizations, and will receive reports and other information provided for under the Indenture only if, when and to the extent provided by DTC, Euroclear or CEDEL, as the case may be, and its participating organizations. See "Description of the Notes--Book-Entry Registration."



RISKS ASSOCIATED WITH COMPUTER PROGRAMS AND THE YEAR 2000



    As in the case with most companies using computers in their operations, the Servicer has the task of assessing the effect of the Year 2000 issue on its computer programs. The Year 2000 issue refers generally to computer programs and embedded logic devices having historically been designed to utilize two digits rather than four to define the applicable year, and the possible resulting failure of these systems to properly recognize date-sensitive information when the year changes to 2000.



    The computer programs that are significant to Mitsui Vendor Leasing's servicing operations are of relatively recent design and have been designed to be Year 2000 compliant. If, nonetheless, problems associated with the Year 2000 issue were to occur with respect to the Servicer's operations, or in the event that the computer systems of service providers or the Indenture Trustee are not fully Year 2000 complaint, the resulting disruptions in the collection or distribution of receipts on the Contracts could materially, adversely affect the holders of the Offered Notes.



RISKS ASSOCIATED WITH DTC AND THE YEAR 2000



    With respect to Year 2000 issues, DTC has informed members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately on and after January 1, 2000. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.



    However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to its participating organizations (through which Noteholders will hold their Offered Notes), as well as the computer systems of third party service providers. DTC has informed the financial community that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC has stated that it is in the process of developing such contingency plans as it deems appropriate.



    If problems associated with the Year 2000 issue were to occur with respect to DTC and the services described above, distributors to Noteholders could be delayed or otherwise adversely affected.


                                USE OF PROCEEDS


    The proceeds from the sale of the Offered Notes, after paying the expenses of the Issuer and the Trust Depositor, will be paid to Trust Depositor and in turn to the Seller in consideration of the transfer to the Trust of the Contracts and related rights.


                                   THE TRUST


    The Notes will be issued by the Trust which has been established by the Trust Depositor pursuant to the Trust Agreement. The Trust will also issue one or more trust certificates representing equity interests in the trust entitled to receive distributions subordinate to the Notes, as described in paragraph (K) under the heading "Description of the Notes--Allocations--AS LONG AS NO DEFAULT OR RESTRICTING EVENT HAS OCCURRED AND IS CONTINUING" and in paragraph (J) under the heading "Description of the Notes--Allocations-- FOLLOWING AN EVENT OF DEFAULT OR RESTRICTING EVENT" herein. The Trust Depositer will initially be the holder of such trust certificates. The Contract Pool will be formed and transferred to the Trust pursuant to the Sale and Servicing Agreement and pledged to the Indenture Trustee pursuant to the Indenture.


    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF THE TRUST


    The Trust was formed on November 4, 1998 as a business trust formed in accordance with the laws of the State of Delaware solely for the purpose of effectuating the transactions described herein. Prior to formation, the Trust will have had no assets or obligations and no operating history. The Trust will not engage in any business activity other than (a) acquiring, managing and holding the Contracts and related interests described herein, (b) issuing the Notes and trust certificates, (c) making distributions and payments thereon and
(d) engaging in those activities, including entering into agreements, that are incidental to and necessary or convenient for the accomplishment of the foregoing purposes. As a consequence, the Trust is not expected to have any source of capital resources other than the Trust Assets. As of the date of this Prospectus, neither the Trust Depositor nor the Trust is subject to any legal proceedings.

                               THE CONTRACT POOL

THE CONTRACTS


    The Contracts will be conveyed by the Seller to the Trust Depositor on the Closing Date (and as of the initial Cutoff Date) under a transfer and sale agreement, dated as of October1, 1998 (the "TRANSFER AND SALE AGREEMENT"), between the Trust Depositor and the Seller, as well as any Additional Contracts and Substitute Contracts conveyed thereunder as described herein as of their applicable Cutoff Dates. The Contracts will in turn be purchased by the Trust from the Trust Depositor on the Closing Date (and as of the initial Cutoff Date) under a sale and servicing agreement dated as of October1, 1998 (the "SALE AND SERVICING AGREEMENT") among the Trust, the Trust Depositor, the Seller, the Servicer, the Back-up Servicer and the Indenture Trustee, as well as any Additional Contracts and Substitute Contracts conveyed thereunder as described herein as of their applicable Cutoff Dates. The Contracts have been and will be selected by the Seller from its portfolio of Contracts based on the criteria specified in the Transfer and Sale Agreement. See "The Transfer and Sale Agreement Generally--Representations and Warranties" and



"--Concentration Amounts" herein which specifically describe the criteria for eligibility in the Contract Pool. The Seller will make certain representations and warranties concerning the Contracts, including that all of the Contracts are commercial, rather than consumer, leases or financing arrangements, and that no adverse selection process was employed in the selection of Contracts for conveyance pursuant to the Transfer and Sale Agreement.



    For further information regarding the Contracts, see "The Contracts Generally" herein and "The Contract Pool--Other Pool Data" below.


OTHER POOL DATA

    The statistical information concerning the Contracts set forth below is based upon information as of the opening of business on the Cutoff Date and the Statistical Discount Rate. Certain Contracts included in the Contract Pool as of the initial Cutoff Date may be determined not to meet the eligibility requirements for the final Contract Pool, and may not be included in the final Contract Pool. While the statistical distribution of the characteristics as of the Closing Date for the final Contract Pool and calculated at the actual Discount Rate will vary somewhat from the statistical distribution of such characteristics as of the initial Cutoff Date and calculated at the Statistical Discount Rate as presented in this Prospectus, such variance will in no case be greater than 5% (plus or minus) of the ADCB. The percentages and balances set forth in each of the following tables may not sum to the indicated totals due to rounding.


    Substantially all Contracts provide for scheduled payments by the underlying end-users of the Equipment (the "END-USERS") on a monthly basis. None of the Contracts were originated outside the United States or were sold to an End-User located, or permits the related Equipment to be located, outside the United States.



    At origination, the Contracts typically finance an amount substantially equal to the dealer invoiced cost of the related Equipment. The amount financed does not always exactly equal the dealer invoiced cost because the discount rate established by Mitsui Vendor Leasing with the related Vendor under the related Vendor Program Agreement may vary from the rate the Vendor uses in calculating the Scheduled Payments due from the End-User. See "Mitsui Vendor Leasing (U.S.A.) Inc.--Documentation and Pricing" herein.



    The value of the Equipment may decline faster than the Discounted Contract Balance and may be subject to sudden, significant declines in value. See "Risk Factors--Declines in Market Value of Equipment; Shortfalls with respect to Available Amounts to pay the Notes." The Equipment includes three general equipment categories: machining equipment, medical equipment and photographic equipment. Machining equipment consists of both cutting machines, such as lathes and grinders, and forming machines, such as press brakes. Medical equipment consists of ultrasound and mammography imagers and analyzers used for testing in laboratories. Photographic equipment consists of film processors used in retail sales locations for on-site photo processing. Classifications of Equipment types are based on Mitsui Vendor Leasing's customary procedures for determining such classifications. The composition and distribution of the Contracts by remaining term, original term, Discounted Contract Balance, geographic distribution, type of equipment and type of Contract are set forth in the following tables and are reported as of the initial Cutoff Date. See "Distributions of Contracts by Equipment Type" in the tables below.


                          COMPOSITION OF THE CONTRACTS


ADCB..........................................................  $172,606,591
Number of Contracts...........................................        3,005
Weighted Average Original Term................................        59.48
Range of Original Term (in months)............................  11.00-90.00
Weighted Average Remaining Term...............................        43.34
Range of Remaining Term (in months)...........................   5.00-82.00
Average Discounted Contract Balance...........................  $    57,440



                 DISTRIBUTION OF THE CONTRACTS BY CONTRACT TYPE



                                                                           PERCENT OF
                                                               NUMBER OF    NUMBER OF                   PERCENT OF
CONTRACT TYPE                                                  CONTRACTS    CONTRACTS        ADCB       TOTAL ADCB
------------------------------------------------------------  -----------  -----------  --------------  -----------
Lease.......................................................       2,218        73.81%  $  123,890,757       71.78%
CSA.........................................................         787        26.19%      48,715,834       28.22%
                                                                   -----   -----------  --------------  -----------
TOTAL:......................................................       3,005       100.00%  $  172,606,591      100.00%
                                                                   -----   -----------  --------------  -----------
                                                                   -----   -----------  --------------  -----------


     DISTRIBUTION OF THE CONTRACTS BY STATE IN WHICH END-USERS ARE LOCATED


                                                                         PERCENT OF
                                                             NUMBER OF    NUMBER OF                     PERCENT OF
STATE                                                        CONTRACTS    CONTRACTS         ADCB        TOTAL ADCB
----------------------------------------------------------  -----------  -----------  ----------------  -----------
Alabama...................................................           8         0.27%  $        722,139        0.42%
Alaska....................................................          11         0.37%           805,456        0.47%
Arizona...................................................         127         4.23%         6,032,508        3.49%
Arkansas..................................................          15         0.50%         1,076,450        0.62%
California................................................       1,229        40.90%        55,890,934       32.38%
Colorado..................................................          72         2.40%         4,016,642        2.33%
Connecticut...............................................          29         0.97%         2,295,091        1.33%
Delaware..................................................           5         0.17%           261,088        0.15%
District of Columbia......................................           2         0.07%           147,518        0.09%
Florida...................................................          41         1.36%         2,722,368        1.58%
Georgia...................................................          42         1.40%         2,604,905        1.51%
Hawaii....................................................          10         0.33%           416,485        0.24%
Idaho.....................................................          11         0.37%           832,900        0.48%
Illinois..................................................          75         2.50%         5,802,858        3.36%
Indiana...................................................          50         1.66%         3,797,795        2.20%
Iowa......................................................          17         0.57%         1,604,681        0.93%
Kansas....................................................          20         0.67%         1,356,216        0.79%
Kentucky..................................................          18         0.60%         1,550,909        0.90%

                                                                         PERCENT OF
                                                             NUMBER OF    NUMBER OF                     PERCENT OF
STATE                                                        CONTRACTS    CONTRACTS         ADCB        TOTAL ADCB
----------------------------------------------------------  -----------  -----------  ----------------  -----------
Louisiana.................................................          27         0.90%  $      2,256,386        1.31%
Maine.....................................................           8         0.27%           679,259        0.39%
Maryland..................................................          27         0.90%         1,679,098        0.97%
Massachusetts.............................................          35         1.16%         3,231,299        1.87%
Michigan..................................................          55         1.83%         4,522,086        2.62%
Minnesota.................................................          52         1.73%         2,687,124        1.56%
Mississippi...............................................           8         0.27%           452,121        0.26%
Missouri..................................................          24         0.80%         1,637,931        0.95%
Montana...................................................           7         0.23%           358,900        0.21%
Nebraska..................................................          23         0.77%         1,148,796        0.67%
Nevada....................................................          33         1.10%         2,117,335        1.23%
New Hampshire.............................................          16         0.53%         1,033,435        0.60%
New Jersey................................................          33         1.10%         2,158,208        1.25%
New Mexico................................................           8         0.27%           649,050        0.38%
New York..................................................          94         3.13%         6,266,284        3.63%
North Carolina............................................          43         1.43%         2,782,893        1.61%
North Dakota..............................................           1         0.03%           182,719        0.11%
Ohio......................................................          83         2.76%         6,825,924        3.95%
Oklahoma..................................................          22         0.73%         1,645,451        0.95%
Oregon....................................................          47         1.56%         2,629,941        1.52%
Pennsylvania..............................................          43         1.43%         3,614,196        2.09%
Rhode Island..............................................           5         0.17%           219,112        0.13%
South Carolina............................................          19         0.63%         1,161,935        0.67%
South Dakota..............................................          10         0.33%           695,424        0.40%
Tennessee.................................................          27         0.90%         1,694,659        0.98%
Texas.....................................................         186         6.19%        11,010,285        6.38%
Utah......................................................          52         1.73%         3,053,897        1.77%
Vermont...................................................           8         0.27%           887,694        0.51%
Virginia..................................................          20         0.67%         1,184,100        0.69%
Washington................................................         106         3.53%         5,372,432        3.11%
West Virginia.............................................           1         0.03%           115,312        0.07%
Wisconsin.................................................          93         3.09%         6,205,362        3.60%
Wyoming...................................................           5         0.17%           320,861        0.19%
Other.....................................................           2         0.07%           190,139        0.11%
                                                                 -----   -----------  ----------------  -----------
TOTAL:....................................................       3,005       100.00%  $    172,606,591      100.00%
                                                                 -----   -----------  ----------------  -----------
                                                                 -----   -----------  ----------------  -----------

                DISTRIBUTION OF THE CONTRACTS BY EQUIPMENT TYPE


                                                                       PERCENT OF
                                                                         NUMBER
                                                           NUMBER          OF                           PERCENT
EQUIPMENT TYPE                                          OF CONTRACTS    CONTRACTS        ADCB        OF TOTAL ADCB
------------------------------------------------------  -------------  -----------  --------------  ---------------
Machine Tools.........................................        1,065         35.44%  $   50,002,763         28.97%
Machining Centers.....................................          646         21.50%      38,703,877         22.42%
Photo Equipment.......................................          513         17.07%      32,982,965         19.11%
Diagnostic Ultrasound.................................          224          7.45%      19,571,281         11.34%
Lathes................................................          133          4.43%       6,586,576          3.82%
Medical Diagnostic....................................           59          1.96%       5,166,614          2.99%
Metal Working Tools...................................           57          1.90%       3,971,702          2.30%
Milling...............................................          103          3.43%       2,807,996          1.63%
Water Jet Cutting Machines............................           18          0.60%       2,527,361          1.46%
Other.................................................          187          6.22%      10,285,455          5.96%
                                                              -----    -----------  --------------        ------
TOTAL:................................................        3,005        100.00%  $  172,606,591        100.00%
                                                              -----    -----------  --------------        ------
                                                              -----    -----------  --------------        ------



          DISTRIBUTION OF THE CONTRACTS BY DISCOUNTED CONTRACT BALANCE



                                                                       PERCENT OF
                                                                         NUMBER
                                                           NUMBER          OF                           PERCENT
DISCOUNTED CONTRACT BALANCE                             OF CONTRACTS    CONTRACTS        ADCB        OF TOTAL ADCB
------------------------------------------------------  -------------  -----------  --------------  ---------------
$0 to $1,000..........................................            2          0.07%  $        1,468          0.00%
Over $1,000 to $5,000.................................           69          2.30%         230,083          0.13%
Over $5,000 to $10,000................................          167          5.56%       1,276,206          0.74%
Over $10,000 to $15,000...............................          174          5.79%       2,194,028          1.27%
Over $15,000 to $20,000...............................          219          7.29%       3,826,812          2.22%
Over $20,000 to $25,000...............................          221          7.35%       4,965,629          2.88%
Over $25,000 to $50,000...............................          784         26.09%      29,133,898         16.88%
Over $50,000 to $75,000...............................          627         20.87%      38,619,484         22.37%
Over $75,000 to $100,000..............................          316         10.52%      27,243,136         15.78%
Over $100,000 to $150,000.............................          288          9.58%      34,482,832         19.98%
Over $150,000 to $200,000.............................           77          2.56%      13,272,182          7.69%
Over $200,000 to $250,000.............................           28          0.93%       6,233,320          3.61%
Over $250,000 to $300,000.............................           10          0.33%       2,732,181          1.58%
Over $300,000 to $350,000.............................           14          0.47%       4,477,435          2.59%
Over $350,000 to $400,000.............................            4          0.13%       1,484,049          0.86%
Over $400,000 to $450,000.............................            2          0.07%         860,522          0.50%
Over $450,000 to $500,000.............................            1          0.03%         495,708          0.29%
Over $500,000 to $600,000.............................            2          0.07%       1,077,616          0.62%
                                                              -----    -----------  --------------        ------
TOTAL:................................................        3,005        100.00%  $  172,606,591        100.00%
                                                              -----    -----------  --------------        ------
                                                              -----    -----------  --------------        ------

                        DISTRIBUTION OF THE CONTRACTS BY
                      REMAINING MONTHS TO STATED MATURITY



                                                                       PERCENT OF
                                                                         NUMBER
                                                           NUMBER          OF                           PERCENT
REMAINING TERM                                          OF CONTRACTS    CONTRACTS        ADCB        OF TOTAL ADCB
------------------------------------------------------  -------------  -----------  --------------  ---------------
1 to 6 months.........................................            3          0.10%  $       71,604          0.04%
Over 6 to 12 months...................................          122          4.06%       2,268,746          1.31%
Over 12 to 24 months..................................          501         16.67%      15,594,799          9.03%
Over 24 to 36 months..................................          642         21.36%      28,382,965         16.44%
Over 36 to 48 months..................................          852         28.35%      56,439,620         32.70%
Over 48 to 60 months..................................          842         28.02%      64,220,938         37.21%
Over 60 to 72 months..................................           34          1.13%       3,946,941          2.29%
Over 72 to 84 months..................................            9          0.30%       1,680,980          0.97%
                                                              -----    -----------  --------------        ------
TOTAL:................................................        3,005        100.00%  $  172,606,591        100.00%
                                                              -----    -----------  --------------        ------
                                                              -----    -----------  --------------        ------



                        DISTRIBUTION OF THE CONTRACTS BY
                                 ORIGINAL TERM



                                                                       PERCENT OF
                                                                         NUMBER
                                                           NUMBER          OF                           PERCENT
ORIGINAL TERM                                           OF CONTRACTS    CONTRACTS        ADCB        OF TOTAL ADCB
------------------------------------------------------  -------------  -----------  --------------  ---------------
Over 6 to 12 months...................................            3          0.10%  $       51,365          0.03%
Over 12 to 24 months..................................           19          0.63%         394,715          0.23%
Over 24 to 36 months..................................          149          4.96%       4,690,405          2.72%
Over 36 to 48 months..................................          191          6.36%       6,939,906          4.02%
Over 48 to 60 months..................................        2,128         70.82%     119,786,172         69.40%
Over 60 to 72 months..................................          468         15.57%      33,152,320         19.21%
Over 72 to 84 months..................................           43          1.43%       6,786,212          3.93%
Over 84 to 96 months..................................            4          0.13%         805,497          0.47%
                                                              -----    -----------  --------------        ------
TOTAL:................................................        3,005        100.00%  $  172,606,591        100.00%
                                                              -----    -----------  --------------        ------
                                                              -----    -----------  --------------        ------


DELINQUENCY AND LOSS INFORMATION

    Set forth below is certain information regarding the delinquency and loss experience of Mitsui Vendor Leasing with respect to its portfolio of leases and/or loan contracts (including, but not limited to, the Contracts) for users of a variety of manufacturing, business and medical equipment, consisting primarily of machine tools (such as machining centers, lathes, milling machines and cutting machinery), medical equipment (such as diagnostic and therapeutic examination equipment for radiology, nuclear medicine and ultrasound and laboratory analysis equipment), photo-finishing equipment, plastic injection molding equipment and computer equipment (such as inventory control and tracking computer equipment, computer work stations, personal computers, data storage devices and other computer related peripheral equipment). There can be no assurance that the levels of delinquency and loss experience on the Contracts will be comparable to that set forth below. Moreover, due to the acquisition of contract portfolios from various Vendors and the development of additional finance programs with various Vendors, the data set forth is not necessarily comparable on a year-to-year basis.

                 MITSUI VENDOR LEASING (U.S.A.) INC. PORTFOLIO
                             DELINQUENCY EXPERIENCE
                                       AT



                                                  OCTOBER 31,
                                                     1998        DECEMBER 31, 1997  DECEMBER 31, 1996  DECEMBER 31, 1995
                                                ---------------  -----------------  -----------------  -----------------
Net Portfolio Investment(1)...................   $ 275,408,547    $   253,174,525    $   215,607,093    $   137,386,577
Delinquencies(2)
  31 to 60 days...............................       4.63%             1.95%              2.28%              3.29%
  61 to 90 days...............................       1.65%             0.65%              0.33%              2.21%
  Over 90 days................................       0.51%             0.72%              0.24%              0.85%
Total (Percent of Net
  Portfolio Investment)(3)....................       6.79%             3.32%              2.85%              6.35%


------------------------

(1) "Net Portfolio Investment" equals the sum of the aggregate amount of all scheduled payments required to be made under the terms of the related contracts plus the booked residual value of the related equipment, if any, plus the unamortized initial direct costs, less the unearned income.


(2) Mitsui Vendor Leasing classifies contracts as delinquent at the time a payment (or a portion thereof) remains unpaid 31 days or more following the date on which such payment is due. The amount classified as delinquent is the Net Portfolio Investment. Delinquent contracts are written-off in their entirety when a determination is made that the contract is uncollectible. See "Mitsui Vendor Leasing (U.S.A.) Inc.--Write-Off Policy" herein.


(3) The percentages in any column may not total 100% due to rounding.


    Mitsui Vendor Leasing's delinquency results at October 31, 1998 showed increases in both the 31 to 60 day and 61 to 90 day ranges. Mitsui Vendor Leasing attributes the increase primarily to the temporary effect of recent changes in servicing personnel. Such personnel changes have been effected and integrated, restoring the servicing staff to full coverage. No prediction can be made, however, as to future delinquency levels.



    For purposes of the following table, "gross losses" indicates the Net Portfolio Investment represented by that portion of those contracts that were written-off as uncollectible by Mitsui Vendor Leasing after giving effect to amounts collectible under applicable vendor recourse and the net value of equipment; and "net losses" represents gross losses after giving effect to recoveries.



                 MITSUI VENDOR LEASING (U.S.A.) INC. PORTFOLIO
                                LOSS EXPERIENCE
                                      FOR



                                   TEN MONTHS
                                     ENDED
                                  OCTOBER 31,    TWELVE MONTHS ENDED   TWELVE MONTHS ENDED   TWELVE MONTHS ENDED
                                      1998        DECEMBER 31, 1997     DECEMBER 31, 1996     DECEMBER 31, 1995
                                 --------------  --------------------  --------------------  --------------------
Net Portfolio Investment(1)....  $  275,408,547    $    253,174,525      $    215,607,093      $    137,386,577
Gross Losses...................  $      124,341    $        326,084      $        316,772      $        126,687
Recoveries.....................  $       38,389    $        125,514      $         40,369      $          9,597
Net Losses.....................  $       85,952    $        200,570      $        276,401      $        117,090
Net Losses as a Percentage of
  Average Net Portfolio
  Investment(3)................     0.04%(2)            0.09%                 0.16%                 0.12%


------------------------

(1) "Net Portfolio Investment" equals the sum of the aggregate amount of all scheduled payments required to be made under the terms of the related contracts plus the booked residual value of the related equipment, if any, plus the unamortized initial direct costs, less the unearned income.

(2) Annualized.

(3) Average Net Portfolio Investment is the average of the Net Portfolio Investment at the beginning and at the end of each period indicated.

    Mitsui Vendor Leasing's delinquency and net loss experience has historically been affected by prevailing economic conditions, particularly in industries and geographic regions in which it has end-user concentrations. Recently, for example, certain segments of the machine tool industry have experienced declining demand and pricing due to weakened export demand and to general economic conditions affecting the markets for certain types of machine tools. It cannot be predicted whether these or other trends will continue, increase or reverse, nor can any prediction be made as to the effect these trends, combined with general and other specific economic developments, will have on delinquency and net loss levels.

    Proceeds from the resale or other disposition of the related equipment constitute a significant component of Mitsui Vendor Leasing's recoveries on defaulted contracts. The resale value of individual items of equipment may be subject to obsolescence and sudden, significant decreases in value, whether or not caused by changes in general economic conditions or conditions affecting particular industries or geographic areas. Contractual recourse to Vendors, if available, may be an additional source for recoveries on defaulted contracts. The availability of such recourse is subject to economic conditions affecting Vendors and the particular terms of the applicable Vendor Program Agreements. See "The Contracts Generally--Vendor Program Agreements".

    THE DATA PRESENTED IN THE FOREGOING TABLES ARE FOR ILLUSTRATIVE PURPOSES ONLY AND THERE IS NO ASSURANCE THAT THE DELINQUENCY OR LOSS EXPERIENCE OF THE CONTRACTS WILL BE SIMILAR TO THAT SET FORTH ABOVE. SEE "RISK FACTORS" AND "CERTAIN LEGAL ASPECTS OF THE CONTRACTS."

                            THE CONTRACTS GENERALLY

    The Issuer will be entitled to all collections in respect of the Contracts in the Contract Pool, except for (i) collections attributable to any taxes, fees or other charges imposed by any governmental authority, (ii) collections representing reimbursements of insurance premiums or payments for certain services that were not financed by the Seller due on or after the applicable Cutoff Date for such Contracts, (iii) all late charges and certain other fees paid under the Contracts by the End-Users, (iv) collections (other than amounts paid by the Seller or Servicer) in respect of Ineligible Contracts, Warranty Contracts, Defaulted Contracts, Prepaid Contracts and Adjusted Contracts which have been conveyed to the Seller or the Servicer as described herein (amounts described in clauses (i) through (iv), "EXCLUDED AMOUNTS") and (v) collections relating to payments which were scheduled to be made by the End-Users on the Contracts pursuant to the terms of such Contracts prior to the related Cutoff Date.

CONTRACTS

    The Contracts to be included in the Contract Pool are either leases ("LEASES") or conditional sale agreements ("CSAS"). There is no limit on the number of Contracts in the Contract Pool which may consist of any of the foregoing types, although each Contract included in the Contract Pool is required to be an "Eligible Contract" as of the applicable Cutoff Date.


    CONTRACTS GENERALLY. The initial terms of the Contracts in the Contract Pool generally range from one to seven years. Each Contract in the Contract Pool is originated in the ordinary course of business by the related Vendor on its standard, pre-printed forms and is generally assigned to the Seller pursuant to the related Vendor Program Agreements. The Contract forms set forth the description of the Equipment and the amount and number of rental or installment payments the End-User is unconditionally obligated to pay; provided that certain of the Contracts in the Contract Pool allow the End-User to terminate the Contract prior to its stated maturity under a formula which provides a return in excess of the rate of return that would be earned from receipt of the Scheduled Payments due under such Contract. Generally, each Scheduled Payment is due in arrears on a monthly basis from the End-User and represents the amortization, on a level basis, of the total amount that End-User is required to pay throughout the term of a Contract.


    While the terms and conditions of the Contracts do not generally permit modification or termination by the End-User, such modification or termination may be permitted with the consent of the Servicer. It is expected that the Servicer will be allowed to consider and accommodate these modifications and terminations with respect to Contracts included in the Contract Pool, pursuant to the authority delegated to it in the Sale and Servicing Agreement, subject to certain conditions and covenants of the Servicer.

    Contracts generally include the End-User's undertaking, at its expense, or agreement to: (i) maintain the Equipment in accordance with manufacturer specifications; (ii) keep the Equipment free and clear of liens and encumbrances; (iii) pay all taxes related to the Contract payments and the Equipment; (iv) not modify the Equipment if that would change its originally intended use; (v) not dispose of the Equipment or assign the Contract; (vi) waive any rights to assert defects in the Equipment as a basis for setoff, counterclaim or nonperformance under the Contract; (vii) indemnify against liabilities arising from the use, possession or ownership of the Equipment; and
(viii) insure the Equipment against casualty loss and from liability claims in amounts customary to the End-User's business. The Contracts provide specifically identifiable events of default and remedies therefor. In most cases, the Seller is (or its assignees are) authorized to perform the End-User's obligations under the Contract at the End-User's expense, if it so elects, in cases where the End-User has failed to perform.

    The Leases to be included in the Contract Pool are substantially all "net leases" under which the End-User assumes responsibility for the Equipment as described in the preceding paragraph. Substantially all of the Leases are leases intended for security as defined in Section 1-201(37) of the UCC. Under leases intended for security, the lessor in effect finances the "purchase" of the leased property by the lessee and retains a security interest in the leased property. The lessee retains the leased property for substantially all its economic life and the lessor retains no significant residual interest. Such leases are considered conditional sales type leases for federal income tax purposes and, accordingly, the lessor does not take any federal tax benefits associated with the ownership of depreciable property. End of lease options for such Leases depend on the terms of the related individual lease agreement, but generally such terms provide for the purchase of the Equipment at a prestated price, which may be nominal.


EQUIPMENT

    The Contracts cover a variety of new and used equipment relating primarily to machine tools (such as machining centers, lathes, milling machines and cutting machinery), medical equipment (such as diagnostic and therapeutic examination equipment for radiology, nuclear medicine and ultrasound and laboratory analysis equipment), photo-finishing equipment, plastic injection molding equipment and computer equipment (such as inventory control and tracking computer equipment, computer work stations, personal computers, data storage devices and other computer related peripheral equipment) (collectively, the "EQUIPMENT"). All of the interests of the Seller in the Equipment (which consists or will consist of either title to the Equipment or a security interest in the Equipment) will be transferred to the Trust Depositor and in turn to the Issuer and then pledged by the Issuer to the Indenture Trustee under the Indenture as collateral security for the Issuer's obligations in respect of the Notes.

VENDOR PROGRAM AGREEMENTS


    A substantial portion of the Contracts included in the Contract Pool (representing approximately 98.75% of the ADCB of the Contract Pool as of the initial Cutoff Date) consist of Contracts originated by Vendors and assigned to the Seller pursuant to the Vendor Program Agreements. The Vendor Program Agreements are agreements between the Seller and equipment manufacturers, dealers and distributors ("VENDORS") which provide the Seller with the opportunity to finance transactions relating to the acquisition or use by an End-User of a Vendor's Equipment. The Vendor Program Agreements provide the Seller with a steady, sustainable flow of new business, generally with lower costs of origination than asset-based financing marketed directly to End-Users. Many of the Vendor Program Agreements provide various forms of support from the Vendor to the Seller, including representations and warranties by the Vendor in respect of the Contracts and related Equipment, credit support with respect to defaults by End-Users and Equipment repurchase and remarketing arrangements upon early termination of Contracts for default by the End-User. Some of the Vendor Program Agreements are exclusive and provide that the Seller will finance all of the Vendor's equipment sales (other than equipment sales financed independently by End-Users). Other Vendor Program Agreements are non-exclusive and permit the Vendor to finance its Equipment sales through other entities.


    Each Vendor Program Agreement generally includes the following provisions, among others:

        1. Vendor representations, warranties and covenants regarding each Contract assigned to the Seller, including among other things that: the obligations of the End-User under the assigned Contract are absolute, unconditional, noncancellable, enforceable in accordance with its terms and free from any rights of offset, counterclaim or defense; the Seller holds the sole original of the Contract and has either title to or a first priority perfected security interest in the Equipment; the Equipment has been irrevocably accepted by the End-User and will perform as warranted to the End-User; and the assigned Contract was duly authorized and signed by the End-User.

        2. Remedies in the event of a misrepresentation or breach of a warranty or covenant by the Vendor regarding an assigned Contract, usually require the Vendor to repurchase the affected Contract for the Seller's investment balance in the Contract plus costs incurred by the Seller in breaking any underlying funding arrangement (which may or may not be calculated in accordance with a specified formula).

        3. In the case of Equipment, remarketing support from the Vendor in the event of an End-User default and subsequent repossession or return of the Equipment under the Contract (to assist the Seller in realizing proceeds from the Equipment assigned as collateral security to support the obligations of the End-User under the Contract).

        4. The right of the Seller to further assign its interests in assigned Contracts, all payments thereunder and any related interest in Equipment.


    In addition to the foregoing, a Vendor Program Agreement may include recourse against the Vendor with respect to End-User defaults under certain identified Contracts, (i) by specifying that the assignment of the Contract from the Vendor to the Seller is with full recourse against the Vendor for such End-User defaults, (ii) by specifying that the Vendor will absorb a limited fixed dollar or percentage amount of "first losses" on the Contract, (iii) by inclusion of the Contract in an "ultimate net loss pool" ("UNL POOL") created under the Vendor Program Agreement or (iv) by providing for Vendor repurchase of the Contract or Vendor indemnification payments for breaches of certain representations and warranties made by the Vendor with respect to such Contract. In the event of an End-User default under a Contract which was assigned by the Vendor to the Seller subject to a UNL Pool, the Seller may draw against the UNL Pool up to the amount of the Seller's remaining unpaid investment balance in the defaulted Contract, but not in excess of the UNL Pool balance then available. Drawings may also be made against a UNL Pool with respect to Contracts that are not included in the Contract Pool and, accordingly, there can be no assurance that the UNL Pool will be available in the event of an End-User default under a Contract included in the Contract Pool.


CONTRACT FILES

    The Seller will indicate in the appropriate computer files relating to the Contracts that they have been transferred to the Issuer and pledged by the Issuer to the Indenture Trustee under the Indenture as collateral security for the Issuer's obligations in respect of the Notes. The Seller will also deliver to the Indenture Trustee a computer file or microfiche or written list containing a true and complete list of all Contracts which are included in the Contract Pool, identified by account number and by the Discounted Contract Balance as of the Cutoff Date.

COLLECTIONS ON CONTRACTS

    All collections received with respect to the Contracts will be allocated as described herein. See "Description of the Notes--Allocations." Prepayments will be given effect as of the last day of the Collection Period in which they are received and Scheduled Payments of principal made in advance of their due date will be given effect on their due date.

                      PREPAYMENT AND YIELD CONSIDERATIONS


    The rate of principal payments on the Offered Notes, the aggregate amount of interest payments on the Offered Notes and the yield to maturity of the Offered Notes are directly related to the rate of payments on the underlying Contracts. The payments on such Contracts may be in the form of Scheduled Payments, prepayments, made at the option or request of the related End-User or liquidations due to default, casualty and other events, the likelihood of which cannot be predicted. Any such payments may result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Contracts. In general, the rate of such payments may be influenced by a number of factors, including general economic conditions. The rate of principal payments with respect to any Class may also be affected by any repurchase by the Seller or the Servicer pursuant to the Transfer and Sale Agreement or Sale and Servicing Agreement, as applicable, of Ineligible Contracts, Warranty Contracts, Adjusted Contracts and Defaulted Contracts. In the event of a repurchase, the repurchase price will decrease the ADCB of the Contracts, leading to a principal repayment and causing the corresponding weighted average life of the Offered Notes to decrease. See "Risk Factors--Prepayments on the Contracts Affect the Yield of the Notes."



    In the event a Contract becomes a Defaulted Contract or an Adjusted Contract or becomes an Illegible Contract or Warranty Contract which would otherwise be required to be repurchased by the Seller, the Seller or, in the case of an Adjusted Contract, the Servicer, will have the option to substitute for the affected Contract another of similar characteristics (a "SUBSTITUTE CONTRACT"), subject to an overall limitation, in respect of Defaulted Contracts or Adjusted Contracts only, of an aggregate amount which, together with any Prepayment Shortfall Amounts required to be remitted by the Seller, is not to exceed 10% of the ADCB of the Contract Pool as of the initial Cutoff Date. In addition, CSAs are generally prepayable by their terms and the Servicer may at its option, under the terms of the Sale and Servicing Agreement, permit or agree to the early termination or full prepayment of any Contract not otherwise prepayable by its terms in certain circumstances, and on the terms and subject to the conditions more fully specified in the Sale and Servicing Agreement (any such Contract for which there is an early termination or full prepayment, a "PREPAID CONTRACT"). Such circumstances may include, without limitation, a full or partial buyout of the Equipment which is the subject of the Contract, or an equipment upgrade. The amount of the prepayment in full must not be less than the Discounted Contract Balance of such Prepaid Contract plus any accrued interest thereon at the Discount Rate to the last day of the related Collection Period. With respect to any Prepaid Contract the Servicer may at its option either (x) include such prepayment in full in the Available Amount for the related Payment Date or (y) reinvest the prepayment proceeds of such Prepaid Contract in one or more new Contracts having similar characteristics to such Prepaid Contract (each, an "ADDITIONAL CONTRACT"). The Additional Contracts and the Substitute Contracts will have a Discounted Contract Balance equal to or greater than that of the Contracts being replaced and the monthly payments on the Additional Contracts and Substitute Contracts will be at least equal to those of the replaced Contracts through the term of such replaced Contracts and shall provide for a last Scheduled Payment which is not beyond the end of the Collection Period prior to the August 2005 Payment Date, or to the extent the last Scheduled Payment on such Contract is due after the end of that Collection Period, only Scheduled Payments due on or prior to such date may be included in the Discounted Contract Balance of such Contract.



    The yield to maturity to the holders of the Offered Notes may also be affected by the exercise of the Trust Depositor of its right of optional redemption of the Notes if the ADCB of the Contract Pool at such time is equal to 15% or less of the ADCB of the Contract Pool as of the initial Cutoff Date. See "Description of the Notes--Optional Redemption" herein.



    The following chart sets forth the percentage of the Class A-1, Class A-2, Class A-3, and Class A-4 Note Initial Note Principal Balance which would be outstanding on the Payment Dates set forth below assuming a constant payment rate (a "CONSTANT PAYMENT RATE" or "CPR") of 0%, 6%, 12% and 18%, respectively. Such information is hypothetical and is set forth for illustrative purposes only. The CPR assumes that a fraction of the outstanding Contract Pool is prepaid on each Payment Date, which implies that each Contract in the Contract Pool is equally likely to prepay. The CPR measures prepayments based on the outstanding Discounted Contract Balances of the Contracts, after the payment of all Scheduled Payments on the Contracts during such Collection Period. The CPR further assumes that all Contracts are the same size and amortize at the same rate and that each Contract will be either paid as scheduled or prepaid in full. The amounts set forth below are based upon the timely receipt of scheduled monthly Contract payments as of the initial Cutoff Date, assume that no substitutions will be made for Prepaid Contracts, assume that the Trust Depositor exercises its option to cause a redemption of the Notes when the ADCB of the Contract Pool at such time is equal to 15% of the ADCB of the Contract Pool as of the initial Cutoff Date, assume the Closing Date is November 19, 1998 and are based upon the Statistical Discount Rate.

                               PERCENTAGE OF THE
                      CLASS A-1 INITIAL PRINCIPAL AMOUNT,
                      CLASS A-2 INITIAL PRINCIPAL AMOUNT,
                    CLASS A-3 INITIAL PRINCIPAL AMOUNT, AND
                       CLASS A-4 INITIAL PRINCIPAL AMOUNT
                     AT THE RESPECTIVE CPR SET FORTH BELOW



                                                                          CLASS A-1 NOTES
                                                           ----------------------------------------------
PAYMENT DATE                                                 0% CPR      6% CPR     12% CPR     18% CPR
Closing Date.............................................     100.00%     100.00%     100.00%     100.00%
November 25, 1998........................................      90.71%      89.00%      87.19%      85.26%
December 25, 1998........................................      82.71%      79.38%      75.86%      72.15%
January 25, 1999.........................................      74.59%      69.73%      64.64%      59.27%
February 25, 1999........................................      66.39%      60.10%      53.53%      46.66%
March 25, 1999...........................................      58.14%      50.50%      42.57%      34.33%
April 25, 1999...........................................      49.83%      40.94%      31.77%      22.27%
May 25, 1999.............................................      41.48%      31.44%      21.12%      10.51%
June 25, 1999............................................      33.11%      21.99%      10.64%       0.00%
July 25, 1999............................................      24.78%      12.69%       0.40%       0.00%
August 25, 1999..........................................      16.51%       3.52%       0.00%       0.00%
September 25, 1999.......................................       8.18%       0.00%       0.00%       0.00%
October 25, 1999.........................................       0.00%       0.00%       0.00%       0.00%
November 25, 1999........................................       0.00%       0.00%       0.00%       0.00%
December 25, 1999........................................       0.00%       0.00%       0.00%       0.00%
January 25, 2000.........................................       0.00%       0.00%       0.00%       0.00%
February 25, 2000........................................       0.00%       0.00%       0.00%       0.00%
March 25, 2000...........................................       0.00%       0.00%       0.00%       0.00%
April 25, 2000...........................................       0.00%       0.00%       0.00%       0.00%
May 25, 2000.............................................       0.00%       0.00%       0.00%       0.00%
June 25, 2000............................................       0.00%       0.00%       0.00%       0.00%
July 25, 2000............................................       0.00%       0.00%       0.00%       0.00%
August 25, 2000..........................................       0.00%       0.00%       0.00%       0.00%
September 25, 2000.......................................       0.00%       0.00%       0.00%       0.00%
October 25, 2000.........................................       0.00%       0.00%       0.00%       0.00%
November 25, 2000........................................       0.00%       0.00%       0.00%       0.00%
December 25, 2000........................................       0.00%       0.00%       0.00%       0.00%
January 25, 2001.........................................       0.00%       0.00%       0.00%       0.00%
February 25, 2001........................................       0.00%       0.00%       0.00%       0.00%
March 25, 2001...........................................       0.00%       0.00%       0.00%       0.00%
April 25, 2001...........................................       0.00%       0.00%       0.00%       0.00%
May 25, 2001.............................................       0.00%       0.00%       0.00%       0.00%
June 25, 2001............................................       0.00%       0.00%       0.00%       0.00%
July 25, 2001............................................       0.00%       0.00%       0.00%       0.00%
August 25, 2001..........................................       0.00%       0.00%       0.00%       0.00%
September 25, 2001.......................................       0.00%       0.00%       0.00%       0.00%
October 25, 2001.........................................       0.00%       0.00%       0.00%       0.00%
November 25, 2001........................................       0.00%       0.00%       0.00%       0.00%
December 25, 2001........................................       0.00%       0.00%       0.00%       0.00%
January 25, 2002.........................................       0.00%       0.00%       0.00%       0.00%
February 25, 2002........................................       0.00%       0.00%       0.00%       0.00%

Weighted Average Life (To Call)..........................        0.47        0.40        0.34        0.29

                                                                          CLASS A-2 NOTES
                                                           ----------------------------------------------
PAYMENT DATE                                                 0% CPR      6% CPR     12% CPR     18% CPR
Closing Date.............................................     100.00%     100.00%     100.00%     100.00%
November 25, 1998........................................     100.00%     100.00%     100.00%     100.00%
December 25, 1998........................................     100.00%     100.00%     100.00%     100.00%
January 25, 1999.........................................     100.00%     100.00%     100.00%     100.00%
February 25, 1999........................................     100.00%     100.00%     100.00%     100.00%
March 25, 1999...........................................     100.00%     100.00%     100.00%     100.00%
April 25, 1999...........................................     100.00%     100.00%     100.00%     100.00%
May 25, 1999.............................................     100.00%     100.00%     100.00%     100.00%
June 25, 1999............................................     100.00%     100.00%     100.00%      98.17%
July 25, 1999............................................     100.00%     100.00%     100.00%      77.14%
August 25, 1999..........................................     100.00%     100.00%      81.85%      56.77%
September 25, 1999.......................................     100.00%      89.40%      63.21%      36.87%
October 25, 1999.........................................      99.71%      72.31%      44.91%      17.51%
November 25, 1999........................................      84.28%      65.67%      27.21%       0.00%
December 25, 1999........................................      68.88%      39.22%       9.88%       0.00%
January 25, 2000.........................................      53.65%      23.09%       0.00%       0.00%
February 25, 2000........................................      38.48%       7.16%       0.00%       0.00%
March 25, 2000...........................................      23.54%       0.00%       0.00%       0.00%
April 25, 2000...........................................       8.74%       0.00%       0.00%       0.00%
May 25, 2000.............................................       0.00%       0.00%       0.00%       0.00%
June 25, 2000............................................       0.00%       0.00%       0.00%       0.00%
July 25, 2000............................................       0.00%       0.00%       0.00%       0.00%
August 25, 2000..........................................       0.00%       0.00%       0.00%       0.00%
September 25, 2000.......................................       0.00%       0.00%       0.00%       0.00%
October 25, 2000.........................................       0.00%       0.00%       0.00%       0.00%
November 25, 2000........................................       0.00%       0.00%       0.00%       0.00%
December 25, 2000........................................       0.00%       0.00%       0.00%       0.00%
January 25, 2001.........................................       0.00%       0.00%       0.00%       0.00%
February 25, 2001........................................       0.00%       0.00%       0.00%       0.00%
March 25, 2001...........................................       0.00%       0.00%       0.00%       0.00%
April 25, 2001...........................................       0.00%       0.00%       0.00%       0.00%
May 25, 2001.............................................       0.00%       0.00%       0.00%       0.00%
June 25, 2001............................................       0.00%       0.00%       0.00%       0.00%
July 25, 2001............................................       0.00%       0.00%       0.00%       0.00%
August 25, 2001..........................................       0.00%       0.00%       0.00%       0.00%
September 25, 2001.......................................       0.00%       0.00%       0.00%       0.00%
October 25, 2001.........................................       0.00%       0.00%       0.00%       0.00%
November 25, 2001........................................       0.00%       0.00%       0.00%       0.00%
December 25, 2001........................................       0.00%       0.00%       0.00%       0.00%
January 25, 2002.........................................       0.00%       0.00%       0.00%       0.00%
February 25, 2002........................................       0.00%       0.00%       0.00%       0.00%

Weighted Average Life (To Call)..........................        1.25        1.09        0.96        0.84

                                                                                   CLASS A-3 NOTES
                                                                    ----------------------------------------------
PAYMENT DATE                                                          0% CPR      6% CPR     12% CPR     18% CPR
Closing Date......................................................     100.00%     100.00%     100.00%     100.00%
November 25, 1998.................................................     100.00%     100.00%     100.00%     100.00%
December 25, 1998.................................................     100.00%     100.00%     100.00%     100.00%
January 25, 1999..................................................     100.00%     100.00%     100.00%     100.00%
February 25, 1999.................................................     100.00%     100.00%     100.00%     100.00%
March 25, 1999....................................................     100.00%     100.00%     100.00%     100.00%
April 25, 1999....................................................     100.00%     100.00%     100.00%     100.00%
May 25, 1999......................................................     100.00%     100.00%     100.00%     100.00%
June 25, 1999.....................................................     100.00%     100.00%     100.00%     100.00%
July 25, 1999.....................................................     100.00%     100.00%     100.00%     100.00%
August 25, 1999...................................................     100.00%     100.00%     100.00%     100.00%
September 25, 1999................................................     100.00%     100.00%     100.00%     100.00%
October 25, 1999..................................................     100.00%     100.00%     100.00%     100.00%
November 25, 1999.................................................     100.00%     100.00%     100.00%      99.30%
December 25, 1999.................................................     100.00%     100.00%     100.00%      87.70%
January 25, 2000..................................................     100.00%     100.00%      95.51%      76.50%
February 25, 2000.................................................     100.00%     100.00%      84.90%      65.63%
March 25, 2000....................................................     100.00%      94.60%      74.61%      55.18%
April 25, 2000....................................................     100.00%      84.78%      64.59%      45.08%
May 25, 2000......................................................      96.30%      75.23%      54.92%      35.41%
June 25, 2000.....................................................      87.06%      65.84%      45.50%      26.07%
July 25, 2000.....................................................      77.92%      56.63%      36.34%      17.06%
August 25, 2000...................................................      68.86%      47.59%      27.42%       8.36%
September 25, 2000................................................      60.04%      38.85%      18.86%       0.08%
October 25, 2000..................................................      51.25%      30.21%      10.47%       0.00%
November 25, 2000.................................................      42.67%      21.85%       2.42%       0.00%
December 25, 2000.................................................      34.34%      13.78%       0.00%       0.00%
January 25, 2001..................................................      26.14%       5.92%       0.00%       0.00%
February 25, 2001.................................................      18.03%       0.00%       0.00%       0.00%
March 25, 2001....................................................      10.07%       0.00%       0.00%       0.00%
April 25, 2001....................................................       2.21%       0.00%       0.00%       0.00%
May 25, 2001......................................................       0.00%       0.00%       0.00%       0.00%
June 25, 2001.....................................................       0.00%       0.00%       0.00%       0.00%
July 25, 2001.....................................................       0.00%       0.00%       0.00%       0.00%
August 25, 2001...................................................       0.00%       0.00%       0.00%       0.00%
September 25, 2001................................................       0.00%       0.00%       0.00%       0.00%
October 25, 2001..................................................       0.00%       0.00%       0.00%       0.00%
November 25, 2001.................................................       0.00%       0.00%       0.00%       0.00%
December 25, 2001.................................................       0.00%       0.00%       0.00%       0.00%
January 25, 2002..................................................       0.00%       0.00%       0.00%       0.00%
February 25, 2002.................................................       0.00%       0.00%       0.00%       0.00%

Weighted Average Life (To Call)...................................        2.00        1.80        1.61        1.45

                                                                          CLASS A-4 NOTES
                                                           ----------------------------------------------
PAYMENT DATE                                                 0% CPR      6% CPR     12% CPR     18% CPR
Closing Date.............................................     100.00%     100.00%     100.00%     100.00%
November 25, 1998........................................     100.00%     100.00%     100.00%     100.00%
December 25, 1998........................................     100.00%     100.00%     100.00%     100.00%
January 25, 1999.........................................     100.00%     100.00%     100.00%     100.00%
February 25, 1999........................................     100.00%     100.00%     100.00%     100.00%
March 25, 1999...........................................     100.00%     100.00%     100.00%     100.00%
April 25, 1999...........................................     100.00%     100.00%     100.00%     100.00%
May 25, 1999.............................................     100.00%     100.00%     100.00%     100.00%
June 25, 1999............................................     100.00%     100.00%     100.00%     100.00%
July 25, 1999............................................     100.00%     100.00%     100.00%     100.00%
August 25, 1999..........................................     100.00%     100.00%     100.00%     100.00%
September 25, 1999.......................................     100.00%     100.00%     100.00%     100.00%
October 25, 1999.........................................     100.00%     100.00%     100.00%     100.00%
November 25, 1999........................................     100.00%     100.00%     100.00%     100.00%
December 25, 1999........................................     100.00%     100.00%     100.00%     100.00%
January 25, 2000.........................................     100.00%     100.00%     100.00%     100.00%
February 25, 2000........................................     100.00%     100.00%     100.00%     100.00%
March 25, 2000...........................................     100.00%     100.00%     100.00%     100.00%
April 25, 2000...........................................     100.00%     100.00%     100.00%     100.00%
May 25, 2000.............................................     100.00%     100.00%     100.00%     100.00%
June 25, 2000............................................     100.00%     100.00%     100.00%     100.00%
July 25, 2000............................................     100.00%     100.00%     100.00%     100.00%
August 25, 2000..........................................     100.00%     100.00%     100.00%     100.00%
September 25, 2000.......................................     100.00%     100.00%     100.00%     100.00%
October 25, 2000.........................................     100.00%     100.00%     100.00%      93.71%
November 25, 2000........................................     100.00%     100.00%     100.00%      87.66%
December 25, 2000........................................     100.00%     100.00%      95.82%      81.91%
January 25, 2001.........................................     100.00%     100.00%      89.93%      76.39%
February 25, 2001........................................     100.00%      98.58%      84.20%      71.07%
March 25, 2001...........................................     100.00%      92.64%      78.66%      65.97%
April 25, 2001...........................................     100.00%      86.84%      73.30%      61.08%
May 25, 2001.............................................      95.60%      81.14%      68.08%      56.36%
June 25, 2001............................................      89.63%      75.66%      63.09%      51.88%
July 25, 2001............................................      83.83%      70.37%      58.32%      47.63%
August 25, 2001..........................................      78.15%      65.22%      53.72%       0.00%
September 25, 2001.......................................      72.57%      60.22%      49.29%       0.00%
October 25, 2001.........................................      67.15%      55.39%       0.00%       0.00%
November 25, 2001........................................      61.80%      50.67%       0.00%       0.00%
December 25, 2001........................................      56.67%       0.00%       0.00%       0.00%
January 25, 2002.........................................      51.64%       0.00%       0.00%       0.00%
February 25, 2002........................................       0.00%       0.00%       0.00%       0.00%

Weighted Average Life (To Call)..........................        3.06        2.88        2.70        2.51

WEIGHTED AVERAGE LIFE (YEARS)


    If the Trust Depositor does not exercise its option to cause a redemption of the Notes when the ADCB of the Contract Pool at such time is equal to 15% or less of the ADCB of the Contract Pool as of the initial Cutoff Date, the average life of the Class A-4 Notes would be 3.33 years, 3.16 years, 2.98 years and 2.80 years, for the 0% CPR, 6% CPR, 12% CPR and 18% CPR scenarios, respectively.



    The weighted average life of a Class A-1 Note, a Class A-2 Note, a Class A-3 Note or a Class A-4 Note is determined by (a) multiplying the amount of cash distributions in reduction of the outstanding principal amount of the Class A-1 Notes, outstanding principal amount of the Class A-2 Notes, outstanding principal amount of the Class A-3 Notes or outstanding principal amount of the Class A-4 Notes, as the case may be, on any given Payment Date by the number of months (including any fractional period of any such month) from the Closing Date to such Payment Date on which each such principal payment is made, (b) adding the results and (c) dividing the sum by the Class A-1 Initial Note Principal Balance, Class A-2 Initial Note Principal Balance, Class A-3 Initial Note Principal Balance or Class A-4 Note Initial Principal Balance, as the case may be.



SCHEDULED PAYMENTS



    The aggregate amount of Scheduled Payments scheduled to be received for the Contract Pool by the terms of the related Contracts is set forth in Annex A to this Prospectus. The information set forth in such Annex A is for informational purposes and does not purport to be a prediction of actual payments on the Contract Pool. Actual payments on the Contract Pool will differ, and may differ significantly, from the information presented therein.

                      MITSUI VENDOR LEASING (U.S.A.) INC.

    Mitsui Vendor Leasing (U.S.A.) Inc. ("MITSUI VENDOR LEASING," and in its capacity as the seller pursuant to the Transfer and Sale Agreement and as servicer pursuant to the Sale and Servicing Agreement, the "SELLER" and the "SERVICER," respectively) is a full service vendor leasing company which originates and manages asset-based financing. Mitsui Vendor Leasing acquires equipment leases and conditional sales contracts through various vendor programs covering primarily machine tool equipment, medical diagnostic equipment, photo-finishing equipment, plastic injection molding equipment and computer equipment.


    Mitsui Vendor Leasing was formerly known as Vendor Financial Services Corporation, which was incorporated in December 1992 in the State of Delaware. In October 1993 Vendor Financial Services Corporation was acquired by Mitsui Leasing Capital Corporation (which acquired 95.1% of its voting capital stock) and The Sakura Bank Limited (which acquired 4.9% of its voting capital stock). Mitsui Leasing Capital Corporation is a wholly-owned subsidiary of Mitsui Leasing and Development, Limited. As of the date of this Prospectus, these shareholders continue to hold these respective percentages of Mitsui Vendor Leasing's voting capital stock.


    Mitsui Vendor Leasing's strategy has been to specialize in providing vendors with fully functional captive finance capabilities. In filling this need of vendors, Mitsui Vendor Leasing promotes a long-term, tightly coupled strategic alliance with its vendor customers and becomes integrated into the sales and administrative processes of these vendors.


    As of the date of this Prospectus, Mitsui Vendor Leasing is involved in various lawsuits arising in the ordinary course of its business. In the opinion of management of Mitsui Vendor Leasing, the outcome of these matters will not have a material adverse effect on the financial condition or results of operations of Mitsui Vendor Leasing.


    Mitsui Vendor Leasing's principal executive offices are located at 6363 Greenwich Drive, Suite 100, San Diego, California 92122.

CREDIT UNDERWRITING PROCESS

    Mitsui Vendor Leasing's RISK POLICY MANUAL provides the compliance standards to be followed by all Mitsui Vendor Leasing credit analysts relating to investment and risk management, credit underwriting and due diligence standards. The primary factors involved in the extension of credit are (in order of importance) (1) the credit strength of the underlying end-user of the equipment,
(2) the value of the equipment to be financed including Vendor equipment remarketing support and (3) Vendor recourse.

    A credit analyst must underwrite all credit requests. Each credit analyst has an assigned approval authority based on experience and seniority (reflecting an understanding of Mitsui Vendor Leasing's business), including credit approval limits, applicable single transaction size and individual end-user exposure. Personnel at Mitsui Vendor Leasing's offices have credit approval authority up to $2,000,000.

    Credit review procedures require the preparation of a credit application setting out the structure and purpose of the transaction, the background and business of the proposed end-user and the reasons for recommending approval. Credit scoring is not used. In general, transactions in excess of $75,000 require financial statement disclosure consisting of at least the three most recent fiscal year-end financial statements and interim financial statements. Additionally, information from credit reporting agencies, bank and other credit references, trade references, and other information may be evaluated. Transactions involving small, privately held companies exhibiting limited financial resources require financial disclosure by their principals. An approval may contain restrictive conditions including a reduced financing term, related party guarantees or down payments.

    In initially establishing a vendor program agreement or other form of financing arrangement with a vendor, Mitsui Vendor Leasing completes a formal underwriting review of such vendor to ensure that the vendor can perform the financial and other obligations contained in any vendor program agreement. This review encompasses financial information analysis, equipment evaluation, a review of the quality of the end-user customer base and of relevant industry data. Vendors are generally required to be established in their field and must market industry-accepted equipment or other products. The vendor must have sufficient financial resources to support the financing relationship contemplated by Mitsui Vendor Leasing, and the vendor's equipment must maintain a substantial market position or in some other appropriate manner demonstrate marketplace acceptance.

DOCUMENTATION AND PRICING

    Most contracts are written as full-payout finance leases, although in some instances they are documented as conditional sales contracts (see "The Contracts Generally" above). Mitsui Vendor Leasing's documentation department both originates contracts for vendors that do not have such capabilities and reviews vendor originated documentation. As a key control point within Mitsui Vendor Leasing, pricing and credit approval are verified by this group and, when all requirements are satisfied, transaction funding is authorized.


    The yield at which Mitsui Vendor Leasing acquires a contract from a vendor (in other words, the discount rate applied by Mitsui Vendor Leasing to the scheduled payments to be received from the end-user), is set at the time the end-user credit is approved by Mitsui Vendor Leasing. However, the discount rate established by Mitsui Vendor Leasing with such vendor may vary from the rate the vendor uses in calculating the scheduled payments due from the end-user, thus resulting in an amount financed by Mitsui Vendor Leasing that is not exactly equal to the dealer invoiced cost. End of the contract term fixed equipment purchase options under contracts are priced at no more than such amount financed by Mitsui Vendor Leasing. Most contracts acquired by Mitsui Vendor Leasing provide for an end of contract term fixed equipment purchase option (see "The Contracts Generally" above).


PAYMENT PROCESSING

    Payments by end-users of amounts payable under their respective contracts are made by check mailed to a Mitsui Vendor Leasing post office box or by wire transfer to a Mitsui Vendor Leasing lock-box account. Invoices are mailed to end-users instructing the end-users to forward payments to such Mitsui Vendor Leasing post office box for processing by the lock-box bank at which such Mitsui Vendor Leasing lock-box account is maintained. End-users that wish to remit by wire transfer are provided with wire transfer instructions to remit to such Mitsui Vendor Leasing lock-box account.

    Invoices sent to end-users contain a remittance advice. The lock-box bank processes the deposits and credits Mitsui Vendor Leasing's lock-box account daily. The lock-box bank transmits the data electronically to Mitsui Vendor Leasing's accounts receivable system. Mitsui Vendor Leasing's accounts receivable system matches remittance information to cash deposits and applies payments to end-user accounts. The following day, a daily summary of deposits received by the lock-box bank is forwarded to Mitsui Vendor Leasing, together with copies of checks and remittance advices and any other information passed along with the payment. Unmatched deposits are recorded as unapplied cash for further review and processing after investigation by Mitsui Vendor Leasing.

CONTRACT COLLECTIONS

    Portfolio administrators are responsible for monitoring any change in the status of a contract as well as collection of delinquent contracts. Information on the activity of the Mitsui Vendor Leasing portfolio is available through lease management software licensed by Mitsui Vendor Leasing. All collection activity is entered into the system which includes collection tracking capabilities. Portfolio administrators have available at their computer terminals the latest status and collection history on each contract and related end-user. Activity notes are input directly into the collection system in order to facilitate monitoring of routine collection activity. Monthly portfolio quality review meetings are held with senior managers to review the status of various contracts and related end-users and of repossessed equipment.

    When a payment is determined to not have been received within 10 days of its contractual due date, Mitsui Vendor Leasing's lease management system automatically assesses a late charge and generates a computerized invoice which is sent directly to the end-user. Telephone contact is normally initiated when a contract payment is 15 days past due. Generally, a demand letter is sent to the end-user and all guarantors when a contract payment becomes 45 days past due. Telephone contact will be continued throughout the delinquency period. In most instances Mitsui Vendor Leasing will accelerate and demand payment from the end-user of the balance due under a contract when a contract payment becomes more than 90 days past due, but such action may be initiated more quickly, which subjects the end-user to repossession of equipment and legal action to collect the balance due.

    Mitsui Vendor Leasing's RISK POLICY MANUAL provides the compliance standards to be followed by all Mitsui Vendor Leasing portfolio administrators relating to the rewriting of transactions, transfers of interest and the extension of time to make payments due under contracts. The approval required in the case of end-user requests for contract restructuring or payment rescheduling is the same as that required for a new transaction. Such restructuring or rescheduling generally will only be approved in cases where it is believed that an end-user's financial difficulties are only temporary and that the equipment value will not be seriously impaired by such undertaking.

WRITE-OFF POLICY


    Mitsui Vendor Leasing's RISK POLICY MANUAL provides the standards to be followed for write-off of a contract balance, or a portion thereof as uncollectible. Generally, such write-off is deemed appropriate when one of two conditions is present. The first condition is when Mitsui Vendor Leasing has determined that all or a portion of a receivable is uncollectible. The second is when there is uncertainty as to the source or timing of the eventual payoff of the contract but certainty that such payoff, if it occurs, will be protracted as described below. Mitsui Vendor Leasing's classification system is designed so that when a contract (or any portion thereof) is classified as a loss, it must be written off as uncollectible within 30 days after such classification.


    When a scheduled payment under a contract reaches 180 days contractually past due, the portion of the account that exceeds the net asset value of the related equipment must be classified as a loss and written-off as uncollectible. Mitsui Vendor Leasing then generally takes a reasonable period of time (up to 6 months) to liquidate such equipment. If after such period the equipment has not been liquidated, then the liquidation effort is considered protracted and the remaining balance of the account is written-off in full (regardless of the net asset value of equipment securing the contract).

                              THE TRUST DEPOSITOR

    Mitsui Vendor Leasing Funding Corp. II (the "TRUST DEPOSITOR") is incorporated under the laws of the State of Delaware and is a wholly owned subsidiary of Mitsui Vendor Leasing. On the Closing Date, the Contracts and related interests described herein will be transferred by the Seller to the Trust Depositor, and in return the Trust Depositor will pay to the Seller the net proceeds received from the offering and sale of the Notes. See "Use of Proceeds" herein.

    The Trust Depositor has been formed solely for the purposes of the transactions described in this Prospectus; and under its incorporation documents and the Sale and Servicing Agreement, the Trust Depositor is not permitted to engage in any activity other than (i) acquiring the Contracts and related interests described herein, (ii) transferring and conveying the Contracts and related interests described herein and its rights under the Transfer and Sale Agreement to the Trust, and (iii) engaging in other transactions, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The Trust Depositor is prohibited from incurring any debt, issuing any obligations or incurring any liabilities, except in connection with the formation of the Trust and the issuance of the Notes. The Trust Depositor is not liable, responsible or obligated, directly or indirectly, for payment of any principal, interest or any other amount in respect of any of the Notes and will have no significant assets other than those conveyed to the Trust.

                            DESCRIPTION OF THE NOTES

    The statements under this caption are summaries, do not purport to be complete and are subject to and qualified in their entirety by reference to the Sale and Servicing Agreement and the Indenture (the "OPERATIVE DOCUMENTS"). Forms of the Operative Documents have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL


    The Notes will consist of the Class A Notes, the Class B Notes and the Class C Notes. The Class A Notes are further divided into four sub-Classes: the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes. The Notes will be issued pursuant to the Indenture between the Issuer and the Indenture Trustee. Only the Class A Notes are offered hereby (the "OFFERED NOTES").



    Each Class of the Offered Notes will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor depositary selected by the Issuer, the "DEPOSITARY"), except as set forth below under the heading "Description of the Notes--Definitive Notes." The Offered Notes will be available for purchase in minimum denominations of $1,000 and in integral multiples thereof in book-entry form. The Trust Depositor has been informed by DTC that DTC's nominee will be Cede & Co. See "--Book-Entry Registration" and "--Definitive Notes" below.


    The Indenture Trustee will be granted a first priority lien on the Trust Assets to secure the Notes. Distributions on the Notes (and each Class thereof) will be allocated as provided herein. The Notes are nonrecourse obligations of the Issuer only and do not represent interests in or obligations of the Seller, the Servicer, the Trust Depositor, or any affiliate thereof.

INTEREST


    Interest on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes will accrue on the outstanding principal amount thereof as of the preceding Payment Date (after giving effect to all distributions and allocations on such date) (or, in the case of the initial Payment Date, as of the Closing Date) at the applicable Class A-1 Interest Rate, the Class A-2 Interest Rate, the Class A-3 Interest Rate, the Class A-4 Interest Rate, the Class B Interest Rate or the Class C Interest Rate, respectively, on the basis of a year of 360 days consisting of twelve 30 day months from and including the most recent Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding the following Payment Date (each period for which interest accrues on the Notes, an "ACCRUAL PERIOD"), except that interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in each Accrual Period divided by 360. Interest on the Notes will be payable on each Payment Date to the holders of record of the Class A Notes (the "CLASS A NOTEHOLDERS"), the holders of record of the Class B Notes (the "CLASS B NOTEHOLDERS") and the holders of record of the Class C Notes (the "CLASS C NOTEHOLDERS"; together with the Class A Noteholders and the Class B Noteholders, the "NOTEHOLDERS") as of the related Record Date.



    Interest on the Class A Notes is payable on a Payment Date from Available Amounts on such date (and after application of such Available Amounts to pay the Trustees' Fee, any outstanding Servicer Advances and the Servicing Fee). Interest on the Class B Notes is payable on a Payment Date from Available Amounts on such date, but only after the application of such Available Amounts to pay the Trustees' Fee, any outstanding Servicer Advances, the Servicing Fee, and interest on the Class A Notes. Interest on the Class C Notes is payable on a Payment Date from Available Amounts on such date, but only after the application of such Available Amounts to pay the Trustees' Fee, any outstanding Servicer Advances, the Servicing Fee, and interest on the Class A Notes and the Class B Notes.



    If on any Payment Date, after the Trustees' Fee, any unpaid Servicer Advances and the Servicing Fee have been paid, Available Amounts are insufficient to pay all interest due on the Notes, the remaining

Available Amounts will be allocated first to pay all interest due on the Class A Notes (and will be allocated among each Class of the Class A Notes PRO RATA based on the ratio of the interest payable on the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, as applicable, to the interest payable on the Class A Notes as a whole), second to pay all interest due on the Class B Notes, and third to pay all interest due on the Class C Notes.


PRINCIPAL


    The stated maturity of the Class A-1 Notes is the November 1999 Payment Date; the stated maturity of the Class A-2 Notes is the November 2000 Payment Date; the stated maturity of the Class A-3 Notes is the November 2001 Payment Date; and the stated maturity of each other Class of Notes is the February 2006 Payment Date. However, if all payments on the Contracts are made as scheduled, final payment with respect to the Notes (other than the Class A-1 Notes) would occur earlier than stated maturity.



    Principal of the Class A Notes will be payable on each Payment Date in an amount equal to the Class A Principal Payment Amount for such Payment Date to the extent Available Amounts are available therefor, but after payment from such Available Amounts of the Trustees' Fee, any unpaid Servicer Advances, the Servicing Fee and interest payments due on the Notes. Principal of the Class B Notes will be payable on each Payment Date in an amount equal to the Class B Principal Payment Amount for such Payment Date to the extent Available Amounts are available therefor, but after payment from such Available Amounts of the Trustees' Fee, any unpaid Servicer Advances, the Servicing Fee, interest payments due on the Notes, and the payment of the Class A Principal Payment Amount. Principal of the Class C Notes will be payable on each Payment Date in an amount equal to the Class C Principal Payment Amount for such Payment Date to the extent Available Amounts are available therefor, but after payment from such Available Amounts of the Trustees' Fee, any unpaid Servicer Advances, the Servicing Fee, interest payments due on the Notes, and the payment of the Class A Principal Payment Amount and the Class B Principal Payment Amount. See "--Allocations" herein.


    As a result of the levels of the Applicable Percentage described below, all amounts to be distributed as principal of the Notes will be distributed on the Class A-1 Notes until the Class A-1 Notes are paid in full. In addition, failure to pay the Class A Principal Payment Amount, the Class B Principal Payment Amount or the Class C Principal Payment Amount on any Payment Date prior to the stated maturity date for such Class of Notes will not constitute an Event of Default under the Indenture, except to the extent caused by any failure to remit or allocate Available Amounts to be used to make such Class A Principal Payment Amount, Class B Principal Payment Amount or Class C Principal Payment Amount. See "--Events of Default."

    As used herein, the following terms shall have the following meanings:

        The "ADCB" means, with respect to the Contracts, the sum of the Discounted Contract Balances of each Contract included in the group of Contracts for which an ADCB determination is being made.

        The "AGGREGATE PRINCIPAL PAYDOWN AMOUNT" means, for any Payment Date, an amount (not less than zero) equal to (a) the ADCB of the Contract Pool as of the beginning of business on the first day of the immediately preceding Collection Period, minus (b) the ADCB of the Contract Pool as of the close of business on the last day of the immediately preceding Collection Period. Such decline in the ADCB of the Contract Pool for such immediately preceding Collection Period may be through payment, prepayment, default and writeoff, determination of ineligibility, substitution or addition of the Contracts or as may otherwise be described herein.


        The "APPLICABLE PERCENTAGE" means, (i) for the Class A Notes, 100% until the Class A-1 Notes are paid in full, and thereafter approximately 87.2006%,
    (ii) for the Class B Notes, 0% until the Class A-1 Notes are paid in full, and thereafter approximately 5.3519%, and (iii) for the Class C Notes, 0% until the Class A-1 Notes are paid in full, and thereafter approximately 4.6383%.

        "CLASS A PRINCIPAL PAYMENT AMOUNT" means, with respect to any Payment Date, the lesser of (a) the aggregate outstanding principal amount of the Class A Notes and (b) the Applicable Percentage for the Class A Notes for such Payment Date, multiplied by the Aggregate Principal Paydown Amount for such Payment Date; provided, that, on the stated maturity date of the Class A-1, Class A-2, Class A-3 or Class A-4 Notes, the Class A Principal Payment Amount shall in no event be less than the amount necessary to reduce the outstanding principal balance of the maturing Class to zero.



        "CLASS B PRINCIPAL PAYMENT AMOUNT" means, with respect to any Payment Date, the lesser of (a) the aggregate outstanding principal amount of the Class B Notes and (b) the Applicable Percentage for the Class B Notes for such Payment Date, multiplied by the Aggregate Principal Paydown Amount for such Payment Date.



        "CLASS C PRINCIPAL PAYMENT AMOUNT" means, with respect to any Payment Date, the lesser of (a) the aggregate outstanding principal amount of the Class C Notes and (b) the Applicable Percentage for the Class C Notes for such Payment Date, multiplied by the Aggregate Principal Paydown Amount for such Payment Date.



        "DISCOUNTED CONTRACT BALANCE" means with respect to any Contract, (a) as of the related Cutoff Date, the present value of all of the remaining Scheduled Payments becoming due under such Contract after the applicable Cutoff Date discounted monthly at the Discount Rate and (b) as of any other date of determination, the sum of (i) the present value of all of the remaining Scheduled Payments becoming due under such Contract on or after such date of determination discounted monthly at the Discount Rate and (ii) the aggregate amount of all Scheduled Payments due and payable under such Contract after the applicable Cutoff Date and prior to such date of determination that have not then been received by the Servicer; provided that the Discounted Contract Balance of any Defaulted Contract will be equal to zero. The Discounted Contract Balance for each Contract shall be calculated assuming:


         (a) All payments due in any Collection Period are due on the last day of the Collection Period;

         (b) Payments are discounted on a monthly basis using a 30 day month and a 360 day year; and

         (c) All security deposits and drawings under letters of credit, if any, issued in support of a Contract are applied to reduce Scheduled Payments in inverse order of the due date thereof.

        "SCHEDULED PAYMENTS" means, with respect to any Contract, rent or financing payment (whether attributable to principal or interest) scheduled to be made by the related End-User under the terms of such Contract after the related Cutoff Date; provided that Scheduled Payments will not include any Excluded Amounts. Substantially all of the Contracts included in the Contract Pool provide for Scheduled Payments to be made monthly.

ALLOCATIONS

    AS LONG AS NO EVENT OF DEFAULT OR RESTRICTING EVENT HAS OCCURRED AND IS CONTINUING. So long as no Event of Default or Restricting Event has occurred and is continuing, on the second Business Day prior to each Payment Date (each, a "DETERMINATION DATE"), the Servicer shall instruct the Indenture Trustee to withdraw, and on such Payment Date the Indenture Trustee acting in accordance with such instructions shall withdraw, the amounts required to be withdrawn from the Collection Account in order to make the following payments or allocations from the Available Amounts for the related Payment Date, in the following order of priority (in each case, such payment or transfer to be made only to the extent funds remain available therefor after all prior payments and transfers for such Payment Date have been made):

    (A) pay to the Trustees their respective portions (if any) of the Trustees' Fee for such Payment Date together with any unpaid Trustees' Fees from previous Payment Dates;



    (B) pay to the Servicer, the amount of any unreimbursed Servicer Advances;



    (C) pay to the Servicer, the monthly Servicing Fee for the preceding Collection Period together with any amounts in respect of the Servicing Fee that were due in respect of prior Collection Periods that remain unpaid;



    (D) pay to the Indenture Trustee, on behalf of the Class A Notes, an amount equal to (i) interest accrued in respect of such Class A Notes for the Accrual Period immediately preceding such Payment Date, plus (ii) any accrued and unpaid interest from prior Accrual Periods; provided that, if the Available Amounts remaining to be allocated as described in this clause are less than the full amount required to be so paid, such remaining Available Amounts shall be allocated among each Class of the Class A Notes PRO RATA based on the ratio of the interest payable on the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, as applicable, to the interest payable on the Class A Notes as a whole;



    (E) pay to the Indenture Trustee, on behalf of the Class B Notes, an amount equal to (i) the interest accrued thereon for the Accrual Period immediately preceding such Payment Date, plus (ii) any accrued and unpaid interest from prior Accrual Periods;



    (F) pay to the Indenture Trustee, on behalf of the Class C Notes, an amount equal to (i) interest accrued thereon for the Accrual Period immediately preceding such Payment Date, plus (ii) any accrued and unpaid interest from prior Accrual Periods;



    (G) pay to the Indenture Trustee, on behalf of the Class A Notes, an amount equal to (i) the Class A Principal Payment Amount for such Payment Date, plus (ii) any unpaid Class A Principal Payment Amount from prior Payment Dates;



    (H) pay to the Indenture Trustee, on behalf of the holders of the Class B Notes, an amount equal to (i) the Class B Principal Payment Amount for such Payment Date, plus (ii) any unpaid Class B Principal Payment Amount from prior Payment Dates;



    (I) pay to the Indenture Trustee, on behalf of the holders of the Class C Notes, an amount equal to (i) the Class C Principal Payment Amount for such Payment Date, plus (ii) any unpaid Class C Principal Payment Amount from prior Payment Dates;



    (J) pay to the Indenture Trustee for deposit into the Reserve Fund, an amount equal to the difference between the Required Reserve Fund Amount and the Reserve Fund Amount on deposit in the Reserve Fund; and



    (K) Available Amounts remaining, after the allocations described in paragraphs (A) through (J) above, shall be paid to the holder of the trust certificates issued by the Trust and will thereafter not be available to make payments in respect of the Notes or otherwise be part of Available Amounts.



    So long as no Event of Default or Restricting Event has occurred and is continuing, on each Payment Date the Class A Principal Payment Amount will be allocated sequentially among the Class A-1, Class A-2, Class A-3 and Class A-4 Notes so that the entire Class A Principal Payment Amount will be allocated, first, to the Class A-1 Notes until the Class A-1 Notes are paid in full, second, to the Class A-2 Notes until the Class A-2 Notes are paid in full, third, to the Class A-3 Notes until the Class A-3 Notes are paid in full and, fourth, to the Class A-4 Notes until the Class A-4 Notes are paid in full.



    As used herein, "AVAILABLE AMOUNTS" means as of any Payment Date, the sum of
(i) all amounts on deposit in the Collection Account as of the immediately preceding Determination Date on account of Scheduled Payments due on or before, as well as prepayments (and any Prepayment Shortfall Amounts) received on or before, the last day of the Collection Period immediately preceeding such Payment Date (in each case other than Excluded Amounts); (ii) amounts received upon the repurchase of Contracts by the Seller, (iii) Recoveries received during the preceding Collection Period from the liquidation of the Contracts and disposition of the related Equipment upon defaults thereunder (net of the expenses of such liquidation or disposition), (iv) proceeds of any Servicer Advances, (v) any amounts allocated from the Reserve Fund and (vi) earnings on amounts held in the Collection Account and the Reserve Fund.



    Pursuant to the Indenture, on each Payment Date the Indenture Trustee will distribute all amounts paid to it on behalf of any one of the Class A-1, Class A-2, Class A-3, Class A-4, Class B or Class C Notes as described in the foregoing paragraphs to the Noteholders of such Class PRO RATA in accordance with the respective amounts owed thereto.


    FOLLOWING AN EVENT OF DEFAULT OR RESTRICTING EVENT. On each Determination Date after the occurrence and during the continuance of an Event of Default or Restricting Event, the Servicer shall instruct the Indenture Trustee to withdraw, and on the related Payment Date the Indenture Trustee, acting in accordance with such instructions, shall withdraw, the amounts required to be withdrawn from the Collection Account in order to make the following payments or allocations from the Available Amounts, in the following order of priority (in each case, such payment or transfer to be made only to the extent funds remain available therefor after all prior payments and transfers for such Payment Date have been made):


    (A) pay to the Trustees their respective portions (if any) of the Trustees' Fee for such Payment Date together with any unpaid Trustees' Fees from previous Payment Dates;



    (B) pay to the Servicer, the amount of any unreimbursed Servicer Advance;



    (C) pay to the Servicer, the monthly Servicing Fee for the preceding Collection Period together with any amounts in respect of the Servicing Fee that were due in respect of prior Collection Periods that remain unpaid;



    (D) pay to the Indenture Trustee, on behalf of the Class A Notes, an amount equal to (i) interest accrued in respect of such Class A Notes for the Accrual Period immediately preceding such Payment Date, plus (ii) any accrued and unpaid interest from prior Accrual Periods; provided that, if the Available Amounts remaining to be allocated as described in this clause are less than the full amount required to be so paid, such remaining Available Amounts shall be allocated among each Class of the Class A Notes PRO RATA based on the ratio of the interest payable on the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, as applicable, to the interest payable on the Class A Notes as a whole;



    (E) pay to the Indenture Trustee, on behalf of the Class B Notes, an amount equal to (i) the interest accrued thereon for the Accrual Period immediately preceding such Payment Date, plus (ii) any accrued and unpaid interest from prior Accrual Periods;



    (F) pay to the Indenture Trustee, on behalf of the Class C Notes, an amount equal to (i) interest accrued in respect of the Class C Notes for the Accrual Period immediately preceding such Payment Date, plus (ii) any accrued and unpaid interest from prior Accrual Periods;



    (G) pay to the Indenture Trustee, on behalf of the Class A Notes, an amount equal to all remaining Available Amounts for such Payment Date, until the aggregate outstanding principal amount of the Class A Notes has been paid in full; with all amounts paid as described in this clause to be allocated first to the Class A-1 Notes until the Class A-1 Notes have been paid in full and then among the Class A-2, Class A-3 and Class A-4 Notes, PRO RATA, based on the outstanding principal amounts thereof;



    (H) after the Class A Notes have been paid in full, pay to the Indenture Trustee, on behalf of the Class B Notes, an amount equal to all remaining Available Amounts for such Payment Date, until the aggregate outstanding principal amount of the Class B Notes has been paid in full;

    (I) after the Class B Notes have been paid in full, pay to the Indenture Trustee, on behalf of the Class C Notes, an amount equal to all remaining Available Amounts until the aggregate outstanding principal amount of the Class C Notes has been paid in full; and



    (J) Available Amounts remaining, after the allocations described in paragraphs (A) through (I) above, shall be paid to the holder of the trust certificates issued by the Trust and will thereafter not be available to make payments in respect of the Notes or otherwise be part of Available Amounts.


RESERVE FUND


    A trust account has been established by the Trust Depositor in the name of, and maintained by, the Indenture Trustee (the "RESERVE FUND"). On the Closing Date the Trust Depositor will deposit (or cause to be deposited) in the Reserve Fund an amount equal to 1.35% of the ADCB of the Contract Pool as of the initial Cutoff Date (approximately $2,330,189) (the "INITIAL RESERVE FUND DEPOSIT").



    Pursuant to the Sale and Servicing Agreement, the amount on deposit at any time in the Reserve Fund (the "RESERVE FUND AMOUNT") will be required to equal the lesser of (a) the Initial Reserve Fund Deposit and (b) the aggregate outstanding principal amount of the Notes. Such amount required to be held in the Reserve Fund is referred to herein as the "REQUIRED RESERVE FUND AMOUNT." Other than with respect to the Initial Reserve Fund Deposit made by the Trust Depositor on the Closing Date, deposits in the Reserve Fund shall be made solely from Available Amounts, to the extent available after the payment of certain fees and expenses, interest and principal on the Notes and certain other amounts, as described above under "--Allocations--AS LONG AS NO EVENT OF DEFAULT OR RESTRICTING EVENT HAS OCCURRED AND IS CONTINUING." Amounts on deposit in the Reserve Fund generally will be invested in Eligible Investments at the direction of the Servicer (or, if a Servicer Termination Event has occurred and is continuing, the Indenture Trustee shall direct such investments in accordance with the Sale and Servicing Agreement). Any earnings (net of losses and investment expenses) on funds in the Reserve Fund will be deposited in the Collection Account held therein and be treated as Available Amounts. Losses on funds in the Reserve Fund will be charged against the amounts on deposit in the Reserve Fund.



    Amounts held from time to time in the Reserve Fund will continue to be held for the benefit of the Noteholders. On each Payment Date, funds will be withdrawn from the Reserve Fund to the extent that Available Amounts with respect to any Payment Date are less than the amount necessary to pay interest on the Notes or principal on the Notes at the related stated maturity date; provided that upon the occurrence of an Event of Default or a Restricting Event, any amounts remaining in the Reserve Fund shall be applied on the next Payment Date to pay principal on the Notes as described above under "--Allocations-- FOLLOWING AN EVENT OF DEFAULT OR RESTRICTING EVENT." In addition, on any Payment Date if, after giving effect to all allocations and distributions on such Payment Date, the Reserve Fund Amount exceeds the Required Reserve Fund Amount, such excess will be distributed to the Trust Depositor. Upon any such distributions to the Trust Depositor, the Noteholders will have no further rights in, or claims to, such amounts.



    The Trust Depositor may, from time to time after the date of this Prospectus, request each Rating Agency that rated the Notes to approve a decrease in the Required Reserve Fund Amount. If each Rating Agency delivers a letter to Issuer, the Trust Depositor and the Indenture Trustee to the effect that such decrease in the Required Reserve Fund Amount will not result in a qualification, reduction, withdrawal or downgrade of its then current rating of any Class of Notes, then the Required Reserve Fund Amount will be so decreased.


DEFAULTED CONTRACTS

    A Contract will be deemed to be in default (a "DEFAULTED CONTRACT") if (i) it is more than 120 days past due; or (ii) if at any time the Servicer determines, in accordance with its customary and usual practices, that such Contract is not collectible (taking into account any available Vendor recourse). The current policy of the Servicer with respect to writing off Contracts is described in "Mitsui Vendor Leasing (U.S.A.) Inc.--Write-Off Policy" above.


    Upon classification as a Defaulted Contract, the Servicer shall accelerate all payments due thereunder or take such other action as the Servicer reasonably believes will maximize the amount of Recoveries in respect thereof and shall otherwise follow its customary and usual collection procedures, which may include the repossession and sale of the related Equipment on behalf of the Issuer. In the event of a failure to pay and an inability to collect amounts due from the End-User, the Trust will be dependent on recoveries from the sale of the related Equipment and, if available, Insurance Proceeds and amounts received in respect of Vendor recourse to pay the Discounted Contract Balance and any delinquent Scheduled Payments or other amounts due on the Defaulted Contract. Any recoveries on account of a previously Defaulted Contract (including proceeds of repossessed Equipment or other property, Insurance Proceeds and amounts subsequently received pursuant to a Vendor Program Agreement with a Vendor, but net of amounts representing costs and expenses of liquidation incurred by the Servicer, such recoveries net of such amounts, "RECOVERIES") shall be deemed to be Available Amounts.


COLLECTION ACCOUNT


    The Servicer and Indenture Trustee shall cause to be established and maintained in the name of the Indenture Trustee for the benefit of the Noteholders, with an office or branch of a depositary institution or trust company (which may include the Indenture Trustee) organized under the laws of the United States of America or any one of the states thereof and located in the state designated by the Servicer, a segregated corporate trust account (the "COLLECTION ACCOUNT"); provided that at all times such depositary institution or trust company shall be (a) the corporate trust department of the Indenture Trustee or, (b) a depositary institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) (A) which has either (1) a long-term unsecured debt rating acceptable to the Rating Agencies or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, (B) the parent corporation of which has either (1) a long-term unsecured debt rating acceptable to the Rating Agencies or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (C) is otherwise acceptable to the Rating Agencies and
(ii) whose deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC," and any such depositary institution or trust company, a "QUALIFIED INSTITUTION"). The Collection Account will initially be established and maintained with the Indenture Trustee.



    Funds in the Collection Account generally will be invested at the direction of the Servicer (or, if a Servicer Termination Event has occurred and is continuing the Indenture Trustee shall direct such investments in accordance with the Sale and Servicing Agreement) in: (i) obligations fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depositary institutions or trust companies having commercial paper with the highest rating from each Rating Agency, (iii) commercial paper (or other short-term obligations) having, at the time of the Indenture Trustee's investment therein, the highest rating from each Rating Agency, (iv) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC, (v) notes or banker's acceptances issued by any depositary institution or trust company described in (ii) above, (vi) money market funds which have the highest rating from, or have otherwise been approved in writing by, each Rating Agency, (vii) time deposits with an entity the commercial paper of which has the highest rating from each Rating Agency, (viii) eligible repurchase agreements and (ix) any other investments approved in writing by each Rating Agency (collectively, "ELIGIBLE INVESTMENTS"). Any earnings (net of losses and investment expenses) on funds in the Collection Account will be held therein and be treated as Available Amounts. Losses on funds in the Collection Account will be charged against the amounts on deposit in the Collection Account.

REPLACEMENT ACCOUNTS

    If any institution with which any of the accounts established pursuant to the Sale and Servicing Agreement or the Indenture are established ceases to be a Qualified Institution, the Servicer or the Indenture Trustee (as the case may be) shall, within ten Business Days, establish a replacement account at a Qualified Institution after notice thereof.

EVENTS OF DEFAULT


    Allocations of Available Amounts will be made as described above under "--Allocations--AS LONG AS NO EVENT OF DEFAULT OR RESTRICTING EVENT HAS OCCURRED AND IS CONTINUING" unless and until an Event of Default or Restricting Event has occurred and is continuing, in which case allocations of Available Amounts will be made as described above under "--Allocations--FOLLOWING AN EVENT OF DEFAULT OR RESTRICTING EVENT." An "EVENT OF DEFAULT" refers to any of the following events:



    (a) a default for five or more calendar days in the payment of the full amount of accrued and unpaid interest on any Class A Note, Class B Note or Class C Note;


    (b) failure to pay the outstanding principal amount of any Note, if any, on its related stated maturity date;


    (c) failure on the part of the Seller, the Servicer or the Issuer to observe or perform any other covenants or agreements of such entity set forth in the Sale and Servicing Agreement or the Indenture, which failure has a material adverse effect on the Noteholders and which continues unremedied for a period of 60 days after written notice; provided that only a five
       (5) day cure period shall apply in the case of a failure by the Seller or the Issuer to observe their respective covenants not to grant a security interest in or otherwise intentionally create a lien on the Contracts;


    (d) any representation or warranty made by the Issuer, the Trust Depositor or the Seller in the Sale and Servicing Agreement or the Indenture or any information required to be given by the Seller or the Trust Depositor to the Indenture Trustee to identify the Contracts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect, which failure has a material adverse effect on the Noteholders and which continues unremedied for a period of 60 days after written notice (it being understood and acknowledged that, if any such breach occurs with respect to one or more Contracts, the Seller may remedy such breach by the repurchase of such Contracts during such period in accordance with the provisions of the Sale and Servicing Agreement and the Transfer and Sale Agreement);

    (e) if a conservator, receiver or liquidator of the Trust or the Trust Depositor was appointed or if certain other events relating to the bankruptcy, insolvency or receivership of the Trust or the Trust Depositor were to occur (an "INSOLVENCY EVENT"); or

    (f) the Issuer becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


    An Event of Default may be waived if the Required Controlling Holders provide written notice to the Issuer, the Trust Depositor, the Servicer and the Indenture Trustee of such waiver. In the event the Indenture Trustee has actual knowledge of an Event of Default, it will be required to notify, among others, the Issuer, the Servicer and the Seller.



    If an Insolvency Event relating to the Trust Depositor or the Issuer occurs, pursuant to the Sale and Servicing Agreement, on the day of such Insolvency Event, the Trust Depositor will promptly give notice to the Indenture Trustee of the Insolvency Event, and the Indenture Trustee will, if directed by the Required Controlling Holders, promptly act to sell, dispose of or otherwise liquidate the Contracts in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of Contracts will be deposited in the Collection Account and allocated as described in the Sale and Servicing Agreement and herein. If the proceeds of any collections on Contracts in the Collection Account allocated to Noteholders of any Class is not sufficient to pay the aggregate outstanding principal amount of the Notes of such Class in full, such Noteholders will incur a loss.

    As used herein, "REQUIRED CONTROLLING HOLDERS" means (i) prior to the payment in full of the Class A Notes outstanding, Class A Noteholders evidencing more than 66 2/3% of the aggregate outstanding principal amount of the Class A Notes, (ii) from and after the payment in full of the Class A Notes, Class B Noteholders holding Class B Notes evidencing more than 66 2/3% of the aggregate outstanding principal amount of the Class B Notes and (iii) from and after the payment in full of the Class B Notes outstanding, Class C Noteholders holding Class C Notes evidencing more than 66 2/3% of the aggregate outstanding principal amount of the Class C Notes.

RESTRICTING EVENTS


    Prior to the occurrence of a Restricting Event, allocations of Available Amounts will be made as described above under "--Allocations--AS LONG AS NO EVENT OF DEFAULT OR RESTRICTING EVENT HAS OCCURRED AND IS CONTINUING" unless and until an Event of Default or Restricting Event has occurred and is continuing, in which case allocations of Available Amounts will be made as described above under "-- Allocations--FOLLOWING AN EVENT OF DEFAULT OR RESTRICTING EVENT." A "RESTRICTING EVENT" refers to any of the following events:



    (a) as of any Payment Date, the weighted average ADCB during the three (3) preceding Collection Periods of all Contracts in respect to which a Scheduled Payment is more than sixty (60) days past due at any time during such three (3) preceding Collection Periods, exceeds 3.0% of the weighted average of ADCB of all Contracts in the Contract Pool during such three Collection Periods; or



    (b) as of any Payment Date, the product of (i) two (2) multiplied by (ii) the difference between (x) the sum of the ADCB for each of the six (6) preceding Collection Periods of all Contracts that became Defaulted Contracts during such six (6) preceding Collection Periods and (y) Recoveries received during such six preceding Collection Periods on account of all Defaulted Contracts, exceeds 3.0% of the weighted average ADCB of all Contracts in the Contract Pool during such six Collection Periods; or



    (c) a Servicer Termination Event has occurred and is continuing.



SERVICING COMPENSATION



    The Servicer's compensation with respect to its servicing activities and reimbursement for its expenses for any Collection Period will be a servicing fee (the "SERVICING FEE") calculated monthly, and payable on each Payment Date, in an amount equal to the product of (i) one-twelfth, (ii) 1.00% (such percentage, the "SERVICING FEE PERCENTAGE") and (iii) the ADCB of the Contract Pool as of the beginning of the related Collection Period. The Servicing Fee will be funded from Available Amounts and will be paid on the Payment Date with respect to each Collection Period from the Collection Account. In addition as compensation for acting as Servicer, the Servicer will be entitled to all late charges, documentation fees, administrative charges and extension fees paid by the End-Users (such fees and charges are included in definition of Excluded Amounts).



    The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Contracts including, without limitation, expenses related to the enforcement of the Contracts, payment of the fees and disbursements of the Administrator and independent accountants, casualty insurance on Equipment (to the extent the Contracts provide for the Seller to pay for such insurance) and other fees which are not expressly stated in the Sale and Servicing Agreement to be payable by the Trust, the Noteholders or the Trust Depositor (other than federal, state, local and foreign income, franchise or other taxes based on income, if any, or any interest or penalties with respect thereto, imposed upon the Trust).


RECORD DATE


    Payments on the Offered Notes will be made as described herein to the Noteholders in whose names the Offered Notes were registered (expected to be Cede, as nominee of DTC) at the close of business on the Record Date. However, the final payment on the Offered Notes offered hereby will be made only upon presentation and surrender of such Notes. All payments with respect to the principal of and interest on the Offered Notes (each, a "DISTRIBUTION") will be made to DTC in immediately available funds. See "Description of the Notes--Book-Entry Registration."


OPTIONAL REDEMPTION

    The Trust Depositor may repurchase all remaining Contracts and related assets, and thus effect the early redemption of the Notes on any Payment Date on or after which the ADCB of the Contract Pool is equal to 15% or less of the ADCB of the Contract Pool as of the initial Cutoff Date. The price at which the Trust Depositor will be required to purchase the Contracts in order to exercise such option will be equal to the greater of (i) the ADCB of the Contract Pool and
(ii) the amount that when applied pursuant to the Indenture together with all other amounts available thereunder will be sufficient to redeem the Notes at a price equal to the unpaid principal amount of the Notes plus accrued and unpaid interest thereon through the date of redemption.

REPORTS


    No later than the third Business Day prior to each Payment Date, the Servicer will forward to the Indenture Trustee and each Rating Agency a statement (the "MONTHLY REPORT") prepared by the Servicer setting forth certain information with respect to the Contract Pool and the Notes, including: (i) the ADCB (A) as of the end of the related Collection Period and (B) as of the end of the second Collection Period preceding such Payment Date (or, in the case of Contracts that were first added to the Contract Pool during the related Collection Period, as of the Cutoff Date for such Contracts); (ii) the Class A Principal Payment Amount, the Class B Principal Payment Amount and the Class C Principal Payment Amount (including the calculations utilized in the determination thereof); (iii) the ADCB of Contracts held by the Issuer which were more than 30, 60, and 90 days delinquent as of the end of such Collection Period; (iv) the Discounted Contract Balance of each Contract in the Contract Pool that became a Defaulted Contract during such Collection Period and cumulatively for each preceding Collection Period; (v) the Trustees' Fee and Servicing Fee for such Payment Date; (vi) the ADCB of all Substitute Contracts and Additional Contracts during such Collection Period and collectively during such Collection Period and all preceding Collection Periods; and (vii) the Available Amounts with respect to the related Collection Period (including the calculation utilized in the determination thereof).


    With respect to each Payment Date, the Monthly Report also will include the following information with respect to the Notes: (i) the total amount distributed; (ii) the amount allocable to interest on the Notes and each Class thereof; and (iii) the amount allocable to principal on the Notes and each Class thereof. On each Payment Date, the Indenture Trustee (or an agent on its behalf), will forward to each Noteholder of record a copy of the Monthly Report.


    On or before January 31 of each calendar year, commencing January 31, 1999, the Indenture Trustee (or an agent on its behalf) will furnish (or cause to be furnished) to each person who at any time during the preceding calendar year was a Noteholder of record, a statement containing the information required to be provided by an issuer of indebtedness under the Code for such preceding calendar year or the applicable portion thereof during which such person was a Noteholder, together with such other customary information as is necessary to enable the Noteholders to prepare their tax returns. See "Federal Income Tax Consequences."


LIST OF NOTEHOLDERS

    At such time, if any, as Definitive Notes have been issued, upon written request of any Noteholder or group of Noteholders of record holding Notes evidencing not less than 10% of the aggregate unpaid principal amount of the Notes, the Indenture Trustee will afford such Noteholders access during normal business hours to the current list of Noteholders for purpose of communicating with other Noteholders with respect to their rights under the Indenture, the Sale and Servicing Agreement or the Notes. While the Notes are held in book-entry form, holders of beneficial interests in the Notes will not have access to a list of other holders of beneficial interests in the Notes, which may impede the ability of such holders of beneficial interests to communicate with each other. See "--Book-Entry Registration" below.

BOOK-ENTRY REGISTRATION


    Holders may only hold their Offered Notes through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.



    Cede, as nominee for DTC, will hold the global Class A-1 Note or Notes, the global Class A-2 Note or Notes, the global Class A-3 Note or Notes, and the global Class A-4 Note or Notes. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Morgan Guaranty Trust will act as depositary for Euroclear (in such capacities, the "DEPOSITARIES").


    DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("PARTICIPANTS") and facilitate the settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of notes. Participants include the Underwriter, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS").

    Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other hand, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its Depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see "Federal Income Tax Consequences."


    Noteholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Notes may do so only through Participants and Indirect Participants. In addition, Noteholders will receive all distributions of principal and interest on the Offered Notes from the Indenture Trustee through DTC and its Participants. Under a book-entry format, Noteholders will receive payments after the related Payment Date, as the case may be, because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or holders of beneficial interests in the Offered Notes. It is anticipated that the only Class A-1 Noteholder, Class A-2 Noteholder, Class A-3 Noteholder, and Class A-4 Noteholder will be Cede & Co., as nominee of DTC, and that holders of beneficial interests in the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, or Class A-4 Notes, respectively, under the Indenture will only be permitted to exercise the rights of Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders Class A-4 Noteholders, respectively, under the Indenture indirectly through DTC and its Participants who in turn will exercise their rights through DTC.



    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Notes and is required to receive and transmit distributions of principal of and interest on the Offered Notes. Participants and Indirect Participants with which holders of beneficial interests in the Offered Notes have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of these respective holders.



    Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of holders of beneficial interests in the Offered Notes to pledge Offered Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Offered Notes, may be limited due to the lack of a Definitive Note for such Offered Notes.



    DTC has advised the Trust Depositor that it will take any action permitted to be taken by a Class A-1 Noteholder, Class A-2 Noteholder, Class A-3 Noteholder or Class A-4 Noteholder under the Indenture only at the direction of one or more Participants to whose account with DTC the Offered Notes are credited. Additionally, DTC has advised the Trust Depositor that it may take actions with respect to percentage interests in any particular Class of the Offered Notes represented by holders of beneficial interests evidencing that percentage, which actions may conflict with other of its actions with respect to other percentage interests therein.


    CEDEL is incorporated under the laws of Luxembourg as a professional depositary. CEDEL holds securities for its participating organizations ("CEDEL PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depositary, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriter. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for participants of Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates, and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "EUROCLEAR OPERATOR"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policies for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriter. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.


    Distributions with respect to Offered Notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant systems rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences." CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.



    Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Notes among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

    Except as required by law, none of the Indenture Trustee, the Servicer, the Seller, the Trust Depositor or the Owner Trustee will have any liability for any aspect of the records relating to, actions taken or implemented by, or payments made on account of, beneficial ownership interests in the Offered Notes held through DTC, or for maintaining, supervising or reviewing any records or actions relating to such beneficial ownership interests.


DEFINITIVE NOTES


    The Offered Notes will be issued in fully registered, authenticated form to beneficial owners or their nominees (the "DEFINITIVE NOTES"), rather than to DTC or its nominee, only if (a) the Issuer (through the Administrator) advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depositary with respect to such Offered Notes, and the Indenture Trustee or the Issuer is unable to locate a qualified successor or (b) the Issuer (through the Administrator) at its option elects to terminate the book-entry system through DTC.



    Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee is required to notify all beneficial owners for each Class of Offered Notes held through DTC of the availability of Definitive Notes for such Class. Upon surrender by DTC of the Definitive Note representing the Offered Notes and instructions for re-registration, the Indenture Trustee will issue such Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders under the Indenture. The Indenture Trustee will also notify the holders of any adjustment to the Record Date with respect to the Offered Notes necessary to enable the Indenture Trustee to make distributions to holders of the Definitive Notes for such Class of record as of each Payment Date.



    Additionally, upon the occurrence of any such event described above, distribution of principal of and interest on the Offered Notes will be made by the Indenture Trustee directly to holders in accordance with the procedures set forth herein and in the Indenture. Distributions will be made by check, mailed to the address of such holder as it appears on the Note register. Upon at least 10 days' notice to Noteholders for such Class, however, the final payment on any Offered Note (whether the Definitive Notes or the Offered Note for such Class registered in the name of Cede representing the Offered Notes of such Class) will be made only upon presentation and surrender of such Offered Note at the office or agency specified in the notice of final distribution to Noteholders.


    Definitive Notes of each Class will be transferable and exchangeable at the offices of the Indenture Trustee or its agent in New York, New York, which the Indenture Trustee shall designate on or prior to the issuance of any Definitive Notes with respect to such Class. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

ADMINISTRATION AGREEMENT


    Mitsui Vendor Leasing, in its capacity as administrator (in such capacity, the "ADMINISTRATOR"), will enter into an administration agreement (the "ADMINISTRATION AGREEMENT") with the Trust, the Trust Depositor and the Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in the Administration Agreement, to provide the notices and to perform other administrative obligations required to be provided or performed by the Trust or the Indenture Trustee under the Indenture. The Administrator in the Administration Agreement agrees to perform certain accounting functions of the Trust which the Owner Trustee is required to perform pursuant to the Trust Agreement, including but not limited to maintaining the books of the Trust and filing tax returns for the Trust. As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee, which will be paid by the Servicer out of the Servicing Fee, if available, and will not be separately payable from or reduce the Available Amounts.

                      THE TRANSFER AND SALE AGREEMENT AND
                     SALE AND SERVICING AGREEMENT GENERALLY

    The following is a summary of the material terms of the Transfer and Sale Agreement and Sale and Servicing Agreement, the forms of which were filed as exhibits to the Registration Statement of which this Prospectus is a part, and this summary is qualified in its entirety by reference to the Transfer and Sale Agreement and Sale and Servicing Agreement, respectively.

CONVEYANCE OF CONTRACTS


    Pursuant to the Transfer and Sale Agreement, the Seller will sell or contribute, transfer, assign, set over and otherwise convey to the Trust Depositor, without recourse (except as expressly set forth in the Transfer and Sale Agreement) all of the Seller's right, title and interest in and to (i) the Contracts (including all Additional Contracts and Substitute Contracts, if any),
(ii) all monies due or to become due in payment of such Contracts on and after the related Cutoff Date, any prepayments, and any Recoveries received with respect thereto, but excluding any Scheduled Payments due prior to the related Cutoff Date and any Excluded Amounts, (iii) the related Equipment (which may be limited to a security interest therein), including all proceeds from any sale or other disposition of such Equipment, (iv) the related Contract Files, (v) any proceeds with respect to each such Contract under any related Vendor Assignment, Vendor Program Agreement and any other guarantee or similar credit enhancement with respect thereto, (vi) all payments made with respect to each such Contract under any insurance policy covering physical damage to the related Equipment (the "INSURANCE PROCEEDS") and (vii) all income and proceeds of the foregoing. Pursuant to the Sale and Servicing Agreement, the Trust Depositor in turn will transfer, set over and otherwise convey to the Issuer, without recourse (except as expressly set forth in the Sale and Servicing Agreement) the assets described in clauses (i) through (vii) in the preceding sentence and its rights under the Transfer and Sale Agreement (referred to collectively as the "TRANSFERRED ASSETS"). Pursuant to the Indenture, the Issuer will grant a lien on (i) the Transferred Assets and (ii) such amounts as from time to time may be held in the Collection Account and the Reserve Fund, together with any net investment earnings on funds therein, (iii) the rights of the Issuer under the Sale and Servicing Agreement, and (iv) proceeds of any of the foregoing (collectively, the "TRUST ASSETS"), in favor of the Indenture Trustee to secure payment of its obligations under the Notes and the Indenture. For a description of Excluded Amounts, see "The Contracts Generally."



    Under the Sale and Servicing Agreement, the Servicer will retain custody of (but not title to) the Contracts, the Contract Files and any related evidence of insurance payments, Scheduled Payments and any other similar payments under the Contracts. From and after the conveyance of any Contracts to the Trust Depositor, the Seller will cause its computer accounting systems to be marked to show that the Contracts transferred thereunder have been conveyed to the Issuer (and have been pledged by the Issuer to the Indenture Trustee under the Indenture), and prior to conveyance the Seller or the Trust Depositor will file UCC financing statements reflecting (A) the conveyance to the Trust Depositor pursuant to the Transfer and Sale Agreement of the Transferred Assets (other than the Trust Depositor's rights under the Transfer and Sale Agreement), (B) the conveyance to the Issuer pursuant to the Sale and Servicing Agreement of Transferred Assets and (C) the grant of a lien thereon and on the other Trust Assets in favor of the Indenture Trustee pursuant to the Indenture. The Seller will notate in the appropriate computer files relating to the Contracts, that all interests in the Contracts have been conveyed to the Issuer pursuant to the Sale and Servicing Agreement and have been pledged by the Issuer to the Indenture Trustee pursuant to the Indenture. See "Certain Legal Aspects of the Contracts."


REPRESENTATIONS AND WARRANTIES

    The Seller has made certain representations and warranties in the Transfer and Sale Agreement with respect to the Contracts transferred thereunder as of the Cutoff Date, and the Seller will similarly make or be deemed to have made certain representations and warranties with respect to each Additional Contract and Substitute Contract as of its related Cutoff Date, including that: (i) the information with respect to the Contracts listed on the Schedule of Contracts attached to the Sale and Servicing Agreement is true and correct in all material respects; (ii) immediately prior to the transfer of a Contract and any related Equipment (or security interest therein) to the Trust Depositor, such Contract was owned by the Seller free and clear of any adverse claim; (iii) no Scheduled Payment related to the Contract is (A) as of the date of sale or transfer more than 60 days delinquent, (B) a payment as to which the related Equipment has been repossessed or (C) a payment as to which the related Equipment has been charged-off in accordance with the credit and collection policies of the Servicer; (iv) no provision of the Contract has been either waived, altered or modified in any respect, except as allowed under the credit and collection policies of the Servicer and by instruments or documents contained in the Contract File (other than payment delinquencies permitted under clause (iii) above); (v) the Contract is a valid and binding payment obligation of the End-User and is enforceable in accordance with its terms (except as may be limited by applicable insolvency, bankruptcy or other similar laws affecting enforceability of creditors' rights generally and the availability of equitable remedies); (vi) the Contract is not subject to rights of rescission, setoff, counterclaim or defense and, to the Seller's knowledge, no such rights have been asserted or threatened with respect to the Contract; (vii) the Contract, at the time it was made, did not violate the laws of the United States or any state in any manner which would materially and adversely affect the enforceability or collectibility of such Contract; (viii) (A) the Contract and any related Equipment have not been sold, transferred, assigned or pledged by the Seller to any other person and (B) such contract is secured by a fully perfected Lien of the first priority on the related Equipment (except to the extent such perfection is not required in accordance with the applicable End-User UCC Filing Requirement); (ix) all filings and other actions required to be made, taken or performed by any Person in any jurisdiction to give the Trust a first priority perfected Lien or ownership interest in the Contracts and a first priority perfected security interest in the Seller's interest in the Equipment have been made, taken or performed; (x) the End-User is not to the Seller's knowledge, subject to bankruptcy or other insolvency proceedings; (xi) the Contract is a U.S. dollar-denominated obligation and the related End-User's billing address is in the United States; (xii) the Contract provides for periodic Scheduled Payments to be made, which are principally due and payable on a monthly or quarterly basis; (xiii) the Contract does not require the prior written consent of an End-User or contain any other restriction on the transfer or assignment of the Contract (other than a consent or waiver of such restriction that has been obtained prior to the date of such Contract's conveyance to the Issuer); (xiv) the obligations of the related End-User under such Contract are irrevocable and unconditional and non-cancelable (without the right to set off for any reason and net of any maintenance or cost per copy charges); (xv) the Contract does not have a stated maturity of longer than 82 months; (xvi) no adverse selection procedure was used in selecting the Contract for transfer; (xvii) the End-User under the Contract is required to maintain casualty insurance or to self-insure with respect to the related Equipment; (xviii) such Contract provides that in the event of a casualty loss in respect of the related Equipment, the End-User is required to repair or replace the related Equipment or pay an amount not less than the present value of all remaining Scheduled Payments discounted at the Discount Rate plus any past due amounts as of the date of determination; (xix) the Contract constitutes chattel paper, an account, or a general intangible as defined under the UCC and if the Contract constitutes "chattel paper" for purposes of the UCC, there exists an original counterpart of the Contract in the Contract file; (xx) no Contract is a "consumer lease" as defined in Section 2A-103(l)(e) of the UCC; (xxi) each Lease is a "triple net lease" under which the End-User is responsible for the maintenance of the related Equipment in accordance with general industry standards applicable to such item of Equipment, which in all cases shall include the payment of any taxes with respect to such Equipment; (xxii) no Contract permits the End-User to make a prepayment of such Contract in full in an amount less than the Discounted Contract Balance of such Contract plus any accrued interest thereon at the Discount Rate to the last day of the related Collection Period (except that the CSAs included in the Contract Pool as of the initial Cutoff Date may utilize a discount rate not greater than 8% to calculate the amount required for the End-User to exercise its option to prepay the Contract in full); (xxiii) by the Closing Date or the related Cutoff Date (as applicable), the portions of the electronic master record of the Seller relating to such Contract will have been clearly and unambiguously marked to show that such Contract constitutes part of the Trust Assets and is owned by the Trust in accordance with the terms of the Sale and Servicing Agreement; (xxiv) the computer tape prepared by the Seller and containing information with respect to such Contract that was made available by the Seller to the Indenture Trustee on the Closing Date or the related Cutoff Date (as applicable) and was used to select such Contract was complete and accurate in all material respects as of the applicable Cut-off Date; (xxv) such Contract was originated directly by the Seller or acquired by the Seller and has been sold and assigned by the Seller to the Trust Depositor without any fraud or misrepresentation on the part of the Seller; (xxvi) such Contract is not subject to any guarantee by the Seller nor has the Seller established any specific credit reserve with respect to the related End-User; (xxvii) such Contract provides that (A) the Seller (or its assignees) may accelerate all remaining Scheduled Payments if the related End-User is in default under any of its obligations under such Contract and (B) the related End-User may not elect to utilize its security deposit to offset any remaining Scheduled Payment; (xxviii) the related End-User is required to maintain the related Equipment in good working order and bear all costs of operating the related Equipment (including the payment of taxes); (xxix) such Contract has not been terminated as a result of a casualty loss to the related Equipment or for any other reason; (xxx) the Discounted Contract Balance of such Contract does not include the amount of any security deposit held by the Servicer or the Seller; (xxxi) the related End-User has represented to the Seller that such End-User has accepted the related Equipment and has had a reasonable opportunity to inspect and test such Equipment and the Seller has not been notified of any defects therein; (xxxii) all payments in respect of such Contract will be made free and clear of, and without deduction or withholding for or on account of, any taxes, unless such withholding or deduction is required by law; (xxxiii) the related End-User is unconditionally obligated to make periodic lease payments (including taxes) notwithstanding damage to or destruction of the related Equipment, or any other event in respect of the related Equipment, including equipment obsolescence; and (xxxiv) such Contract is not a Defaulted Contract;



    The foregoing representations and warranties, as appropriate, will be reaffirmed by the Seller with respect to any Substitute Contract transferred to the Trust Depositor. A Contract which satisfies all of the above representations and warranties as of the applicable Cut-off Date shall be termed an "ELIGIBLE CONTRACT." A Contract that is not an Eligible Contract is referred to herein as an "INELIGIBLE CONTRACT." In addition, the Seller will represent and warrant to the Trust Depositor that the conveyance pursuant to the Transfer and Sale Agreement constitutes a valid assignment to the Trust Depositor of all right, title and interest of the Seller in the related Contracts, whether then existing or thereafter created, and the proceeds thereof, which is effective as of the date of conveyance of such Contracts.


    Neither the Owner Trustee (either as Owner Trustee or in its individual capacity) nor the Indenture Trustee (either as Indenture Trustee or in its individual capacity) shall make or be deemed to have made any representations or warranties, express or implied, regarding the Trust Assets or the transfers thereof by the Seller, the Trust Depositor or the Issuer.


    Under the terms of the Transfer and Sale Agreement and the Sale and Servicing Agreement, each Contract must be an Eligible Contract as of its date of transfer to the Issuer. The Seller will be obligated to repurchase from the Trust any Ineligible Contract transferred by the Seller and any interest in Equipment that is subject to such Ineligible Contract no later than the second Business Day prior to the third Determination Date after the Seller becomes aware, or receives written notice from the Servicer, the Issuer, the Trust Depositor or the Indenture Trustee of the breach of any representation or warranty made by the Seller in the Transfer and Sale Agreement, that materially adversely affects the interests of the Issuer or the Noteholders in such Contract, which breach has not been cured or waived in all material respects. This repurchase obligation will constitute the sole remedy available to the Issuer, the Trust Depositor, the Indenture Trustee and the Noteholders for a breach of a representation or warranty by the Seller under the Transfer and Sale Agreement with respect to such a Contract.


    Pursuant to the Sale and Servicing Agreement, an Ineligible Contract shall be reassigned to the Seller pursuant to the Transfer and Sale Agreement and the Sale and Servicing Agreement as described in the preceding paragraph, and the Seller shall make a deposit in the Collection Account in immediately available funds in an amount equal to the sum of the Discounted Contract Balance of the Ineligible Contract plus any accrued interest thereon at the Discount Rate to the last day of the related Collection Period. Any amount deposited into the Collection Account in connection with the reassignment of an Ineligible Contract (the amount of such deposit being referred to herein as a "REPURCHASE AMOUNT" shall be considered payment in full of the Ineligible Contract. Any such Repurchase Amount shall be treated as an Available Amount. In the alternative, the Seller may convey to the Trust a Substitute Contract (otherwise satisfying the terms and conditions generally applicable to Substitute Contracts in other situations described herein) in replacement for the affected Ineligible Contract, which shall thereupon be reconveyed by the Trust to the Seller.


CONCENTRATION AMOUNTS

    In addition to the representations and warranties made by the Seller with respect to the Contracts as described above under "--Representations and Warranties," the Seller will represent and warrant in the Transfer and Sale Agreement, as of the initial Cutoff Date, as follows:


    (i) the ADCB of all Contracts with a single End-User as of the initial Cutoff Date does not exceed approximately 0.66% of the ADCB of the Contract Pool as of the initial Cutoff Date;



    (ii) the ADCB of all Contracts with the twenty (20) largest End-Users (by ADCB of Contracts with such End-Users) as of the initial Cutoff Date does not exceed approximately 6.72% of the ADCB of the Contract Pool as of the initial Cutoff Date;



    (iii) the ADCB of all Contracts related to a single Vendor as of the initial Cutoff Date does not exceed approximately 19.09% of the ADCB of the Contract Pool as of the initial Cutoff Date;



    (iv) the ADCB of all Contracts with End-Users located in a single State of the United States as of the initial Cutoff Date does not exceed approximately 32.38% of the ADCB of the Contract Pool as of the initial Cutoff Date; and



    (v) the ADCB of all Contracts with related Equipment of a single type as of the Cutoff Date does not exceed approximately 28.97% of the ADCB of the Contract Pool as of the initial Cutoff Date.



    On the date an Additional Contract or Substitute Contract is added to the Contract Pool, the Seller will make the foregoing representations and warranties as if such transfer occurred on the Closing Date; provided that, for the purposes thereof (i) the Contract Pool on the Closing Date shall be deemed to include such Additional Contract or Substitute Contract, as the case may be, in lieu of the Contract being replaced or substituted and (ii) the Discounted Contract Balance of such Additional Contract or Substitute Contract, as the case may be, shall be equal to the Discounted Contract Balance thereof as of the related Cutoff Date.



    Pursuant to the Transfer and Sale Agreement and the Sale and Servicing Agreement, the Seller will be obligated to repurchase from the Issuer such number of Contracts as shall be necessary to remedy a breach of any of the foregoing representations or warranties, which breach has not been cured or waived in all material respects (each such Contract, a "WARRANTY CONTRACT"). Such repurchase shall occur no later than the second Business Day prior the third Determination Date after the Seller becomes aware, or receives written notice from the Indenture Trustee or the Servicer of such breach. This repurchase obligation will constitute the sole remedy against the Seller available to the Issuer, the Trust Depositor, the Indenture Trustee and the Noteholders for a breach of one of the foregoing representations or warranties.


    Pursuant to the Transfer and Sale Agreement and the Sale and Servicing Agreement, the Seller shall make a deposit in the Collection Account in immediately available funds in an amount equal to the sum of the Discounted Contract Balance of the Warranty Contract (together with accrued interest thereon at the Discount Rate) and any outstanding Servicer Advances thereon (unless the Seller is the Servicer, in which

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case such Servicer Advances need not be so deposited). Such amount deposited into the Collection Account in connection with the reassignment of a Warranty Contract shall be considered payment in full thereof. Any such amount shall be considered a "REPURCHASE AMOUNT" and shall be treated as an Available Amount. In the alternative, the Seller may to convey to the Issuer a Substitute Contract (otherwise satisfying the terms and conditions generally applicable to Substitute Contracts in other situations described herein) in replacement for the affected Warranty Contract, which shall thereupon be reconveyed by the Issuer to the Seller.


INDEMNIFICATION

    The Sale and Servicing Agreement provides that the Servicer will indemnify the Issuer, the Trust Depositor, the Indenture Trustee, their respective officers, directors, agents and employees and the holders of any Notes from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon the Issuer, the Trust Depositor, the Indenture Trustee or the holders of any Notes through the Servicer's breach of the Sale and Servicing Agreement, the gross negligence willful misfeasance or bad faith of the Servicer in the performance of its duties under the Sale and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Sale and Servicing Agreement. Except as provided in the preceding sentence, the Sale and Servicing Agreement provides that neither the Servicer nor any of its directors, officers, employees or agents will be under any other liability to the Issuer, the Trust Depositor, the Indenture Trustee, the holders of Notes or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Sale and Servicing Agreement; provided that neither the Servicer, nor any of its directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

    In addition, the Sale and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Sale and Servicing Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of holders of Notes with respect to the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interest of Noteholders.


    Pursuant to the Sale and Servicing Agreement, the Servicer, irrevocably and unconditionally, (i) submits for itself and its property in any legal action arising out of the Sale and Servicing Agreement and the other Operative Documents, to the nonexclusive general jurisdiction of the courts of the United States of America for the Southern District of New York, the state courts in the Borough of Manhattan in the City of New York, and appellate courts therefrom and
(ii) waives any objection it may have that any action therein was brought in an inconvenient court. Notwithstanding the foregoing, a court may determine, on its own motion, that an action brought against the Servicer in any such court was brought in an inconvenient forum.


COLLECTION AND OTHER SERVICING PROCEDURES


    Pursuant to the Sale and Servicing Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Contracts in accordance with its customary and usual procedures for servicing contracts comparable to the Contracts.



    In addition, the Servicer pursuant to the Sale and Servicing Agreement will advance Scheduled Payments with respect to any Contract (a "SERVICER ADVANCE") which were due in a Collection Period and were not received and identified to a Contract by the close of business on the Determination Date, but only to the extent that the Servicer, in its sole discretion, expects to recover the Servicer Advance from subsequent payments and Recoveries with respect to the Contract. The Servicer shall be entitled to reimbursement of Servicer Advances from subsequent payments on or with respect to the Contract, including collections of any prepayments, Repurchase Amounts or Recoveries with respect to such Contract, and, if the Servicer determines that Servicer Advances will not be recovered from the Contracts to which the Servicer Advances were related, from other Contracts included in the Contract Pool.



    The Servicer may, consistent with its customary and usual servicing procedures, agree to modifications or adjustments in Contract terms so long as such adjustments do not (i) change the amount of any Scheduled Payment, (ii) extend any Scheduled Payment (unless such extension is made in order to avoid liquidation and maximize recoveries on the Contract and the term thereof does not exceed six months or the stated maturity date of the Class A-4 Notes), (iii) cause the release of any Equipment from the lien of the Indenture (unless Equipment of comparable value is substituted) or (iv) cause any representation or warranty made with respect to such Contract to become untrue.


RESIGNATION AND CERTAIN OTHER MATTERS REGARDING THE SERVICER

    The Servicer may not resign from its obligations and duties under the Sale and Servicing Agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the Back-up Servicer has assumed the Servicer's responsibilities and obligations as successor Servicer under the Sale and Servicing Agreement.

    Any person into which, in accordance with the Sale and Servicing Agreement, the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Sale and Servicing Agreement.


SERVICER TERMINATION EVENT



    In the event of any Servicer Termination Event, the Indenture Trustee may, at the direction of the Required Controlling Holders, by written notice to the Servicer (and the Indenture Trustee, if given by the Noteholders) (a "TERMINATION NOTICE"), may terminate all of the rights and obligations of the Servicer, as servicer, under the Sale and Servicing Agreement. Upon receipt by the Servicer of such a Termination Notice, all authority and power of the Servicer under the Sale and Servicing Agreement with respect to any Contract in the Contract Pool will cease and the same will pass to and be vested in the Back-up Servicer, as the successor Servicer pursuant to and under the Sale and Servicing Agreement.



    A "SERVICER TERMINATION EVENT" refers to any of the following events:


    (a) any failure by the Servicer to make any payment, transfer or deposit or to give notice to the Indenture Trustee to make any payment, transfer or deposit pursuant to the Sale and Servicing Agreement on or before the date occurring three (3) Business Days after the date on which notice of such failure requiring the same to be remedied shall have been received by the Servicer from the Indenture Trustee, the Trust Depositor or the Issuer (or to the Servicer, the Issuer, the Trust Depositor and the Indenture Trustee by the Noteholders representing in aggregate no less than 25% of the aggregate outstanding principal amount of any Class of Notes affected thereby) or after the Servicer's discovery of such failure; or


    (b) failure on the part of the Servicer to deliver to the Indenture Trustee and the Trust the "Servicer's Certificate" as and when required to be delivered by the terms of the Sale and Servicing Agreement which continues unremedied for a period of more than three (3) Business Days; or


    (c) failure on the part of the Servicer to duly observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Sale and Servicing Agreement (or, if Mitsui Vendor Leasing is the Servicer, the Transfer and Sale Agreement) which has a material adverse effect on the Trust or the Noteholders, which continues unremedied for a period of 30 days after the date on which written notice of such failure requiring the same to be remedied shall

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
       have been given to the Servicer by the Indenture Trustee, the Trust Depositor or the Issuer (or to the Servicer, the Trust Depositor, the Issuer and the Indenture Trustee by the Noteholders representing in aggregate not less than 25% of the aggregate outstanding principal amount of any Class of Notes affected thereby) or after the Servicer's discovery of such failure; or

    (d) any representation, warranty or certification made by the Servicer in the Sale and Servicing Agreement or in any certificate delivered pursuant to the Sale and Servicing Agreement shall prove to have been incorrect in any material respect when made, which incorrectness has a material adverse effect on the Trust or Noteholders and which continues to be incorrect in any material respect for a period of 30 days after the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Servicer by the Indenture Trustee, the Trust Depositor or the Issuer (or to the Servicer, the Trust Depositor, the Issuer and the Indenture Trustee by Noteholders or by the Indenture Trustee on behalf of Noteholders representing in aggregate not less than 25% of the aggregate outstanding principal amount of any Class of Notes adversely affected thereby) and such incorrectness continues to affect such Noteholders materially and adversely for such period; or

    (e) an Insolvency Event shall occur with respect to the Servicer.


    Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of five Business Days or referred to under clause (c) or (d) for a period of 60 days (in addition to any period provided in (a), (c) or (d)) shall not constitute a Servicer Termination Event until the expiration of such additional five Business Days or 60 days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrences. Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Sale and Servicing Agreement and the Servicer shall provide the Issuer, the Trust Depositor and the Indenture Trustee prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, notify the Indenture Trustee, the Issuer and the Trust Depositor in writing of any Servicer Termination Event.


BACK-UP SERVICER


    Bankers Trust Company will act as back-up servicer pursuant to the Sale and Servicing Agreement (in such capacity, the "BACK-UP SERVICER"). Under the Sale and Servicing Agreement, following the termination or resignation of Mitsui Vendor Leasing as Servicer, the Back-up Servicer has agreed to act as successor Servicer, unless and until another successor is appointed pursuant to the terms of the Sale and Servicing Agreement. Prior to termination or resignation of the Servicer, the Back-up Servicer will receive data in electronic format from the Servicer with respect to payments made in respect of, and the outstanding balances of, each Contract, however, it will have no obligation, with respect to such data (other than to verify such data is in computer readable form). The Back-up Servicer will have no other duties or obligations under the Sale and Servicing Agreement, and will have no liability for any action taken or omitted by the Servicer. In the event that the Back-up Servicer is unable as a matter of law to act as successor Servicer as provided in the Sale and Servicing Agreement, the Trust Depositor has the right to contract for the performance of such services with others.


EVIDENCE AS TO COMPLIANCE


    The Sale and Servicing Agreement provides that on or before April 30th of each calendar year (commencing April 30, 1999) the Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Trust Depositor) to furnish a report to the effect that such firm has applied certain procedures agreed upon with the Servicer and enumerated in the Sale and Servicing Agreement and examined certain documents and records relating to the servicing of the related Contracts all as described in the Sale and Servicing Agreement and that, on the basis of such procedures, nothing came to the attention of such firm that caused them to believe that such servicing was not conducted in compliance with the Sale and Servicing Agreement except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.


    The Sale and Servicing Agreement provides for delivery to the Issuer, the Trust Depositor, the Indenture Trustee and each Rating Agency on or before April 30th of each calendar year (commencing April 30, 1999) of a statement signed by an officer of the Servicer to the effect that, to the best of such officer's knowledge, the Servicer has performed its obligations in all material respects under the Sale and Servicing Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.


    Copies of all statements, certificates and reports furnished to the Indenture Trustee may be obtained by a request in writing delivered to the Indenture Trustee.

AMENDMENTS


    The Sale and Servicing Agreement may be amended from time to time by the parties thereto; provided, that any such amendment shall be accompanied by a letter from each Rating Agency to the effect that such amendment shall not result in a reduction, withdrawal or downgrade of the then current ratings of the Notes.


TERMINATION


    The Sale and Servicing Agreement will terminate upon final distribution of all moneys or other property or proceeds of the Trust Assets in accordance with the terms of the Sale and Servicing Agreement and the Indenture. Upon termination of the Sale and Servicing Agreement, all right, title and interest in the Trust Assets (other than amounts in accounts maintained by the Indenture Trustee for the final payment of principal and interest to Noteholders) will be conveyed and transferred to the Trust Depositor.


THE OWNER TRUSTEE


    Wilmington Trust Company will be the Owner Trustee under the Trust Agreement. Mitsui Vendor Leasing and its affiliates may from time to time enter into banking and trustee relationships with the Owner Trustee and its affiliates. Mitsui Vendor Leasing and its affiliates may hold Notes in their own names; however, any Notes so held shall not be entitled to participate in any decisions made or instructions given to the Owner Trustee by the Noteholders as a group. The Owner Trustee's address is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration--Mitsui Vendor Leasing Asset Trust 1998-1.



    The Owner Trustees' compensation with respect to its duties will be paid annually in advance on the initial Payment Date and each twelfth Payment Date thereafter in an amount equal to $2,500 (the "OWNER TRUSTEE FEE"). The Owner Trustee Fee and The Indenture Trustee and Back-up Servicer Fee are referred to herein collectively as the "TRUSTEES' FEE". For purposes of meeting the legal requirements of any jurisdictions in which any part of the Trust Assets may at the time be located, the Owner Trustee will have the power to appoint a co-owner trustee or separate trustee of all or any part of the Trust Assets. To the extent permitted by law, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee will be conferred or imposed upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Owner Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee.



    The Owner Trustee may resign at any time, in which event a successor Owner Trustee will be appointed as provided in the Trust Agreement. The Administrator may also remove the Owner Trustee if such Owner Trustee ceases to be eligible to continue as such under the Trust Agreement. Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee shall not become effective until acceptance of the appointment by the successor Owner Trustee.

                                 THE INDENTURE

GENERAL

    The Notes will be issued pursuant to an Indenture between the Issuer and the Indenture Trustee. Pursuant to the Sale and Servicing Agreement, the Indenture Trustee will obtain the benefits of the Sale and Servicing Agreement for itself and the Noteholders represented thereby.

EVENTS OF DEFAULT AND RESTRICTING EVENTS; REMEDIES

    If an Event of Default referred to in subparagraph (e) (see "Description of the Notes--Events of Default") has occurred, then and in every such case the unpaid principal of the Notes, together with interest accrued but unpaid thereon, and all other amounts due to the Noteholders under the Indenture, shall immediately and without further act become due and payable. If any other Event of Default shall have occurred and be continuing, then and in every such case, the Notes shall be accelerated with accrued but unpaid interest thereon; provided that such Event of Default may be waived if the Required Controlling Holders provide the Indenture Trustee, the Trust Depositor, the Issuer and the Servicer written notice of such waiver.


    The Indenture Trustee may, and shall, if so directed by the Required Controlling Holders in writing, after the occurrence and during the continuance of an Event of Default: (i) institute proceedings in its own name and as or on behalf of a trustee for the collection of all amounts then payable on the Notes,
(ii) institute proceedings for the complete or partial foreclosure against the Trust Assets, (iii) exercise any remedies of a secured party under the Uniform Commercial Code, and (iv) direct the Owner Trustee to sell the Trust Assets or any portion thereof or rights or interest therein, at one or more public or private sales; provided that the Indenture Trustee may not sell or otherwise liquidate the Trust Assets following an Event of Default, other than an Event of Default described in subparagraphs (a) and (b) under "Description of Notes--Events of Default," unless (A) the holders of 100% of the aggregate outstanding principal amount of the Notes consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes or (C) the Indenture Trustee determines that the Trust Assets will not continue to provide sufficient funds for the payment of principal of and interest on the Notes and the Indenture Trustee provides prior written notice to each Rating Agency and obtains the consent of the Required Controlling Holders.



    Except as otherwise provided above, following an Event of Default, the Indenture Trustee may, but need not, elect to maintain possession of the Trust Assets.



    No holder of a Note will have any right to institute any proceeding, with respect to the Indenture, unless (i) such holder has previously given notice to the Indenture Trustee of a continuing Event of Default, (ii) the holders of not less than 25% of the aggregate outstanding principal amount of the Notes have made a written request to the Indenture Trustee to institute such proceeding in respect of such Event of Default, (iii) such holder or holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request, (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceedings, and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority of the aggregate outstanding principal amount of the Notes.



    Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it may incur in complying with such request or direction.

THE INDENTURE TRUSTEE

    The Indenture Trustee with respect to the Notes is Bankers Trust Company, a New York banking corporation. Mitsui Vendor Leasing and its affiliates may from time to time enter into banking and trustee relationships with the Indenture Trustee and its affiliates. Mitsui Vendor Leasing and its affiliates may hold Notes in their own names. However, any Notes so held shall not be entitled to participate in any decisions made or instructions given to the Indenture Trustee by the Noteholders as a group.


    The Indenture Trustee's responsibilities will consist principally of the distribution of monies received pursuant to the Sale and Servicing Agreement, the authentication and registration of transfer of Notes under the Indenture, and the delivery of certain information received from the Trust Depositor and the Servicer.


    For purposes of meeting the legal requirements of any jurisdictions in which any part of the Trust Assets may at the time be located, the Indenture Trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the Trust Assets. To the extent permitted by law, all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee will be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Indenture Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Indenture Trustee.

    The Indenture Trustee may resign at any time, in which event a successor Indenture Trustee which meets the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended (the "TIA"), will be appointed by the Servicer. The Servicer may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture. In such circumstances, a successor Indenture Trustee which meets the requirements of
Section 310(a) of the TIA will be appointed by the Servicer. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee does not become effective until acceptance of the appointment by the successor Indenture Trustee.


    Bankers Trust Company's trust compensation for any Payment Date with respect to its duties as Indenture Trustee and Back-up Servicer will be a fee (the "INDENTURE TRUSTEE AND BACK-UP SERVICER FEE") calculated monthly, in an amount equal to one twelfth of 0.0175% (the "INDENTURE TRUSTEE AND BACK-UP SERVICER FEE PERCENTAGE") of the outstanding principal balance of the Notes as of the immediately preceding Determination Date, subject to a minimum annual amount of $14,000. The Indenture Trustee and Back-up Servicer Fee and the Owner Trustee Fee are referred to herein collectively as the "TRUSTEES' FEES."


GOVERNING LAW

    The Indenture will be governed by the laws of the State of New York.

AMENDMENTS

    At any time and from time to time, the Trust and the Indenture Trustee, with the written consent of the Required Controlling Holders, may execute a supplement to the Indenture for the purpose of adding provisions to, or changing or eliminating provisions of, the Indenture (including any appendix or schedule hereto); provided that without the consent of each Noteholder under the Indenture, no such amendment, supplement, waiver or consent shall

    (i) reduce the amount or extend the time of payment of any amount owing or payable under any Note or (except as provided in the Indenture) increase or reduce the interest payable on any Note (except that only the consent of the affected holder of a Note shall be required for any decrease in an amount of or the rate of interest payable on such Note or any extension for the time of payment of any amount payable under such Note), or alter or modify the provisions with respect to the order of priorities in which distributions thereunder shall be made or with respect to the amount or time of payment of any such distribution, or

    (ii) reduce, modify or amend any indemnities in favor of any Noteholder or in favor of or to be paid by the Trust Depositor, or alter the definition of "Indemnities" to exclude any Noteholder (except as consented to by each Noteholder adversely affected thereby), or

    (iii) make any Note payable in money other than U.S. dollars, or

    (iv) modify the definitions in the Indenture of Required Controlling Holders, or otherwise modify the percentage of Noteholders required to effect any modification of the Indenture.


    At any time and from time to time, the Trust and the Indenture Trustee, without the consent of the holders of any Notes and with prior notice to each Rating Agency, may execute a supplement to the Indenture for any of the following purposes:


    (i) to correct or amplify the description of any property at any time subject to the lien of the Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien created by the Indenture, or to subject to the lien created by the Indenture;

    (ii) to evidence the succession, in compliance with the applicable provisions thereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer therein and in the Notes contained;


    (iii) to add to the covenants of the Issuer, for the benefit of the holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;


    (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

    (v) to cure any ambiguity, to correct or supplement any provision therein or in any supplemental indenture which may be inconsistent with any other provision therein or in any supplemental indenture or the Operative Documents;

    (vi) to evidence and provide for the acceptance of the appointment thereunder by a successor Indenture Trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to facilitate the administration of the trusts thereunder by more than one Indenture Trustee;


    (vii) decrease the Required Reserve Fund Amount; provided that each Rating Agency delivers a letter to the Seller and the Indenture Trustee to the effect that action will not in and of itself result in a qualification, reduction, withdrawal or downgrade of its then current rating of any Class of Notes; and



    (viii) to make any other provisions with respect to matters or questions arising under the Indenture or in any supplemental indenture; provided that such action shall not, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee, adversely affect in any material respect the interests of the holders of the Notes.


TERMINATION

    The Indenture will terminate upon final distribution of all moneys or other property or proceeds of the Trust Assets in accordance with the terms of the Indenture and the Sale and Servicing Agreement.

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
                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

TRANSFER OF CONTRACTS

    As of the Cutoff Date, the Seller will sell the Contracts to the Trust Depositor pursuant to the Transfer and Sale Agreement which in turn will be immediately conveyed to the Issuer pursuant to the Sale and Servicing Agreement. Under commercial law, the transfer of the Contracts to the Issuer is either a sale of the Contracts to the Issuer or a grant of a security interest in such property to the Issuer. The Trust Depositor has taken and will take all actions that are required under applicable law to perfect the Issuer's interest in the Contracts in the event the transfer by the Trust Depositor to the Issuer is deemed to be a loan for commercial law purposes, and, in the event such transfer is under commercial law or a grant of a security interest, it is the intent of the Trust Depositor that the Issuer will at all times have a first priority perfected security interest in the Contracts and in the proceeds thereof, with certain exceptions. The Trust Depositor will represent and warrant to the Issuer that, in the event the sale of such Contracts by the Trust Depositor to the Issuer is deemed to create a security interest under the UCC, there will exist a valid, subsisting and enforceable first priority perfected security interest in the Contracts, in existence at the time of the date of conveyance, in favor of the Issuer. For a discussion of the Issuer's rights arising from these representations and warranties not being satisfied, see "The Sale and Servicing Agreement Generally-- Representations and Warranties."

    Financing statements covering the Contracts will be filed under the UCC by or on behalf of the Trust Depositor, the Issuer and the Indenture Trustee to perfect their respective interests in the Contracts and continuation statements will be filed as required to continue the perfection of such interests. In addition, the Seller will indicate in the appropriate computer files relating to the Contracts, that such Contracts have been transferred to the Issuer, and have been pledged by the Issuer to the Indenture Trustee, and the Seller will deliver to the Indenture Trustee a computer file or microfiche or written list containing a true and complete list of all Contracts then being transferred to the Issuer, identified by account number and by the Discounted Contract Balance as of the related Cutoff Date. To facilitate servicing and reduce administrative costs, however, the Contract Files will be retained in the possession of the Servicer and not deposited with the Indenture Trustee or any other agent or custodian for the benefit of the Noteholders. Because the Contract Files will remain in the Servicer's possession, if a subsequent purchaser were able to take physical possession of the Contract Files without knowledge of such assignment, the Indenture Trustee's priority interest in the Contracts could be defeated. In such event, distributions to Noteholders could be adversely affected.

    There are also certain limited circumstances under applicable federal or state law in which prior transferees of Contracts could have an interest in such Contracts with priority over the Indenture Trustee's interest. A tax or other government lien on property of the Seller or the Trust Depositor arising prior to the time a Contract was conveyed to the Trust Depositor or the Issuer, respectively, may, in either case, have priority over the interest of the Issuer in such Contract. Under the Transfer and Sale Agreement, the Seller will warrant to the Trust Depositor, and under the Sale and Servicing Agreement the Trust Depositor will warrant to the Issuer, that the Contracts have been transferred free and clear of the lien of any third party other than Permitted Liens. Each of the Seller and the Trust Depositor will also covenant that it will not sell, pledge, assign, transfer or grant any lien on any Contract included in the Contract Pool, other than transfers made pursuant to the Sale and Servicing Agreement or the Indenture. In addition, as described above under "The Trust Depositor," the Trust Depositor has been organized as a "bankruptcy remote" entity which is not engaged in any business or activities unrelated to the transactions described herein.

    Similarly, a tax or other government lien on property of the Issuer arising prior to the time a Contract is pledged to the Indenture Trustee may also have priority over the interest of the Issuer in such Contract. Under the Indenture, the Issuer will warrant to the Indenture Trustee that the Contracts have been pledged free and clear of the lien of any third party other than Permitted Liens. The Issuer will also

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covenant that it will not sell, pledge, assign, transfer or grant any lien on any Contract included in the Contract Pool, other than pledges to the Indenture Trustee pursuant to the Indenture.


    As used above, "PERMITTED LIENS" shall mean (a) with respect to Contracts in the Contract Pool: (i) liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable and (ii) liens in favor of the Indenture Trustee created pursuant to the Indenture; and (b) with respect to the related Equipment: (i) materialmen's, warehousemen's, mechanics' and other liens arising by operation of law in the ordinary course of business for sums not due,
(ii) liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable, (iii) liens in favor of the Indenture Trustee created pursuant to the Indenture, (iv) other subordinated liens which are subordinated to the prior payment of the Notes on terms described in the Sale and Servicing Agreement and (v) liens granted by the End-Users or Vendors which are subordinated to the interest of the Issuer and the Indenture Trustee in such Equipment.


TRANSFERS OF INTERESTS IN EQUIPMENT


    In connection with the conveyance of the Contracts to the Issuer, the Seller's right, title and interest in the related Equipment securing such Contracts will be assigned by the Seller to the Issuer pursuant to the Sale and Servicing Agreement, and pledged by the Issuer to the Indenture Trustee pursuant to the Indenture. It has been the general policy of the Seller to file or cause to be filed UCC financing statements with respect to Equipment relating to the Contracts. Due, however, to the administrative burden and expense associated with amending many filings in numerous states where Equipment is located, no assignments of the UCC financing statements evidencing the security interest of the Seller in the Equipment will be filed to reflect the Trust Depositor's, the Issuer's or the Indenture Trustee's interests therein. While failure to file such assignments does not affect the Issuer's interest in the Contracts (including the security interest in the related Equipment granted pursuant to such Contract) or perfection of the Indenture Trustee's interest in such Contracts, it does expose the Trust Depositor and the Issuer (and thus Noteholders) to the risk that the Servicer could inadvertently release its security interest in the Equipment of record, and it could complicate or impede the Trust Depositor's, the Issuer's (and the Indenture Trustee's) enforcement, as assignee, of the Seller's right, title and interest in the Equipment. While these risks should not affect the perfection or priority of the interest of the Trust Depositor, the Issuer and the Indenture Trustee in the Contracts or rights to payment thereunder, they may adversely affect the right of the Trust Depositor, the Issuer and the Indenture Trustee to receive proceeds of a disposition of the Equipment related to Defaulted Contracts. Additionally, statutory liens for repairs or unpaid taxes and other liens arising by operation of law may have priority even over prior perfected security interests in the Equipment assigned to the Trust Depositor, the Issuer and in turn the Indenture Trustee.


CERTAIN MATTERS RELATING TO BANKRUPTCY

    The Seller acquired the Contracts from Vendors. If the acquisition of a Contract by the Seller is treated as a sale of such Contracts from the Vendors to the Seller, such Contracts generally would not be part of the related Vendor's bankruptcy estate and would not be available to such Vendor's creditors. If a Vendor became a debtor in a bankruptcy case then, if an unpaid creditor of such Vendor or a representative of such creditor, such as a trustee in bankruptcy, or such Vendor acting as a debtor-in-possession, were to take the position that the sale of such Contracts to the Seller was ineffective to remove such Contracts from such Vendor's estate (for instance, that such sale should be recharacterized as a pledge of Contracts to secure borrowings of such Vendor), then delays in payments under the Contracts to the Issuer could occur or, should the court rule in favor of such creditor, representative or Vendor, reductions in the amount of such payments could result. Further, if the transfer of Contracts to the Seller is recharacterized as a pledge, a tax or government lien on the property of the pledging Vendor arising before the Contracts came into existence may have priority over the Seller's (and hence the Trust Depositor, the Issuer's and the

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
Indenture Trustee's) interest in the Contracts. Certain Contracts may be "true leases" and thus subject to rejection by the lessor under the Bankruptcy Code. Any such Contract which is a "true lease" originated by a Vendor and transferred to the Seller in a transaction whereby such Vendor continues to be the "lessor" thereunder (such as a transfer by a Vendor to the Seller of a security interest in such Contract or a transfer by a Vendor to the Seller of an interest in the right to payments only under any such Contract), will be subject to rejection by such Vendor, as debtor in possession, or by such Vendor's bankruptcy trustee. Upon any such rejection, Scheduled Payments under such rejected Contract may terminate and the Noteholders may be subject to losses if the remaining unaffected Contracts, and security interests in the Equipment related thereto, are insufficient to cover the losses.


    In the Transfer and Sale Agreement, Mitsui Vendor Leasing will warrant to the Trust Depositor that the conveyance of the Contracts by the Seller to the Trust Depositor is a valid assignment of such Contracts to the Trust Depositor. In addition, the Seller and the Trust Depositor will treat the transactions described herein as a sale of the Contracts to the Trust Depositor, and the Seller will take all actions that are required under applicable law to perfect the Trust Depositor's ownership interest in the Contracts. Notwithstanding the foregoing, if the Seller became a debtor in a bankruptcy case and an unpaid creditor of the Seller or a representative of creditors of the Seller, such as a trustee in bankruptcy, or the Seller acting as a debtor-in-possession, were to take the position that the sale of Contracts to the Trust Depositor was ineffective to remove such Contracts from the Seller's estate (for instance, that such sale should be recharacterized as a pledge of Contracts to secure borrowings of the Seller), then delays in payments under the Contracts to the Trust Depositor (and consequently to the Noteholders) could occur or, should the court rule in favor of such creditor, representative or debtor, reductions in the amount of such payments could result. If the transfer of Contracts to the Trust Depositor is recharacterized as a pledge, a tax or government lien on the property of the Seller arising before the Contracts came into existence may have priority over the Trust Depositor's (and consequently the Issuer's and the Indenture Trustee's) interest in the Contracts.


    The Trust Depositor will warrant in the Sale and Servicing Agreement that the security interest therein granted by the Issuer in favor of the Indenture Trustee is a valid and duly perfected security interest, and will take all actions that are required under applicable law to perfect the Issuer's and the Indenture Trustee's respective interests in the Contracts sold by it. Nevertheless, if the Trust Depositor were to become a debtor in a bankruptcy case and an unpaid creditor of the Trust Depositor or a representative of creditors of the Trust Depositor, such as a trustee in bankruptcy, or the Trust Depositor acting as a debtor-in-possession, were to take the position that the sale of Contracts to the Issuer was ineffective to remove such Contracts from the Trust Depositor's estate (for instance, that such sale should be recharacterized as a pledge of Contracts to secure borrowings of the Trust Depositor), then delays in payments under the Contracts to the Issuer could occur or, should the court rule in favor of such creditor, representative or debtor, reductions in the amount of such payments could result. If the transfer of Contracts to the Issuer is recharacterized as a pledge, a tax or government lien on the property of the Trust Depositor arising before the Contracts came into existence may have priority over the Issuer's and hence the Noteholder's interest in the Contracts. If the transactions are treated as a sale of Contracts, generally, the Contracts would not be part of the Trust Depositor's estate and would not be available to the Trust Depositor's creditors.

    Certain restrictions have been imposed on the Trust Depositor and the Issuer and certain other parties to the transactions described herein which are intended to reduce the risk of an insolvency proceeding involving the Trust Depositor or the Issuer. These restrictions include incorporating the Trust Depositor as a separate, special purpose corporation pursuant to a certificate of incorporation containing certain restrictions on the nature of its business. Additionally, the Trust Depositor may commence a voluntary case or preceding under any bankruptcy or insolvency law, or cause the Trust to commence a voluntary case or proceeding under any bankruptcy or insolvency law, only upon the affirmative vote of all its directors, including its independent directors, as long as the Trust Depositor is solvent and does not reasonably foresee becoming insolvent. The Trust Depositor's certificate of incorporation requires that the Trust Depositor have at all times at least two independent directors. However, no assurance can be given that insolvency proceedings involving either the Trust Depositor or the Trust will not occur. In the event the Trust Depositor becomes subject to insolvency proceeding, the Trust, the Trust's interest in the Trust Assets, and the Trust's obligation to make payments on the Notes might also become subject to such insolvency proceedings. In the event of insolvency proceedings involving the Trust, the Trust's interest in the Trust Assets and the Trust's obligation to make payments on the Notes would become subject to such insolvency proceedings. No assurance can be given that insolvency proceedings involving Mitsui Vendor Leasing would not lead to insolvency proceedings of either, or both, of the Trust Depositor or the Trust. In either such event, or if an attempt were made to litigate any of the foregoing issues, delays of distributions on the Notes, possible reductions in the amount of payment of principal of and interest on the Notes and limitations (including a stay) on the exercise of remedies under the Indenture and the Sale and Servicing Agreement could occur, although the Noteholders would continue to have the benefit of the Indenture Trustee's security interest in the Trust Assets under the Indenture.

    The right of the Indenture Trustee, as secured party under the Indenture for the benefit of the Noteholders, to foreclose upon and sell the Trust Assets is likely to be significantly impaired by applicable bankruptcy laws, including the automatic stay pursuant to Section 362 of the Bankruptcy Code, if a bankruptcy proceeding were to be commenced by or against the Trust, and possibly the Trust Depositor, before or possibly even after the Indenture Trustee has foreclosed upon and sold the Trust Assets. Under the bankruptcy laws, payments on debts are not made and secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case or from disposing of security repossessed from such a debtor, without bankruptcy court approval. Moreover, the bankruptcy laws generally permit the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided generally that the secured creditor has the right to seek "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the security from any diminution in the value of the collateral as a result of the use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict whether or to what extent the holders of the Notes would be compensated for any diminution in value of the Trust Assets. Furthermore, in the event a bankruptcy court determines that the value of the Trust Assets is not sufficient to repay all amounts due on the Notes, the Noteholders would hold secured claims only to the extent of the value of the Trust Assets to which the holders are entitled, and unsecured claims with respect to such shortfall. The bankruptcy laws do not permit the payment or accrual of post-petition interest, costs and attorneys' fees during a debtor's bankruptcy case unless, and then only to the extent, the claims are oversecured.

    If an Insolvency Event with respect to the Trust Depositor were to occur, then an Event of Default would occur with respect to the Notes, and assuming the Trust Assets were not then subject to being involved in a bankruptcy case, the Indenture Trustee would sell the Contracts and would use the proceeds of such sale to pay the outstanding principal of and accrued interest on the Notes to the extent and in the order of priority described under "Description of the Notes--Allocations, Following an Event of Default or Restricting Event." The Noteholders would suffer a loss if the sum of (i) the proceeds of the sale allocable to the Noteholders and (ii) the proceeds of any collections on the Contracts in the Collection Account allocable to the Noteholders is insufficient to pay the Noteholders in full.

    State laws impose requirements and restrictions relating to foreclosure sales and obtaining deficiency judgments following such sales. In the event that the Noteholders must rely on repossession and disposition of any Equipment to recover amounts due on Defaulted Contracts, such amounts may not be realized because of the application of these requirements and restrictions. Other factors that may affect the ability of the Noteholders to realize the full amount due on a Contract include the failure to file financing statements to perfect the Seller's, the Trust Depositor's, the Trust's or the Indenture Trustee's, as applicable, interest in the Equipment, depreciation, obsolescence, damage or loss of any item of Equipment, and the application of federal and state bankruptcy and insolvency laws. As a result, the Noteholders may be subject to delays in receiving payments and losses if the remaining unaffected Contracts are insufficient to cover such losses.

    In addition, if a court, in a lawsuit by an unpaid creditor of the Seller or by a representative of creditors of the Seller, such as a trustee in bankruptcy, or by the Seller acting as a debtor-in-possession, were to find that, at the time of or as a result of any transfer by the Seller of Contracts to the Trust Depositor, (i) (A) the Seller entered into such transaction with the intent of hindering, delaying or defrauding creditors or (B) the Seller received less than a reasonably equivalent value or fair consideration as a result of such transfer and (ii) the Seller (A) was insolvent or would be rendered insolvent by such transfer, (B) was engaged in a business or transaction for which its assets constituted unreasonably small capital after such transfer or (C) intended to incur, or believed that it would incur, indebtedness beyond its ability to pay as the obligations under such indebtedness matured (as the foregoing terms are defined in or interpreted under the relevant fraudulent conveyance statutes), such court could invalidate such transfer to the Trust Depositor or the Trust, or substantively consolidate the Trust Depositor, the Trust and the Seller, or subordinate the rights of the Noteholders to the rights of unsecured creditors of the Seller, or take other actions that would be adverse to the Noteholders.

    The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction that is being applied. Generally, however, an entity would be considered insolvent if the fair saleable value of its assets is less than the amount of its liabilities (including contingent liabilities) or the amount that will be required to pay its probable liabilities on its existing debts as they become absolute and matured. The Trust Depositor believes that it and the Seller have entered into these transactions for proper purposes and in good faith and that the purchase price for the Contracts represents reasonably equivalent value or fair consideration for the transfers of such Contracts by the Seller to the Trust Depositor.

    The Issuer will receive, on the Closing Date, a certificate from the Seller to the effect that (i) the Seller did not intend, in entering into the Transfer and Sale Agreement and consummating the transactions contemplated thereby, to hinder, delay or defraud either then present or future creditors or any other person to which the Seller was or would thereafter become, as of or after the consummation of such transactions, indebted and (ii) the purchase price for the Contracts sold under the Transfer and Sale Agreement represented reasonably equivalent value or fair consideration as a result of the transfers of such Contracts to the Trust Depositor. However, there can be no assurance, however, that a court would reach the same conclusion.


    Certain states have adopted a version of Article 2A of the UCC ("ARTICLE 2A"), which purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the right to cancel the lease contract, for certain lessor breaches or defaults, and may add to or modify the terms of "consumer leases" and leases where the lessee is a "merchant lessee." However, in the Transfer and Sale Agreement, the Seller will represent that (i) no Contract is a "consumer lease" and (ii) each End-User has accepted the equipment leased to it and, after reasonable opportunity to inspect and test, has not notified the Seller of any defects therein. Article 2A, moreover, recognizes typical commercial lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context wide degree of latitude to vary provisions of the law.


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
                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL


    The following is a discussion of material United States federal income tax consequences of the purchase, ownership and disposition of the Offered Notes. The discussion that follows, and the opinion described below of Brown & Wood LLP, federal tax counsel to the Trust Depositor ("TAX COUNSEL"), are based upon current provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), Treasury Regulations promulgated thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There are no cases, regulations, or Internal Revenue Service ("IRS") rulings on comparable transactions or instruments to those described herein. As a result, there can be no assurance that the IRS will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to holders of the Offered Notes.



    This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to holders of the Offered Notes in light of their personal investment or tax circumstances nor to certain types of holders who may be subject to special treatment under the federal income tax laws (including, without limitation, financial institutions, broker-dealers, insurance companies, foreign persons, tax-exempt organizations, and persons who hold the Offered Notes as part of a straddle, hedging, or conversion transaction). The discussion is generally directed to prospective purchasers who purchase Notes at the time of original issue, who are citizens or residents of the United States, and who hold the Offered Notes as "capital assets" within the meaning of Section 1221 of the Code. It is recommended that taxpayers consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. IT IS RECOMMENDED THAT PROSPECTIVE INVESTORS CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OFFERED NOTES.


OPINION


    In the opinion of Tax Counsel, for federal income tax purposes, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury Regulation, revenue ruling, or judicial decision, based on the application of existing law to the facts as set forth in the applicable agreements, (i) the Issuer will not be treated as an association (or publicly traded partnership) taxable as a corporation and (ii) the Offered Notes will be treated as indebtedness. An opinion of counsel does not foreclose the possibility of a contrary determination by the IRS or by a court of competent jurisdiction, or of a contrary position by the IRS or Treasury Department in regulations or rulings issued in the future.



    Although it is the opinion of Tax Counsel that the Issuer will not be treated as an association (or publicly traded partnership) taxable as a corporation and the Offered Notes will be characterized as indebtedness for federal income tax purposes, no assurance can be given that such characterization of the Issuer and the Offered Notes will prevail. If the Issuer were taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income. The Issuer's taxable income would include all its income on the related Contracts and other assets, which may be reduced by its interest expense on the Offered Notes if the Offered Notes are respected as debt of such corporation. Any such corporate income tax could materially reduce cash available to make payments on the Offered Notes. If, contrary to the opinion of Tax Counsel, the IRS also successfully asserted that one or more of the Offered Notes did not represent debt for federal income tax purposes, the Offered Notes might be treated as equity interests in the Issuer. If so treated, it is possible that the Issuer might be treated as a publicly traded partnership taxable as a corporation, (in which case the taxable corporation would not be able to reduce its


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

taxable income by deductions for interest expense on Offered Notes recharacterized as equity) unless the Issuer is able to meet certain qualifying income tests or otherwise qualifies for an exemption from the publicly traded partnership rules. Even if the Issuer is not taxed as a corporation, treatment of the Offered Notes as equity interests in a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) may constitute "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, individual holders might be subject to certain limitations on their ability to deduct their share of Issuer expenses, and income from the Issuer's assets would be taxable to holders of the Offered Notes without regard to (i) whether cash distributions are made from the Issuer or (ii) the holders of the Offered Notes method of tax accounting.



    The discussion that follows assumes that the Offered Notes will be treated as indebtedness for federal income tax purposes. The following discussion is also based in part upon Treasury regulations interpreting the original issue discount ("OID") provisions of the Code. The OID regulations, however, are subject to varying interpretations and do not address all issues that would affect holders of the Offered Notes.



TAXATION OF INTEREST INCOME TO HOLDERS OF THE OFFERED NOTES



    Based upon the discussion below under the heading "OID," Tax Counsel's interpretation of (i) the definition of "qualified stated interest" and (ii) other provisions of the OID Code sections and regulations, it is not expected that the Offered Notes will be issued with OID (I.E., any excess of the stated redemption price at maturity over their issue price), other than perhaps with a DE MINIMIS amount (I.E., .25% of the Notes stated redemption price at maturity multiplied by the number of full years to maturity). In such case, the stated interest on each class of Offered Notes should be treated as qualified stated interest and will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with the holders of the Offered Notes general method of tax accounting.


OID


    If an Offered Note is issued at a discount from its principal amount or if the stated interest on such Offered Note is not treated as "qualified stated interest," the Offered Note would be treated as having OID. Under the OID regulations currently in effect, in order to have qualified stated interest, the stated interest must be "unconditionally payable" in cash or property at least once annually. Interest is unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. The Issuer believes that the likelihood of late payment or nonpayment of the stated interest on the Offered Notes should constitute a remote contingency; the IRS, however, may disagree. In such case, the stated interest on the Offered Notes would not be qualified stated interest and the Offered Notes would be considered to have been issued with OID.



    If the Offered Notes are in fact issued with a greater than DE MINIMIS amount of OID or are otherwise treated as having been issued with OID, the following rules should apply. The excess of the "stated redemption price at maturity" of an Offered Note (generally equal to its principal amount as of the date of issuance plus all interest other than "qualified stated interest" payable prior to or at maturity) over the original issue price (in this case, the initial offering price at which a substantial amount of the Offered Notes are sold to the public) will constitute OID. A holder of an Offered Note must include OID in income as interest over the term of the Offered Note under a constant yield method. OID must be included in income in advance of the receipt of cash representing that income. In general, the amount of OID included in income is the sum of the "daily portions" of the OID with respect to the Offered Note for each day during the taxable year the holder of an Offered Note held the Offered Note. The daily portion generally is determined by allocating to each day in an accrual period a ratable portion of the OID allocable to such accrual period. The amount of OID allocable to an accrual period is generally equal to the excess of (i) the sum of the present value of the remaining payments on an Offered Note as of the close of the accrual period and the payments made during the accrual period that were included in the stated redemption price at maturity, over (ii) the adjusted issue price of the Offered Note at the beginning of the accrual period. No regulations have been issued under Code section 1272(a)(6) and it is therefor not clear if such section would apply to the Offered Notes if they are treated as having OID. Legislation has been enacted, which requires any OID (or interest) on the Offered Notes to be computed in accordance with the rules of Section 1272(a)(6) and certain prepayment assumptions.



    A holder of an Offered Note issued with DE MINIMIS OID must include such OID in income proportionately as principal payments are made on such Offered Note.


ACQUISITION PREMIUM


    A holder that purchases a Offered Note for an amount less than or equal to the sum of all amounts payable on the Offered Note after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price (any such excess being "acquisition premium") and that does not make the election described below under "Election to Treat All Interest as Original Issue Discount" is permitted to reduce the daily portions of OID, if any, by a fraction, the numerator of which is the excess of the holder's adjusted basis in the Offered Note immediately after its purchase over the adjusted issue price of the Offered Note, and the denominator of which is the excess of the sum of all amounts payable on the Offered Note after the purchase date, other than payments of qualified stated interest, over the Offered Note's adjusted issue price.


MARKET DISCOUNT


    Whether or not the Offered Notes are issued with OID, a subsequent purchaser (I.E., a purchaser who acquires a Note not at the time of original issue) of an Offered Note at a discount will be subject to the "market discount rules" of Sections 1276 through 1278 of the Code. In general, these rules provide that if the holder of an Offered Note purchases the Offered Note at a market discount (I.E., a discount from its original issue price plus any accrued OID that exceeds a DE MINIMIS amount specified in the Code) and thereafter recognizes gain upon a disposition (or receives a principal payment), the lesser of (i) such gain (or the principal payment) or (ii) the accrued market discount (not previously included in income) will be taxed as ordinary income. Generally, the accrued market discount will be the total market discount (not previously included in income) on the Offered Note multiplied by a fraction, the numerator of which is the number of days the holder held the Offered Note and the denominator of which is the number of days from the date the holder acquired the Offered Note until its maturity date. The holder may elect, however, to determine accrued market discount under the constant yield method. The adjusted basis of an Offered Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a subsequent sale or taxable disposition. Holders should consult with their own tax advisors as to the effect of making this election.



    Limitations imposed by the Code, which are intended to match deductions with the taxation of income, may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry an Offered Note with accrued market discount. A holder of an Offered Note who elects to include market discount in gross income as it accrues, however, is exempt from this rule.



    Notwithstanding the above rules, market discount on an Offered Note will be considered to be zero if it is less than a DE MINIMIS amount, which is .25% of the remaining principal balance of the Offered Note multiplied by its expected weighted average remaining life. If market discount is DE MINIMIS, the actual amount of discount must be allocated to the remaining principal distributions on the Offered Note, and when such distribution is received, capital gain will be recognized equal to discount allocated to such distribution.

AMORTIZABLE BOND PREMIUM


    In general, if a subsequent purchaser acquires an Offered Note at a premium (I.E., an amount in excess of the amount payable upon the maturity thereof), such holder of an Offered Note will be considered to have purchased the Offered Note with "amortizable bond premium" equal to the amount of such excess. A holder of an Offered Note may elect to deduct the amortizable bond premium as it accrues under a constant yield method over the remaining term of the Offered Note. Accrued amortized bond premium may only be used as an offset against qualified stated interest income when such income is included in the holder's gross income under the holder's normal accounting system.


ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT


    A holder may elect to include in gross income all interest that accrues on an Offered Note using the constant yield method described above under the heading "OID," with modifications described below. For purposes of this election, interest includes stated interest, OID, DE MINIMIS OID, market discount, DE MINIMIS market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. In applying the constant yield method to an Offered Note with respect to which this election has been made, the issue price of the Offered Note will equal the electing holders adjusted basis in the Offered Note immediately after its acquisition, the issue date of the Offered Note will be the date of its acquisition by the electing holder, and no payments on the Offered Note will be treated as payments of qualified stated interest. This election, if made, may not be revoked without the consent of the IRS. Holders should consult with their own tax advisors as to the effect of making this election in light of their individual circumstances.



DISPOSITION OF OFFERED NOTES



    Generally, capital gain or loss will be recognized on a sale or other taxable disposition of the Offered Notes in an amount equal to the difference between the amount realized (other than amounts attributable to, and taxable as, accrued interest) and the Issuer's tax basis in the Offered Notes. A holder of the Offered Note's tax basis in an Offered Note will generally equal his or her cost increased by any OID or market discount previously included by such holder of an Offered Note in income with respect to the Offered Note and decreased by any bond premium previously amortized and any principal payments previously received by such holder of an Offered Note with respect to the Offered Note. Subject to the market discount rules of the Code, any such gain or loss will be capital gain or loss if the Offered Note was held as a capital asset. Capital gain or loss will be long-term if the Offered Note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.


INFORMATION REPORTING AND BACKUP WITHHOLDING


    The Indenture Trustee will be required to report annually to the IRS, and to each holder of an Offered Note, the amount of interest paid on the Offered Notes (and the amount withheld for federal income taxes, if any) for each calendar year, except as to exempt recipients (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each holder (other than holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate (Form W-9) containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a non-exempt holder of an Offered Note fail to provide the required certification, the Indenture Trustee will be required to withhold (or cause to be withheld) 31% of the interest otherwise payable to the holder, and remit the withheld amounts to the IRS as a credit against the holder's federal income tax liability.

    Final regulations dealing with backup withholding and information reporting on income paid to a foreign person and related matters (the "NEW WITHHOLDING REGULATIONS") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 1999, subject to certain transition rules. The discussion set forth above does not take the New Withholding Regulations into account. Prospective Noteholders are strongly urged to consult their own tax advisor with respect to the New Withholding Regulations.

TAX CONSEQUENCES TO FOREIGN INVESTORS


    Based upon Tax Counsel's opinion that the Offered Notes will be treated as indebtedness for federal income tax purposes, the following information describes the general United States federal income tax treatment of investors that are not United States persons (each a "FOREIGN PERSON"). The term Foreign Person means any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership (including any entity treated as a corporation or a partnership for United States federal income tax purposes) organized in or under the laws of the United States, unless, in the case of a partnership, Treasury regulations provide otherwise, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered United States persons.


    (a) Interest paid or accrued to a Foreign Person that is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, will generally be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person (i) is not actually or constructively a "10 percent shareholder" of the Issuer or a "controlled foreign corporation" with respect to which the Issuer is a "related person" within the meaning of the Code, and (ii) provides an appropriate statement (Form W-8 or similar acceptable certification) to the Indenture Trustee or paying agent (generally the clearing agency, financial intermediary, or broker) that is signed under penalties of perjury, certifying that the beneficial owner of the Note is a Foreign Person and providing that Foreign Person's name and address. If the information provided in this statement changes, the Foreign Person must provide a new Form W-8 within 30 days. The Form W-8 is generally effective for three years. If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty. To qualify for any reduction as the results of an income tax treaty, the Foreign Person must provide the paying agent with Form 1001. This form is also effective for three years.


    (b) Any capital gain realized on the sale or other taxable disposition of an Offered Note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year. If an individual Foreign Person is present in the United States for 183 days or more during the taxable year, the gain on the disposition of the Notes could be subject to a 30% withholding tax unless reduced by treaty.



    (c) If the interest, gain or income on an Offered Note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement (Form 4224) is furnished to the paying agent) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. Form 4224 is effective for only one calendar year. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.


    As discussed above, the New Withholding Regulations were published in the Federal Register on October 14, 1997, and generally will be effective for payments made after December 31, 1999, subject to certain transition rules. The discussion set forth above does not take the New Withholding Regulations into account. Prospective investors that are Foreign Persons are strongly urged to consult their own tax advisor with respect to the New Withholding Regulations.

                         CERTAIN STATE TAX CONSEQUENCES


    Because of the differences in state tax laws and their applicability to different investors, it is not possible to summarize the potential state tax consequences of holding the Offered Notes. IT IS RECOMMENDED THAT PURCHASERS OF NOTES CONSULT THEIR OWN TAX ADVISORS REGARDING THE STATE TAX CONSEQUENCES OF PURCHASING ANY OFFERED NOTES.

                              ERISA CONSIDERATIONS


    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA PLANS") and prohibits certain transactions between ERISA Plans and persons who are "PARTIES IN INTEREST" (as defined under ERISA) with respect to assets of such Plans. Section 4975 of the Code prohibits a similar set of transactions between certain plans or individual retirement accounts ("CODE PLANS," and together with ERISA Plans, "PLANS") and persons who are "DISQUALIFIED PERSONS" (as defined in the Code) with respect to Code Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the requirements of ERISA or Section 4975 of the Code, and assets of such plans may be invested in the Offered Notes, subject to the provisions of other applicable federal and state law. Any such plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is, however, subject to the prohibited transaction rules set forth in Section 503 of the Code.



    Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in the Offered Notes, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan.


PROHIBITED TRANSACTIONS


    In addition, Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving such Plans or "plan assets" of such Plans, unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Issuer, the Underwriter, the Seller, the Servicer, the Trust Depositor, the Owner Trustee, the Indenture Trustee or certain affiliates thereof may be considered or may become parties in interest or disqualified persons with respect to a Plan. If so, the acquisition or holding of the Offered Notes by, on behalf of or with "plan assets" of such Plan may be considered to give rise to a "prohibited transaction" within the meaning of ERISA or Section 4975 of the Code, unless an administrative exemption described below or some other exemption is available.



    Any person who (a) has discretionary authority or control with respect to the investment or management of the assets of a Plan or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of a Plan pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular needs of the Plan or
(c) is an employer of employees covered under the Plan, is a fiduciary of such Plan, and should consider whether an investment in the Offered Notes would involve a conflict of interest or an act of self-dealing, in view of the identity of the parties to the transaction and service providers to the Trust identified in this Prospectus.



    Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the Offered Notes--for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest; PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager." There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the Offered

Notes or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

PLAN ASSET REGULATION


    Pursuant to a Department of Labor regulation codified at 29 C.F.R. section 2510.3-101 (the "PLAN ASSETS REGULATION"), in general when a Plan acquires an equity interest in an entity such as the Issuer and such interest does not represent a "publicly offered security" or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an "operating company" or that equity participation in the entity by "benefit plan investors" is not "significant." In general, an "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Thus, if the Offered Notes constitute debt with no substantial equity features for purposes of the Plan Assets Regulation, then a Plan's acquisition of Offered Notes will not cause the assets of the Issuer to be deemed assets of such Plan for purposes of section 404 and 406 of ERISA or section 4975 of the Code, and the Plan's interest will be deemed to include solely an interest in such Notes. Conversely, if the Offered Notes constitute an equity interest for purposes of the Plan Assets Regulation, then a Plan's acquisition of Offered Notes may cause the assets of the Issuer to be deemed to be assets of such Plan for purposes of sections 404 and 406 of ERISA and section 4975 of the Code. In such event, the fiduciary and prohibited transaction restrictions of ERISA and section 4975 of the Code would apply to transactions involving the assets of the Issuer, and could give rise to a prohibited transaction for which no exemption is available.



    Although there is little published authority available and there can be no assurance in this regard, the Issuer believes that the Offered Notes should be treated as debt rather than equity interests under the Plan Assets Regulation. Accordingly, the assets of the Issuer should not be deemed to be assets of Plans under the Plan Assets Regulation or otherwise under ERISA as a result of the purchase of Offered Notes by or with the assets of Plans. However, before purchasing any Offered Notes on behalf of a Plan, an ERISA Plan fiduciary should make its own determination that the Class of Offered Notes being purchased will not constitute equity interests of the Issuer for purposes of the Plan Assets Regulation.



    Due to the complexity of these rules and the penalties imposed, any fiduciary or other Plan investor who proposes to invest assets of a Plan in the Offered Notes should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of doing so.


                              PLAN OF DISTRIBUTION

GENERAL


    Subject to the terms and conditions set forth in an underwriting agreement
dated              , 1998 for the sale of the Offered Notes, the Trust Depositor has agreed to sell to First Union Capital Markets, a division of Wheat First Securities, Inc. (the "UNDERWRITER") and the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all the Offered Notes offered hereby if any of such Notes are purchased.



    The Underwriter has advised the Trust Depositor that the Underwriter proposes initially to offer the Offered Notes to the public at the respective prices set forth on the cover page hereof and to certain dealers at such price
less a selling concession not in excess of    % of the initial principal amount
of the Class A-1 Notes,    % of the initial principal amount of the Class A-2
Notes,    % of the initial principal amount of the Class A-3 Notes and    % of
the initial principal amount of the Class A-4 Notes. The Underwriter may allow
and such dealers may reallow a concession not in excess of    % of the initial
principal amount of the Class A-1 Notes,    % of the initial principal amount of
the Class A-2 Notes,    % of the initial principal amount of the Class A-3 Notes
and    % of the initial principal amount of the

Class A-4 Notes. After the initial public offering, the public offering price and such concessions may be changed.


    The underwriting agreement provides that the Trust Depositor and Mitsui Vendor Leasing, jointly and severally, will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriter may be required to make in respect thereof.


    In connection with this offering, the Underwriter may over-allot or effect transactions which stabilize or maintain the market price of the Offered Notes at a level above that which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.


    In the ordinary course of its business, the Underwriter and its affiliates have engaged and may engage in commercial banking and investment banking transactions with Mitsui Vendor Leasing and its affiliates, including the Trust Depositor.

                              RATING OF THE NOTES


    It is a condition to the issuance of the Offered Notes that the Class A-1 Notes be rated at least "P-1" and "D-1+" and that the Class A-2, the Class A-3 and the Class A-4 Notes be rated at least "Aaa" and "AAA" by Moody's Investors Service, Inc. and Duff & Phelps Credit Rating Co., (collectively, the "RATING AGENCIES"), respectively.



    The ratings are not a recommendation to purchase, hold or sell the Offered Notes, inasmuch as such ratings do not comment as to market price or suitability for a particular investor. Each rating may be subject to revision or withdrawal at any time by the assigning Rating Agency. There is no assurance that any such rating will continue for any period of time or that it will not be lowered or withdrawn entirely by the Rating Agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Offered Notes. The rating of the Offered Notes addresses the likelihood of the timely payment of interest and the ultimate payment of principal on the Notes pursuant to their terms. The rating does not address the rate of prepayments that may be experienced on the Contracts and, therefore, does not address the effect of the rate of prepayments on the return of principal to the holders of the Offered Notes.


                                 LEGAL MATTERS


    Certain legal matters relating to the Offered Notes, including certain federal income tax matters, as well as other matters, will be passed upon for the Trust Depositor and the Seller by Brown & Wood LLP, New York, New York and, with respect to certain matters arising under Delaware law, Richards, Layton & Finger, Wilmington, Delaware. Certain legal matters for the Underwriter will be passed upon by Cadwalader, Wickersham & Taft, New York, New York.



                                    EXPERTS



    The balance sheet included in this Prospectus has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 INDEX OF TERMS


ACCRUAL PERIOD, 13, 46
ADCB, 6, 16, 47
ADDITIONAL CONTRACT, 10, 36
ADDITIONAL CONTRACT CUTOFF DATE, 5
ADJUSTED CONTRACT, 9
ADMINISTRATION AGREEMENT, 59
ADMINISTRATOR, 59
AGGREGATE PRINCIPAL PAYDOWN AMOUNT, 14, 47
APPLICABLE PERCENTAGE, 14, 47
ARTICLE 2A, 24, 75
AVAILABLE AMOUNTS, 49
BACK-UP SERVICER, 2, 4, 66
BANKRUPTCY CODE, 23
BUSINESS DAY, 5
CALCULATION DATE, 5
CEDE, 2
CEDEL, 2
CEDEL PARTICIPANTS, 57
CLASS A INITIAL NOTE PRINCIPAL BALANCE, 6
CLASS A NOTEHOLDERS, 13, 46
CLASS A NOTES, 6
CLASS A PRINCIPAL PAYMENT AMOUNT, 48
CLASS A-1 NOTES, 5
CLASS A-1 INITIAL NOTE PRINCIPAL BALANCE, 5
CLASS A-2 NOTES, 5
CLASS A-2 INITIAL NOTE PRINCIPAL BALANCE, 5
CLASS A-3 NOTES, 5
CLASS A-3 INITIAL NOTE PRINCIPAL BALANCE, 5
CLASS A-4 NOTES, 5
CLASS A-4 INITIAL NOTE PRINCIPAL BALANCE, 5
CLASS B NOTES, 6
CLASS B NOTEHOLDERS, 13, 46
CLASS C INITIAL NOTE PRINCIPAL BALANCE, 6
CLASS C NOTES, 6
CLASS C NOTEHOLDERS, 13, 46
CLOSING DATE, 5
CODE, 76
CODE PLANS, 82
COLLECTION ACCOUNT, 11,53
COLLECTION PERIOD, 5
COMMISSION, 3
CONDITIONAL PAYMENT RATE, 36
CONTRACT FILES, 7
CONTRACT POOL, 7
CONTRACTS, 1
COOPERATIVE, 59
CPR, 36
CSA, 7
CSAS, 33
CUTOFF DATE, 5
DEFAULTED CONTRACT, 9, 51
DEFINITIVE NOTES, 59
DEPOSITARIES, 56
DEPOSITARY, 46
DETERMINATION DATE, 48
DISCOUNT RATE, 16
DISCOUNTED CONTRACT BALANCE, 16, 48
DISQUALIFIED PERSONS, 82
DISTRIBUTION, 55
DTC, 2
ELIGIBLE CONTRACT, 62
ELIGIBLE INVESTMENTS, 53
END-USERS, 8, 26
EQUIPMENT, 34
ERISA, 82
ERISA PLANS, 82
EUROCLEAR, 2
EUROCLEAR OPERATOR, 59
EUROCLEAR PARTICIPANTS, 58
EVENT OF DEFAULT, 53


EXCHANGE ACT, 3


EXCLUDED AMOUNTS, 33



FDIC, 53



FINAL MATURITY DATE, 15



FOREIGN PERSON, 80



INDENTURE, 1, 6



INDENTURE TRUSTEE, 1,4



INDENTURE TRUSTEE AND BACK-UP SERVICER FEE, 69



INDENTURE TRUSTEE AND BACK-UP SERVICER FEE PERCENTAGE, 69



INDIRECT PARTICIPANTS, 56



INELIGIBLE CONTRACT, 62



INITIAL RESERVE FUND DEPOSIT, 12, 52



INSOLVENCY EVENT, 53



INSURANCE PROCEEDS, 60



IRS, 76



ISSUER, 1, 4



LEASE, 7



LEASES, 33



MITSUI VENDOR LEASING, 1, 4, 43



MONTHLY REPORT, 56


MVLFCII, 1


NEW WITHHOLDING REGULATIONS, 80



NOTE OWNERS, 6



NOTEHOLDERS, 13, 46



NOTES, 6

OFFERED NOTES, 1, 6, 46



OID, 77



OPERATIVE DOCUMENTS, 46


OWNER TRUSTEE, 1, 4


OWNER TRUSTEE FEE, 67



OWNER TRUSTEE PERCENTAGE, 68



PARTICIPANTS, 56



PARTIES IN INTEREST, 84



PAYMENT DATE, 2



PERMITTED LIENS, 72



PLAN ASSETS, 82



PLAN ASSETS REGULATION, 83



PLANS, 84



PREPAID CONTRACT, 9, 36



PREPAYMENT SHORTFALL AMOUNT, 5
PRINCIPAL BALANCE, 5
PRINCIPAL SHORTFALL AMOUNT,



PTCE, 82



QUALIFIED INSTITUTION, 53



RATING AGENCIES, 19, 84



RECORD DATE, 5



RECOVERIES, 53



REGISTRATION STATEMENT, 3



REPURCHASE AMOUNT, 63, 64



REQUIRED CONTROLLING HOLDERS, 54



REQUIRED RESERVE FUND AMOUNT, 12, 52



RESERVE FUND, 12, 52



RESERVE FUND AMOUNT, 12, 52



RESTRICTING EVENT, 55



SALE AND SERVICING AGREEMENT, 2, 26



SCHEDULED PAYMENTS, 16, 48



SECURITIES ACT, 3



SELLER, 2, 4, 43



SERVICER, 2, 4, 43



SERVICER ADVANCE, 17, 64



SERVICER TERMINATION EVENT, 65



SERVICING FEE, 17, 55



SERVICING FEE PERCENTAGE, 17, 55



STATISTICAL DISCOUNT RATE, 8



SUBSTITUTE CONTRACT, 9, 36



SUBSTITUTE CONTRACT CUTOFF DATE, 5



TAX COUNSEL, 76



TERMINATION NOTICE, 65



TERMS AND CONDITIONS, 59



TIA, 69



TRANSFER AND SALE AGREEMENT, 2, 26



TRANSFERRED ASSETS, 60



TRUST, 1, 4



TRUST AGREEMENT, 4



TRUST ASSETS, 60



TRUST DEPOSITOR, 1, 4, 45



TRUSTEES' FEE, 67, 69



UNDERWRITER, 1, 83



UNL POOL, 35



VENDOR, 11



VENDOR ASSIGNMENT, 11



VENDOR PROGRAM AGREEMENT, 11



VENDORS, 34



WARRANTY CONTRACT, 63

                          INDEX TO FINANCIAL STATEMENT



Independent Auditors' Report..........................................................        F-2

Balance Sheet as of November 5, 1998..................................................        F-3

Notes to Balance Sheet................................................................        F-4

                          INDEPENDENT AUDITORS' REPORT



To the Trustee of
Mitsui Vendor Leasing Asset Trust 1998-1:



We have audited the accompanying balance sheet of Mitsui Vendor Leasing Asset Trust 1998-1 (the "Trust") as of November 5, 1998. This financial statement is the responsibility of the Trust's management. Our responsibility is to express an opinion on this financial statement based on our audit.



We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.



In our opinion, such balance sheet presents fairly, in all material respects, the financial position of the Trust as of November 5, 1998 in conformity with generally accepted accounting principles.



Deloitte & Touche LLP



San Diego, California
November 6, 1998

                    MITSUI VENDOR LEASING ASSET TRUST 1998-1



                                 BALANCE SHEET



                                NOVEMBER 5, 1998



Assets..............................................................................  $       0
                                                                                      ---------
                                                                                      ---------

Liabilities.........................................................................  $       0
                                                                                      ---------
                                                                                      ---------

Equity..............................................................................  $       0
                                                                                      ---------
                                                                                      ---------

Liabilities and Equity..............................................................  $       0
                                                                                      ---------
                                                                                      ---------



See note to balance sheet.

                    MITSUI VENDOR LEASING ASSET TRUST 1998-1
                             NOTE TO BALANCE SHEET
                                NOVEMBER 5, 1998



(1) ORGANIZATION



    Mitsui Vendor Leasing Asset Trust 1998-1 (the "Trust") is a limited purpose business trust formed under the laws of the State of Delaware pursuant to a Trust Agreement dated as of October 1, 1998, between Mitsui Vendor Leasing Funding Corp. II ("MVLFC II"), as trust depositor, and Wilmington Trust Company, as owner trustee. MVLFC II is a wholly owned subsidiary of Mitsui Vendor Leasing (U.S.A.) Inc. Prior to and including November 5, 1998, the Trust did not conduct any activities.



    The Trust was organized to engage exclusively in the following trust activities for MVLFC II; to issue and sell notes collateralized by assets placed on deposit with the Trust by MVLFC II; and to engage in any lawful act or activity and to exercise any power that is incidental and is necessary or convenient to the foregoing and permitted under the Trust Agreement and Delaware law.

                                                                         ANNEX A



                    SCHEDULED PAYMENTS FOR THE CONTRACT POOL



    The aggregate amount of Scheduled Payments scheduled to be received for the Contract Pool by the terms of the related Contracts is set forth below. The information set forth below is for information purposes and does not purport to be a prediction of actual payments on the Contract Pool. Actual Payments on the Contract Pool will differ, and may differ significantly, from the information presented below. Among other things, the amounts below assume no prepayments, delinquencies or defaults with respect to the Contracts, and no substitutes or repurchases of Contracts by the Seller or the Servicer.


                                           AGGREGATE
                                           SCHEDULED
COLLECTION PERIOD                           PAYMENTS
----------------------------------------  ------------

October 1998............................  $  5,767,529
November 1998...........................  $  5,093,656
December 1998...........................  $  5,121,613
January 1999............................  $  5,139,666
February 1999...........................  $  5,141,270
March 1999..............................  $  5,141,662
April 1999..............................  $  5,134,510
May 1999................................  $  5,123,591
June 1999...............................  $  5,072,216
July 1999...............................  $  5,019,179
August 1999.............................  $  5,019,778
September 1999..........................  $  4,995,589
October 1999............................  $  4,888,343
November 1999...........................  $  4,850,631
December 1999...........................  $  4,781,708
January 2000............................  $  4,740,448
February 2000...........................  $  4,653,759
March 2000..............................  $  4,591,485
April 2000..............................  $  4,485,217
May 2000................................  $  4,428,393
June 2000...............................  $  4,361,256
July 2000...............................  $  4,305,084
August 2000.............................  $  4,179,962
September 2000..........................  $  4,149,792
October 2000............................  $  4,033,148
November 2000...........................  $  3,911,861
December 2000...........................  $  3,833,043
January 2001............................  $  3,776,449
February 2001...........................  $  3,694,547
March 2001..............................  $  3,627,421
April 2001..............................  $  3,580,458
May 2001................................  $  3,463,932
June 2001...............................  $  3,354,364
July 2001...............................  $  3,278,395
August 2001.............................  $  3,198,069
September 2001..........................  $  3,104,205
October 2001............................  $  3,045,519
November 2001...........................  $  2,907,842
December 2001...........................  $  2,845,771
January 2002............................  $  2,745,313
February 2002...........................  $  2,638,980

                                           AGGREGATE
                                           SCHEDULED
COLLECTION PERIOD                           PAYMENTS
----------------------------------------  ------------

March 2002..............................  $  2,501,057
April 2002..............................  $  2,366,594
May 2002................................  $  2,191,290
June 2002...............................  $  2,048,859
July 2002...............................  $  1,857,377
August 2002.............................  $  1,731,645
September 2002..........................  $  1,632,450
October 2002............................  $  1,538,458
November 2002...........................  $  1,658,938
December 2002...........................  $  1,188,878
January 2003............................  $  1,104,562
February 2003...........................  $    898,106
March 2003..............................  $    766,326
April 2003..............................  $    603,813
May 2003................................  $    451,873
June 2003...............................  $    338,533
July 2003...............................  $    216,725
August 2003.............................  $    175,990
September 2003..........................  $    152,631
October 2003............................  $    109,114
November 2003...........................  $     92,069
December 2003...........................  $     90,577
January 2004............................  $     79,908
February 2004...........................  $     74,527
March 2004..............................  $     68,140
April 2004..............................  $     59,358
May 2004................................  $     59,358
June 2004...............................  $     57,941
July 2004...............................  $     52,959
August 2004.............................  $     45,888
September 2004..........................  $     30,281
October 2004............................  $     22,864
November 2004...........................  $     22,763
December 2004...........................  $     22,763
January 2005............................  $     20,006
February 2005...........................  $     20,006
March 2005..............................  $     18,421
April 2005..............................  $     14,688
May 2005................................  $     22,394
June 2005...............................  $        829
July 2005...............................  $        829

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESMAN OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST DEPOSITOR OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES TO ANY PERSON IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.
                           --------------------------

                               TABLE OF CONTENTS


                                                  PAGE
                                                ---------
REPORTS TO NOTEHOLDERS........................          2
AVAILABLE INFORMATION.........................          3
SUMMARY OF TERMS..............................          4
RISK FACTORS..................................         20
USE OF PROCEEDS...............................         25
THE TRUST.....................................         25
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION OF THE TRUST............         25
THE CONTRACT POOL.............................         26
THE CONTRACTS GENERALLY.......................         33
PREPAYMENT AND YIELD CONSIDERATIONS...........         36
MITSUI VENDOR LEASING (U.S.A.) INC............         43
THE TRUST DEPOSITOR...........................         45
DESCRIPTION OF THE NOTES......................         46
THE TRANSFER AND SALE AGREEMENT AND SALE AND
  SERVICING AGREEMENT GENERALLY...............         60
THE INDENTURE.................................         68
CERTAIN LEGAL ASPECTS OF THE CONTRACTS........         71
FEDERAL INCOME TAX CONSEQUENCES...............         76
CERTAIN STATE TAX CONSEQUENCES................         81
ERISA CONSIDERATIONS..........................         82
PLAN OF DISTRIBUTION..........................         83
RATING OF THE NOTES...........................         84
LEGAL MATTERS.................................         84
EXPERTS.......................................         84
INDEX OF TERMS................................         85
INDEX TO FINANCIAL STATEMENTS.................        F-1


                           --------------------------


    UNTIL            , 1999, ALL DEALERS EFFECTING TRANSACTIONS IN THE
REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENT OR SUBSCRIPTIONS.


                             MITSUI VENDOR LEASING
                               ASSET TRUST 1998-1
                                     ISSUER

                            MITSUI VENDOR LEASING II
                                 FUNDING CORP.
                                TRUST DEPOSITOR
                             MITSUI VENDOR LEASING
                                 (U.S.A.) INC.
                              SELLER AND SERVICER

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                          FIRST UNION CAPITAL MARKETS


                                           , 1998


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Expenses in connection with the offering of the Notes being registered hereby are estimated as follows:


SEC registration fee......................................................  $  44,497
Legal fees and expenses...................................................  $ 350,000
Accounting fees and expenses..............................................  $  55,000
Blue sky fees and expenses................................................  $   5,000
Rating Agency Fees........................................................  $ 105,000
Trustees' Fees and Expenses...............................................  $  16,500
Printing..................................................................  $  50,000
Miscellaneous.............................................................  $  60,000
                                                                            ---------
Total.....................................................................  $ 685,997
                                                                            ---------
                                                                            ---------


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Mitsui Vendor Leasing Funding Corp. II, the registrant, has undertaken in its articles of incorporation and bylaws to indemnify, to the maximum extent permitted by the Delaware General Corporation Law as from time to time amended, any currently acting or former director, officer, employee and agent of the registrant against any and all liabilities incurred in connection with their services in such capacities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

    Not applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    a. Exhibits:


      1.1  Form of Underwriting Agreement
      3.1  Articles of Incorporation of Mitsui Vendor Leasing Funding Corp. II*
      3.2  Bylaws of Mitsui Vendor Leasing Funding Corp. II*
      4.1(a) Trust Agreement
      4.1(b) Form of Amended and Restated Trust Agreement
      4.2  Form of Sale and Servicing Agreement*
      4.3  Form of Indenture (including forms of Class A Notes, Class B Notes and Class C
           Notes)*
      4.4  Form of Administration Agreement*
      4.5  Form of Transfer and Sale Agreement*
      5.1(a) Opinion of Brown & Wood LLP with respect to legality
      5.1(b) Opinion of Richards, Layton & Finger with respect to legality
      8.1  Opinion of Brown & Wood LLP with respect to tax matters*
     23.1(a) Consent of Brown & Wood LLP (included as part of Exhibit 5.1(a))
     23.1(b) Consent of Richards Layton & Finger (included as part of Exhibit 5.1(b))
     23.2  Consent of Brown & Wood LLP (included as part of Exhibit 8.1)*
     23.3  Consent of Deloitte & Touche
     24.1  Power of Attorney (included on page II-5)*
     25.1  Statement of Eligibility and Qualification of Indenture Trustee


------------------------


*   Previously filed.


    b.  Financial Statement Schedules: Not applicable.

ITEM 17. UNDERTAKINGS.

    The undersigned registrant hereby undertakes as follows:

        (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (b) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act will be deemed to be part of this registration statement as of the time it was declared effective.

        (c) For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-1 to be signed on its and the Trust's behalf by the undersigned, thereunto duly authorized, in the City of San Diego and State of California, on the 8th day of November, 1998.



                                MITSUI VENDOR LEASING FUNDING CORP. II

                                By:  /s/ JAMES F. BURKE
                                     ------------------------------------------
                                     James F. Burke
                                     SENIOR VICE PRESIDENT

                                MITSUI VENDOR LEASING ASSET TRUST 1998-1

                                By:  Mitsui Vendor Leasing Funding Corp. II

                                By:  /s/ JAMES F. BURKE
                                     ---------------------
                                     James F. Burke
                                     SENIOR VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

     /s/ PAUL A. RENNER*        President (Principal
------------------------------    Executive Officer);        November 9, 1998
        Paul A. Renner            Director

   /s/ JUN-ICHI NAGATOISHI*
------------------------------  Executive Vice President;    November 9, 1998
     Jun-ichi Nagatoishi          Director

                                Senior Vice President,
     /s/ JAMES F. BURKE*          Chief Financial Officer
------------------------------    (Principal Financial and   November 9, 1998
        James F. Burke            Accounting Officer);
                                  Director

/s/ JOHN L. PLUNKETT
------------------------------



* John L. Plunkett, pursuant to a Power of Attorney (executed by each of the officers and directors indicated above and filed as Exhibit 24.1 to the Registration Statement), by signing his name does hereby sign and execute this Amendment No. 3 to the Registration Statement on behalf of each such officer and director.